Exhibit 2.1

CONFIDENTIAL
- ------------







          ============================================================



                       STOCK AND ASSET PURCHASE AGREEMENT

                                 by and between

                       ROCKWELL INTERNATIONAL CORPORATION

                                       and

                           GOSS GRAPHIC SYSTEMS, INC.

                      _____________________________________

                           Dated as of April 26, 1996
                      ____________________________________




          ============================================================

                                TABLE OF CONTENTS
                                -----------------

Section                                                               Page
- -------                                                               ----

1.   Sale and Purchase of the Shares and Assets . . . . . . . . . . .  4

       (a)  Sale and Purchase of the Shares and
               Assets   . . . . . . . . . . . . . . . . . . . . . . .  4
       (b)  Assets  . . . . . . . . . . . . . . . . . . . . . . . . .  5
       (c)  Retained Assets   . . . . . . . . . . . . . . . . . . . .  8
       (d)  Nonassignable Contracts   . . . . . . . . . . . . . . . .  8
       (e)  Ownership of Certain Intellectual Property  . . . . . .   10

2.   Assumption of Liabilities  . . . . . . . . . . . . . . . . . .   11

       (a)  Assumed Liabilities   . . . . . . . . . . . . . . . . .   11
       (b)  Retained Liabilities  . . . . . . . . . . . . . . . . .   12

3.   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .   13

       (a)  Closing Payment   . . . . . . . . . . . . . . . . . . .   13
       (b)  Closing Statement   . . . . . . . . . . . . . . . . . .   15
       (c)  Post-Closing Adjustment   . . . . . . . . . . . . . . .   24

4.   Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

       (a)  Closing   . . . . . . . . . . . . . . . . . . . . . . .   25
       (b)  Closing Deliveries of Seller  . . . . . . . . . . . . .   26
       (c)  Closing Deliveries of Buyer   . . . . . . . . . . . . .   26
       (d)  Transfer Taxes  . . . . . . . . . . . . . . . . . . . .   26
       (e)  Satisfaction of Conditions  . . . . . . . . . . . . . .   27

5.   Representations and Warranties of Seller . . . . . . . . . . .   27

       (a)  Corporate Organization    . . . . . . . . . . . . . . .   28
       (b)  Corporate Authorization   . . . . . . . . . . . . . . .   28
       (c)  No Violation or Conflict  . . . . . . . . . . . . . . .   29
       (d)  Government Authorizations   . . . . . . . . . . . . . .   31
       (e)  Rockwell France and Selling Subsidiaries  . . . . . . .   32
       (f)  Outstanding Capital Stock; Ownership  . . . . . . . . .   32
       (g)  Equity Interests  . . . . . . . . . . . . . . . . . . .   33
       (h)  Financial Statements  . . . . . . . . . . . . . . . . .   33
       (i)  Liabilities   . . . . . . . . . . . . . . . . . . . . .   34
       (j)  Real Property   . . . . . . . . . . . . . . . . . . . .   35
       (k)  Personal Property   . . . . . . . . . . . . . . . . . .   36
       (l)  Contracts   . . . . . . . . . . . . . . . . . . . . . .   38
       (m)  Compliance With Laws  . . . . . . . . . . . . . . . . .   40
       (n)  Permits   . . . . . . . . . . . . . . . . . . . . . . .   41
       (o)  Taxes   . . . . . . . . . . . . . . . . . . . . . . . .   42
       (p)  Litigation  . . . . . . . . . . . . . . . . . . . . . .   44
       (q)  Intellectual Property   . . . . . . . . . . . . . . . .   45
       (r)  Conduct of Business Since September 30,
               1995   . . . . . . . . . . . . . . . . . . . . . . .   47
       (s)  Employees   . . . . . . . . . . . . . . . . . . . . . .   49
       (t)  Insurance   . . . . . . . . . . . . . . . . . . . . . .   50
       (u)  Employee Benefit Plans  . . . . . . . . . . . . . . . .   50
       (v)  Sufficiency of Assets   . . . . . . . . . . . . . . . .   55
       (w)  Customer Notes  . . . . . . . . . . . . . . . . . . . .   55

Section                                                               Page
- -------                                                               ----

6.   Representations and Warranties of Buyer  . . . . . . . . . . .   55

       (a)  Corporate Organization  . . . . . . . . . . . . . . . .   55
       (b)  Corporate Authorization   . . . . . . . . . . . . . . .   55
       (c)  No Violation or Conflict  . . . . . . . . . . . . . . .   56
       (d)  Government Authorizations   . . . . . . . . . . . . . .   57
       (e)  Litigation  . . . . . . . . . . . . . . . . . . . . . .   57
       (f)  Information   . . . . . . . . . . . . . . . . . . . . .   58
       (g)  Acquisition of Shares for Investment  . . . . . . . . .   58
       (h)  Funds   . . . . . . . . . . . . . . . . . . . . . . . .   59

7.   Investigation by Buyer; Confidentiality  . . . . . . . . . . .   59

8.   Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .   60

       (a)  Conduct of Business Prior to the Effective Time   . . .   60
       (b)  Post Closing Access; Preservation of Records  . . . . .   60
       (c)  HSR Act Compliance; Foreign Governmental Approvals  . .   62
       (d)  Reasonable Best Efforts   . . . . . . . . . . . . . . .   63
       (e)  Further Assurances  . . . . . . . . . . . . . . . . . .   63
       (f)  Certain Intercompany Indebtedness   . . . . . . . . . .   64
       (g)  Interim Use of Seller's Trademark, Trade
            Name and Corporate Symbol   . . . . . . . . . . . . . .   64
       (h)  Assumption of Obligations   . . . . . . . . . . . . . .   68
       (i)  Notification of Certain Matters   . . . . . . . . . . .   72
       (j)  Non-Compete   . . . . . . . . . . . . . . . . . . . . .   72
       (k)  Change of Name  . . . . . . . . . . . . . . . . . . . .   74
       (l)  Intellectual Property   . . . . . . . . . . . . . . . .   74
       (m)  Insurance   . . . . . . . . . . . . . . . . . . . . . .   80
       (n)  Consents  . . . . . . . . . . . . . . . . . . . . . . .   81
       (o)  Allocation of Consideration   . . . . . . . . . . . . .   82
       (p)  Cash Management   . . . . . . . . . . . . . . . . . . .   83
       (q)  Conduct of Business on the Closing Date   . . . . . . .   86
       (r)  Pre-Closing Transfers   . . . . . . . . . . . . . . . .   86
       (s)  Provision of Information  . . . . . . . . . . . . . . .   87
       (t)  Customer Notes  . . . . . . . . . . . . . . . . . . . .   88
       (u)  Buyer Assistance  . . . . . . . . . . . . . . . . . . .   88
       (v)  Allen-Bradley Supply Arrangements   . . . . . . . . . .   88
       (w)  Financing   . . . . . . . . . . . . . . . . . . . . . .   89
       (x)  Transitional Arrangements   . . . . . . . . . . . . . .   89
       (y)  Borrowings  . . . . . . . . . . . . . . . . . . . . . .   89
       (z)  Audit Fees  . . . . . . . . . . . . . . . . . . . . . .   90

9.   Employment Arrangements, Benefits and Pension
       Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . .   90

       (a)  Employment  . . . . . . . . . . . . . . . . . . . . . .   90
       (b)  Pension Plans   . . . . . . . . . . . . . . . . . . . .   92
       (c)  Severance Benefits  . . . . . . . . . . . . . . . . . .  102
       (d)  Welfare Plans   . . . . . . . . . . . . . . . . . . . .  104
       (e)  Retiree Medical and Life Insurance  . . . . . . . . . .  106

Section                                                               Page
- -------                                                               ----

       (f)  Compliance with Laws  . . . . . . . . . . . . . . . . .  107
       (g)  Indemnification   . . . . . . . . . . . . . . . . . . .  108

10.  Conditions Precedent to the Obligation of Buyer  . . . . . . .  109

       (a)  Representations and Warranties  . . . . . . . . . . . .  109
       (b)  Covenants and Agreements  . . . . . . . . . . . . . . .  110
       (c)  Opinions of Counsel   . . . . . . . . . . . . . . . . .  110
       (d)  No Adverse Order  . . . . . . . . . . . . . . . . . . .  110
       (e)  HSR Act   . . . . . . . . . . . . . . . . . . . . . . .  111
       (f)  Resignations  . . . . . . . . . . . . . . . . . . . . .  111
       (g)  Financing   . . . . . . . . . . . . . . . . . . . . . .  111
       (h)  Material Adverse Effect   . . . . . . . . . . . . . . .  111
       (i)  Consents  . . . . . . . . . . . . . . . . . . . . . . .  111
       (j)  Environmental Compliance  . . . . . . . . . . . . . . .  111
       (k)  No Borrowings   . . . . . . . . . . . . . . . . . . . .  112

11.  Conditions Precedent to the Obligation of Seller . . . . . . .  112

       (a)  Representations and Warranties  . . . . . . . . . . . .  112
       (b)  Covenants and Agreements  . . . . . . . . . . . . . . .  113
       (c)  Opinions of Counsel   . . . . . . . . . . . . . . . . .  113
       (d)  No Adverse Order  . . . . . . . . . . . . . . . . . . .  113
       (e)  HSR Act   . . . . . . . . . . . . . . . . . . . . . . .  114
       (f)  RGS Company Agreements  . . . . . . . . . . . . . . . .  114
       (g)  Officer's Certificates  . . . . . . . . . . . . . . . .  114

12.  Finder's Fees; Brokers . . . . . . . . . . . . . . . . . . . .  114

13.  Survival of Representations and Warranties . . . . . . . . . .  115

14.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . .  116

       (a)  Indemnification by Seller   . . . . . . . . . . . . . .  116
       (b)  Indemnification by Buyer  . . . . . . . . . . . . . . .  117
       (c)  Environmental Indemnification   . . . . . . . . . . . .  118
       (d)  Notice of Circumstance  . . . . . . . . . . . . . . . .  123
       (e)  Certain Limitations   . . . . . . . . . . . . . . . . .  125
       (f)  Termination of Indemnification Obligations  . . . . . .  127
       (g)  Dollar Limitation   . . . . . . . . . . . . . . . . . .  128

15.  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  128

       (a)  Preparation and Filing of Tax Returns   . . . . . . . .  128

       (b)  Payment of Taxes  . . . . . . . . . . . . . . . . . . .  129
       (c)  Tax Sharing Agreements  . . . . . . . . . . . . . . . .  131
       (d)  Carryforwards and Carrybacks  . . . . . . . . . . . . .  131
       (e)  Refunds   . . . . . . . . . . . . . . . . . . . . . . .  132
       (f)  Tax Cooperation   . . . . . . . . . . . . . . . . . . .  132
       (g)  Section 338(h)(10) Election   . . . . . . . . . . . . .  133
       (h)  Tax Indemnification   . . . . . . . . . . . . . . . . .  134
       (i)  Timing Adjustments  . . . . . . . . . . . . . . . . . .  137
       (j)  Tax Contests  . . . . . . . . . . . . . . . . . . . . .  138

Section                                                               Page
- -------                                                               ----


16.  Termination; Effect of Termination . . . . . . . . . . . . . .  141

       (a)  Termination   . . . . . . . . . . . . . . . . . . . . .  141
       (b)  Effect of Termination   . . . . . . . . . . . . . . . .  141

17.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .  142

       (a)  Costs Incident to Preparation of Agreement  . . . . . .  142
       (b)  Parties in Interest   . . . . . . . . . . . . . . . . .  142
       (c)  Assignment  . . . . . . . . . . . . . . . . . . . . . .  142
       (d)  Waiver of Compliance with Bulk Transfer Laws  . . . . .  143
       (e)  Closing Date Schedule Supplement  . . . . . . . . . . .  143
       (f)  Notices   . . . . . . . . . . . . . . . . . . . . . . .  143
       (g)  Waiver; Remedies  . . . . . . . . . . . . . . . . . . .  144
       (h)  Entire Agreement  . . . . . . . . . . . . . . . . . . .  145
       (i)  Amendment   . . . . . . . . . . . . . . . . . . . . . .  145
       (j)  Counterparts  . . . . . . . . . . . . . . . . . . . . .  145
       (k)  Governing Law   . . . . . . . . . . . . . . . . . . . .  145
       (l)  Exhibits and Schedules  . . . . . . . . . . . . . . . .  146
       (m)  Captions, Currency  . . . . . . . . . . . . . . . . . .  146
       (n)  Publicity   . . . . . . . . . . . . . . . . . . . . . .  147
       (o)  No Representations or Warranties  . . . . . . . . . . .  147
       (p)  Severability  . . . . . . . . . . . . . . . . . . . . .  148
       (q)  Consent to Jurisdiction   . . . . . . . . . . . . . . .  148
       (r)  Restrictive Trade Practices Act 1976  . . . . . . . . .  149
       (s)  Definition of "Knowledge"   . . . . . . . . . . . . . .  149
       (t)  Company Names   . . . . . . . . . . . . . . . . . . . .  149
       (u)  Daily News, L.P. Matters  . . . . . . . . . . . . . . .  150
       (v)  Interpretation  . . . . . . . . . . . . . . . . . . . .  150

                                    EXHIBITS
                                    --------
Exhibit A - Form of Seller's Counsel Opinion

Exhibit B - Form of Buyer's Counsel Opinion

Exhibit C - Transition Agreement Outline of Terms


                                    SCHEDULES
                                    ---------


Schedule  1(c)          - Retained Assets
Schedule  2(b)          - Retained Liabilities
Schedule  5(c)          - Consents
Schedule  5(d)          - Governmental Authorizations Required by
                            Seller
Schedule  5(f)          - Nominee and RGS Subsidiary Shares
Schedule  5(g)          - Equity Interests
Schedule  5(h)          - Financial Statements
Schedule  5(j)(i)       - Owned Real Property
Schedule  5(j)(ii)      - Leased Real Property
Schedule  5(l)          - Contracts
Schedule  5(m)          - Compliance With Laws
Schedule  5(o)          - Taxes
Schedule  5(p)          - Seller Litigation
Schedule  5(q)          - Intellectual Property
Schedule  5(r)          - Conduct of Business Since September 30,
                            1995
Schedule  5(s)          - Employee Matters
Schedule  5(t)          - Insurance
Schedule  5(u)          - Employee Benefit Plans
Schedule  5(u)(viii)    - U.K. Plan Matters
Schedule  6(d)          - Governmental Authorizations Required by
                            Buyer
Schedule  6(e)          - Buyer Litigation
Schedule  6(h)          - Commitment Letters
Schedule  8(a)          - Conduct of Business Prior to the Effective Time
Schedule  8(h)(i)       - Assumption of Obligations
Schedule  8(h)(ii)      - Shared Agreements
Schedule  8(l)(i)       - Seller Licensed Technology
Schedule  8(l)(ii)      - Business Licensed Technology
Schedule  8(t)          - Customer Notes
Schedule  9(a)(i)       - Rockwell Employees
Schedule  9(b)(iv)      - Pension Scheme Deed of Substitution
Schedule  9(b)(v)       - Assurance Plan Deed of Substitution
Schedule  9(c)          - Seller Incentive Payment Obligations

                                  DEFINED TERMS
                                  -------------


 Term                                             Section
 ----                                             -------
 AA                                        Section 3(b)(iii)

 Affiliate                                 Section 1(d)
 Agreement                                 Preamble
 Allen-Bradley                             Section 2(a)
 Allocation Schedule                       Section 15(g)
 Assets                                    Section 1(b)

 Assumed Liabilities                       Section 2(a)
 Assumed Plans                             Section 9(f)
 aware of                                  Section 17(s)

 Basket                                    Section 14(g)

 Business                                  Preamble
 Business Licensed Technology              Section 8(l)(ii)
 Buyer                                     Preamble
 Buyer Foreign Subsidiaries                Preamble
 Buyer Group                               Section 14(a)

 Buyer Tax Act                             Section 15(h)(i)

 Circumstance                              Section 14(d)
 Closing                                   Section 4(a)
 Closing Date                              Section 4(a)

 Closing Date Schedule Supplement          Section 17(e)
 Closing Purchase Price Notice             Section 3(a)
 Closing Statement                         Section 3(b)(i)
 Code                                      Section 5(o)(i)
 Confidentiality Agreement                 Section 7

 Consideration Allocation                  Section 8(o)
 Consolidated Tax Returns                  Section 5(o)(ii)(D)
 Consolidated Taxes                        Section 5(o)(ii)(D)
 Continued Employees                       Section 9(a)
 Contracts                                 Section 5(l)(i)

 Control Licensed Technology               Section 8(l)(iii)
 Controlled Group Liability                Section 5(u)(vi)
 Customer Notes                            Section 3(b)(ii)

 D&T                                       Section 3(b)(i)

 Damages                                   Section 9(g)
 Delivery Date                             Section 3(b)(i)

 Effective Time                            Section 4(a)
 Environmental Costs                       Section 14(c)(v)(A)

 Environmental Law                         Section 14(c)(v)(C)
 Environmental Proceeding                  Section 14(c)(v)(D)
 ERISA                                     Section 5(u)(i)
 ERISA Benefit Plan                        Section 5(u)(i)


 Facilities                                Section 14(c)(v)(A)
 Final Closing Statement                   Section 3(b)(iii)
 Financial Statements                      Section 5(h)
 Financing Letters                         Section 6(h)
 Foreign Governmental Approval             Section 8(c)

 French Shares                             Preamble

 GAAP                                      Section 3(b)(ii)

 Goss Processing                           Preamble
 Governmental Authority                    Section 5(d)

 Hall Processing                           Section 3(b)(ii)
 Hazardous Substance                       Section 14(c)(v)(E)

 Heidelberger Litigation                   Section 14(a)
 HSR Act                                   Section 4(a)

 Income Tax(es)                            Section 5(o)(ii)(C)
 Indemnified Party                         Section 14(d)

 Indemnifying Party                        Section 14(d)
 Intellectual Property                     Section 5(q)
 Intellectual Property Assets              Section 5(q)

 knowledge                                 Section 17(s)


 Leased Properties                         Section 5(j)(i)
 Lien                                      Section 5(c)

 Material Adverse Effect                   Section 5(a)


 Net Asset Amount                          Section 3(c)(i)(A)
 New Note Principal Amount                 Section 3(b)(i)
 New Welfare Benefit Plans                 Section 9(d)
 Nominee Shares                            Preamble

 Non-Compete Period                        Section 8(j)(i)
 Notice of Disagreement                    Section 3(b)(iii)

 Occurrence Basis Insurance                Section 8(m)(ii)
 Owned Properties                          Section 5(j)(i)


 Permitted Liens                           Section 5(k)(i)
 Person                                    Section 5(c)
 Plans                                     Section 5(u)(i)
 PMC                                       Preamble

 Pre-Closing Tax Period                    Section 15(h)(iii)(A)
 Purchase Price                            Section 3(a)

 Retained Assets                           Section 1(c)
 Retained Liabilities                      Section 2(b)

 RGS                                       Preamble
 RGS Companies                             Section 1(d)
 RGS Environmental Costs                   Section 14(c)(v)(B)
 RGS France                                Preamble
 RGS Japan                                 Preamble

 RGS Japan Director Plan                   Section 9(b)(ix)
 RGS Japan Employee Plan                   Section 9(b)(viii)
 RGS Savings Plans                         Section 9(b)(iii)
 RGS Subsidiaries                          Preamble
 RGS Subsidiary Shares                     Section 5(f)(iii)

 RGS U.K.                                  Preamble
 RGS U.K. Assurance Plan                   Section 9(b)(v)
 RGS U.K. Pension Scheme                   Section 9(b)(iv)
 RICC                                      Preamble

 Rockwell Australia                        Preamble
 Rockwell Canada                           Preamble

 Rockwell Canadian Retirement Plan         Section (b)(x)(A)
 Rockwell France                           Preamble
 Rockwell Germany                          Preamble
 Rockwell Germany Plan                     Section 9(b)(vii)
 Rockwell Retirement Plan                  Section 9(b)(i)(A)

 Rockwell Savings Plan                     Section 9(b)(ii)
 Rockwell U.K. Retirement Plan             Section 9(b)(vi)(A)
 Rockwell Welfare Benefit Plans            Section 9(d)

 Section 338 Elections                     Section 15(g)

 Seller                                    Preamble
 Seller Group                              Section 9(g)
 Seller Licensed Technology                Section 8(l)(i)
 Seller's Letter                           Section 3(b)(iv)
 Selling Companies                         Section 1(a)(iii)

 Selling Subsidiaries                      Section 1(a)(iii)
 September 30 Balance Sheet                Section 3(b)(i)
 Shared Agreements                         Section 8(h)(ii)
 Shares                                    Preamble
 Straddle Period                           Section 15(e)

 Subsidiary                                Section 1(d)

 Tax(es)                                   Section 5(o)(ii)(A)
 Tax Claim                                 Section 15(j)(i)
 Tax Return(s)                             Section 5(o)(ii)(B)

 Transfer Taxes                            Section 4(d)

 U.S. Shares                               Preamble
 Unaffiliated Firm                         Section 3(b)(iv)


 Wall Street Journal Exchange Rate         Section 3(a)

                       STOCK AND ASSET PURCHASE AGREEMENT
                       ----------------------------------



           STOCK AND ASSET PURCHASE AGREEMENT (the "Agreement") dated as of

April 26, 1996 by and between ROCKWELL INTERNATIONAL CORPORATION, a Delaware corporation ("Seller"), and GOSS GRAPHIC SYSTEMS, INC., a Delaware corporation

("Buyer").

                              W I T N E S S E T H :
                              - - - - - - - - - -



           WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding shares of capital stock of Rockwell Graphic Systems,

Inc., a Delaware corporation ("RGS"), consisting of 100 shares of Common Stock,

no par value (the "U.S. Shares");

           WHEREAS, Seller is the indirect beneficial owner through one or more of its Subsidiaries (as defined in Section 1(d)) of all of the issued and outstanding shares of capital stock (other than shares held by certain nominee holders) of (i) Rockwell France, a socie'te' anonyme organized under the laws of the Republic of France ("Rockwell France"), (ii) Rockwell International GmbH, a

corporation organized under the laws of the Federal Republic of Germany

("Rockwell Germany"), (iii) Rockwell Graphic Systems Ltd., a corporation organized under the laws of the United Kingdom ("RGS U.K."), (iv) Rockwell

International of Canada, Ltd., a corporation organized under the laws of Canada

("Rockwell Canada"), and (v) Rockwell Australia Ltd., a corporation organized under the laws of Australia ("Rockwell Australia");

           WHEREAS, Rockwell France is the record and beneficial owner of all of the issued and outstanding shares of capital stock (other than the shares held by the nominee holders as set forth on

Schedule 5(f) (the "Nominee Shares")) of Rockwell Systemes Graphiques Nantes, a

socie'te' anonyme organized under the laws of the Republic of France ("RGS

France"), consisting of 2,494 ordinary shares, par value FF. 100 per share (the

"French Shares");

           WHEREAS, RGS is the record and beneficial owner of all of the issued and outstanding shares of capital stock of each of Goss Processing Systems,

Inc., a Delaware corporation ("Goss Processing"), Rockwell Graphic Systems-Japan

Corporation, a corporation organized under the laws of Japan ("RGS Japan"), and

Rockwell PMC Inc., an Illinois corporation ("PMC"; RGS Japan and PMC are sometimes referred to herein collectively as the "RGS Subsidiaries");

           WHEREAS, Seller, RGS, the RGS Subsidiaries, Goss Processing, RGS

France, Rockwell Germany, RGS U.K., Rockwell Canada, Rockwell Australia and

Rockwell International Credit Corporation, a Delaware Corporation ("RICC") (and

their respective predecessors), through Seller's Graphic Systems business unit,

have engaged and are engaged in the business of designing, developing,

engineering, manufacturing, selling, installing and servicing printing press systems for newspaper and commercial printing and other graphic arts and related equipment and activities related thereto (such business, as heretofore and currently conducted, is collectively referred to herein as the "Business");

           WHEREAS, upon the terms and subject to the conditions hereinafter set forth, on or prior to the Closing Date (as defined in Section 4(a)), Seller will cause (i) all Customer Notes (as defined in Section 3(b)(ii)) owned by RICC to be assigned and transferred to RGS and all liabilities of RICC relating to the Business to be assigned and transferred to and assumed by RGS and (ii) all of the issued and outstanding shares of capital stock of Goss Processing to be assigned and transferred to Seller;

           WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to sell or cause to be sold, and Buyer desires to purchase

(i) the U.S. Shares and the French Shares (collectively, the "Shares") and

(ii) all of the Assets (as defined in Section 1(b)); and

           WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to transfer or cause to be transferred, and Buyer desires to assume and cause the RGS Companies (as defined in Section 1(d)) and any companies (the "Buyer Foreign Subsidiaries") in the United Kingdom, the Federal

Republic of Germany, Canada and Australia which Buyer may establish (and which shall be wholly-owned by Buyer or a wholly-owned subsidiary of Buyer) to acquire the assets and assume the liabilities of RGS U.K., Rockwell Germany, Rockwell

Canada and Rockwell Australia being transferred hereunder (as the case may be)

to assume, all of the Assumed Liabilities (as defined in Section 2(a));

           NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1.  Sale and Purchase of the Shares and Assets.
            ------------------------------------------

           (a)  Sale and Purchase of the Shares and Assets.
                ------------------------------------------

Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 4(a)), for the consideration specified in Section 3(a), subject to adjustment as provided in Section 3(c), effective as of the Effective Time (as defined in Section 4(a)):

                (i)  Seller will sell, assign, convey, transfer and deliver to

      Buyer, and Buyer will purchase and acquire from Seller, the U.S. Shares;

                (ii) Seller will cause Rockwell France to sell, assign, convey,

      transfer and deliver to Buyer, and Buyer will purchase and acquire from

      Rockwell France, the French Shares (and Seller will cause the holders of the Nominee Shares to sell, assign, convey, transfer and deliver to designees of Buyer notified to Seller prior to the Closing, and such designees of Buyer will purchase and acquire from the holders of the

      Nominee Shares, the Nominee Shares); and

                (iii)     Seller will, and will cause each of Rockwell Germany,

      RGS U.K., Rockwell Canada and Rockwell Australia (Seller, Rockwell

      Germany, RGS U.K., Rockwell Canada and Rockwell Australia are sometimes referred to herein collectively as the "Selling Companies" and Rockwell

      Germany, RGS U.K., Rockwell Canada and Rockwell Australia are sometimes referred to herein collectively as the "Selling Subsidiaries") to, sell,

      assign, convey, transfer and deliver to Buyer, and Buyer will purchase and acquire from the Selling Companies, the Assets.

           (b)  Assets.  For purposes of this Agreement, the term "Assets" shall mean all of the Selling Companies' right, title and interest in and to all of their respective assets (whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereafter acquired), rights, contracts, leases and agreements used primarily in or relating primarily to the Business (other than the Retained Assets, as defined in Section 1(c) and other than the Shares and the shares of the Selling

Subsidiaries), as the same shall exist as of the Effective Time.  The Assets shall include, but are not limited to, the following to the extent the same are used primarily in or relate primarily to the Business:

                (i)  all land and the plants, structures, buildings, facilities,

      fixtures and improvements located thereon and all easements and appurtenances relating thereto;

                (ii) all machinery, equipment, tooling, trucks, vehicles,

      furniture, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and similar property, together with any rights or claims of any Selling Company arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

                (iii)     all inventories, including finished goods, work-in-

      process, spare parts, materials, replacement and component parts,

      accessories and office and other supplies, including all such inventories held at any location controlled by any Selling Company and inventories previously
      purchased and in transit to any Selling Company at such locations;

                (iv) all accounts and notes receivable, loans receivable,

      advances, bonds and other evidences of indebtedness of and rights to receive payments from any Person (as defined in Section 5(c)) held by the

      Selling Companies;

                (v)  all books, records (including financial, accounting and operating records), manuals and other materials (in any form or medium)

      (other than such books, records, manuals and material (A) to the extent they relate to Retained Assets or Retained Liabilities (as defined in

      Section 2(b)) or (B) to the extent the transfer thereof is prohibited by applicable law), including, without limitation, all books, records, notes,

      sales and sales promotional material and data, advertising materials,

      credit information, cost and pricing information, customer and supplier lists, business plans, reference catalogs, payroll and personnel records,

      manufacturing and quality control records and procedures, blue-prints,

      research and development files, records, data and laboratory books, sales order files, litigation files and other similar property, rights and information;

                (vi) all Intellectual Property Assets (as defined in Section

      5(q)) and all rights thereunder or in respect thereof, including, but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests
      therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof;

                (vii)     all leases, subleases, occupancy agreements, license

      agreements, contracts, agreements, sales orders, purchase orders, open bids and other commitments, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations thereunder;

                (viii)    all credits, prepaid expenses, deposits and retentions

      held by third parties under leases, license agreements, contracts,

      agreements, sales orders, purchase orders, open bids and other commitments;

                (ix) all bank accounts;

                (x)  all governmental licenses, franchises, permits,

      authorizations and approvals to the extent such governmental licenses,

      franchises, permits, authorizations and approvals are transferable and all non-governmental licenses, franchises, authorizations and approvals;

                (xi) all rights in and to products sold or leased by the

      Business (including, but not limited to, products hereafter returned or repossessed and unpaid sellers' rights of rescission, replevin,

      reclamation and rights to stoppage in transit);

                (xii)     all rights to causes of action, lawsuits, judgments,

      claims and demands of any nature available to or being pursued by the Selling Companies, whether arising by way of counterclaim or otherwise;

                (xiii)    all guarantees, warranties, indemnities and similar

      rights in favor of the Selling Companies; and

                (xiv)     any and all goodwill and going concern value of the

      acquired trademarks and the Business.

The term "Assets" will, to the extent not prohibited by this Agreement, include all additions and replacements to any of the items described in this

Section 1(b) between the date of this Agreement and the Effective Time, and will, to the extent not prohibited by this Agreement, exclude all deletions,

sales or other disposals of any of the foregoing between the date of this

Agreement and the Effective Time.

           (c)  Retained Assets.  Anything contained in Section 1(a) or 1(b) or
                ---------------

any other provision hereof or any Schedule or Exhibit hereto to the contrary notwithstanding, and regardless of any disclosure to Buyer, the Assets to be sold, assigned, conveyed, transferred and delivered to Buyer hereunder will not include, Buyer will not purchase and acquire and the Selling Companies will retain, the assets, rights, contracts, leases and agreements set forth on

Schedule 1(c) (the "Retained Assets").

           (d)  Nonassignable Contracts.  Anything contained herein to the
                -----------------------

contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or non-governmental license, franchise,

authorization or approval if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of Seller, Buyer or any of their respective Subsidiaries (which, for purposes of this Agreement, shall mean any Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests) or Affiliates (as defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended) thereunder.

Without limiting the obligations of the parties under Section 8(d), Seller shall, prior to the Closing, use reasonable best efforts (it being understood that such efforts shall not include any requirement of Seller or any of its

Subsidiaries or Affiliates to expend money or offer or grant any financial accommodation) as requested by Buyer, and Buyer shall cooperate in all reasonable respects with Seller, to obtain all consents and waivers, to provide all notices and to resolve all impracticalities of assignments or transfers necessary to convey to Buyer (i) the Assets and (ii) all the assets and properties held by RGS, RGS France and the RGS Subsidiaries (RGS, RGS France and

the RGS Subsidiaries are sometimes referred to herein collectively as the "RGS

Companies") by virtue of the sale of the Shares.  If any such consent or waiver is not obtained, any such notice is not provided or if an attempted assignment would be ineffective or would impair Seller's, Buyer's or any of their respective Subsidiaries' or Affiliates' rights under any such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or non-governmental license, franchise, authorization or approval so that Buyer would not receive all such rights, then

(x) Seller shall use reasonable best efforts (it being understood that such efforts shall not include any requirement of Seller or any of its Subsidiaries or Affiliates to expend money or offer or grant any financial accommodation) to provide, or cause to be provided, to Buyer, to the extent permitted by law, the benefits of any such lease, license agreement, contract, agreement, sales order,

purchase order, open bid or other commitment or non-governmental license,

franchise, authorization or approval (including by means of any subcontracting,

sublicensing, or subleasing arrangement) and Seller shall promptly pay, or cause to be paid, to Buyer when received all moneys received by Seller or any of its

Subsidiaries or Affiliates with respect to any such lease, license agreement,

contract, agreement, sales order, purchase order, open bid or other commitment or non-governmental license, franchise, authorization or approval and (y) Buyer shall, or shall cause its Subsidiaries to, pay, perform and discharge on behalf of Seller and its Subsidiaries and Affiliates all of Seller's and its

Subsidiaries' and Affiliates' and the RGS Companies' debts, liabilities,

obligations and commitments thereunder in a timely manner and in accordance with the terms thereof.

           (e)  Ownership of Certain Intellectual Property.  The parties
                ------------------------------------------

acknowledge that the RGS Companies do not own (and that Seller and its

Subsidiaries, other than the RGS Companies, have and will retain after the

Closing exclusive ownership interests in) all commercial and technical information (including engineering, production and other designs, drawings, specifications, formulae, technology, computer programs and software, processes and proprietary information, trade secrets and know-how) which is not used primarily in or does not relate primarily to the Business; provided, that the
                                                           --------

RGS Companies may retain any documentation or materials (including computer databases) containing, and may use, such commercial and technical information only to the extent the same exists and is used or held for use in the operation of the Business as it is conducted as of the Closing Date in perpetuity without compensation therefor.

SECTION 2.  Assumption of Liabilities.
            -------------------------

           (a)  Assumed Liabilities.  Subject to the terms and conditions set
                -------------------

forth herein, at the Closing, in consideration for the sale, assignment,

conveyance, transfer and delivery of the Shares and the Assets to Buyer,

effective as of the Effective Time, Seller will, and will cause each of the

Selling Subsidiaries to, assign, convey and transfer to Buyer, and Buyer will,

and will cause each of the RGS Companies and the Buyer Foreign Subsidiaries to,

unconditionally assume and undertake to pay, perform and discharge, in a timely manner and in accordance with the terms thereof, all of the Assumed Liabilities.

For purposes of this Agreement, the term "Assumed Liabilities" shall mean all of the respective debts, liabilities, obligations and commitments (contractual,

tortious or otherwise) of any nature (whether fixed, contingent or absolute,

matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by GAAP (as
defined in Section 3(b)(ii)) to be reflected in financial statements) of each of the Selling Companies to the extent arising out of or relating to the Business or the Assets (other than the Retained Liabilities), including, without limitation:  (i) all outstanding checks, (ii) all liabilities and obligations in respect of workers' compensation, automobile, general liability and products liability claims and matters, (iii) except as otherwise specifically provided in

Section 9, all liabilities and obligations in respect of employee welfare and fringe benefits (including claims for medical and disability benefits), (iv)

subject to Section 14(c), all liabilities for environmental matters relating to any facility presently or formerly owned or operated by any of the Selling

Companies (with respect to the Business) or the RGS Companies or any of their respective predecessors, (v) all liabilities and obligations for payables to

Allen-Bradley Company, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Seller, and its Subsidiaries (collectively, "Allen-Bradley") in respect of purchases of drive systems, press controls and related products from

Allen-Bradley during the 30-day period preceding the Closing Date and (vi) all obligations to make any payments under any lease, license agreement, contract,

agreement, sales order, purchase order, open bid or other commitment in connection with the termination thereof as a result of the transactions contemplated hereby or otherwise.

           (b)  Retained Liabilities.  Anything contained in Section 2(a) or any
                --------------------

other provision hereof or any Schedule or Exhibit hereto to the contrary notwithstanding, and regardless of
any disclosure to Buyer, the Assumed Liabilities to be assumed by Buyer hereunder will not include, Buyer will not assume, and the applicable Selling

Company will retain, any and all liabilities, obligations and commitments in respect of the matters set forth on Schedule 2(b) (the "Retained Liabilities").

SECTION 3.  Purchase Price.
            --------------

           (a)  Closing Payment.  Subject to the terms and conditions set forth
                ---------------

herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Shares and the Assets, Buyer will, at the Closing (i) pay to

Seller, by wire transfer of immediately available U.S. Dollars to Seller's bank account at Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 102-3474, an

amount equal to the Purchase Price (as defined below) and (ii) assume the

Assumed Liabilities.  For purposes of this Agreement, the term "Purchase Price"

shall mean the amount equal to the remainder of (i) the sum of
                                   ---------            ---

(A) U.S.$600 million, plus (B) the aggregate amount of interest on each Customer
                      ----

Note which is not more than 60 days past due with respect to interest thereon accrued (but not yet received) from the date of the last interest payment thereon through and including the day preceding the Closing Date as set forth on a statement delivered by Seller to Buyer on the Closing Date (the "Closing

Purchase Price Notice"), plus (C) an amount equal to fifty-percent of the amount
                         ----

obtained by Buyer in respect of the financing of Customer Notes in excess of the difference between (x) U.S.$170 million, less (y) the amount described in clause

(ii)(A) below, minus (ii) the sum of (A) the amount of all payments with respect
               -----          ---

to principal (up to an aggregate amount
equal to U.S. $170 million) actually received by Seller or any of its

Subsidiaries in respect of any Customer Notes (other than those which are included in the New Note Principal Amount (as defined in Section 3(b)(i)) or would be so included if not paid in full prior to the close of business on the day preceding the Closing Date) between March 1, 1996 and the close of business on the day preceding the Closing Date as set forth on the Closing Purchase Price

Notice, plus (B) the aggregate amount of prepaid interest on each Customer Note
        ----

actually received by Seller or its Subsidiaries between the date hereof and the day preceding the Closing Date (and before the due date for such interest) to the extent it was not earned for periods through and including the day preceding the Closing Date as set forth on the Closing Purchase Price Notice.  For purposes of calculating the U.S. Dollar equivalent of (1) the amount of any accrued interest on Customer Notes referred to in clause (i)(B) of the preceding sentence which is denominated in a currency other than U.S. Dollars, the New

York foreign exchange selling rate applicable to such currency as published in

The Wall Street Journal, Midwest Edition (the "Wall Street Journal Exchange
- -----------------------

Rate"), for the second business day preceding the Closing Date shall be used and

(2) the amount of any payment with respect to principal actually received by

Seller or any of its Subsidiaries in respect of Customer Notes referred to in clause (ii)(A) of the preceding sentence or the amount of any prepaid interest actually received by Seller or any of its Subsidiaries in respect of Customer

Notes referred to in clause (ii)(B) of the preceding sentence which, in either case, is paid in a currency other than U.S. Dollars, the Wall Street

Journal Exchange Rate for the date any such payment is actually received shall be used.

           (b)  Closing Statement.
                -----------------

                (i)  Within 90 days after the Closing Date, Seller will prepare and deliver to Buyer a statement of selected assets and liabilities of the

      Business as of the close of business on the day preceding the Closing Date

      (the "Closing Statement").  The Closing Statement will set forth only the amounts for (A) accounts receivable (before any reserves with respect thereto), including, without limitation, unbilled receivables,

      (B) inventories (before any reserves, including, without limitation, LIFO reserves, with respect thereto), (C) accounts payable (including outstanding checks with respect to accounts payable), (D) liabilities for payables to Allen-Bradley in respect of purchases of drive systems, press controls and related products from Allen-Bradley during the 30-day period preceding the Closing Date made in the ordinary course of business consistent with past practice (before any reserves with respect thereto),

      (E) customer advances, (F) cash and cash equivalents held by RGS France and RGS Japan (without giving effect to any overdraft borrowings, which will be the subject of Section 8(p)(v)) and (G) the outstanding principal amount (the "New Note Principal Amount") of all Customer Notes set forth on Schedule 8(t) or consented to in writing by Buyer pursuant to Section

      8(t) entered into between March 1, 1996 and the close of business on the day preceding the Closing Date (other than those which are solely in replacement of or in
      substitution for Customer Notes existing as of March 1, 1996), in each case as of the close of business on the day preceding the Closing Date.

      Seller will retain Deloitte & Touche LLP ("D&T") to audit the Closing

      Statement and to render their report thereon stating that the Closing

      Statement has been prepared in accordance with the terms of

      Section 3(b)(ii).  Such report of D&T will be delivered to Buyer together with the Closing Statement.  The date on which the Closing Statement and the report thereon of D&T is delivered to Buyer is referred to herein as the "Delivery Date".  Buyer will cause its employees and the employees of its Subsidiaries and Affiliates (including the RGS Companies and the Buyer

      Foreign Subsidiaries) to provide reasonable assistance to Seller in the preparation of the Closing Statement and to assist D&T in connection with their audit of the Closing Statement and their issuance of a report thereon.  Buyer will cause Seller and D&T to be provided access at all reasonable times, following reasonable notice, to the personnel,

      properties, books and records of Buyer and its Subsidiaries and Affiliates

      (including the RGS Companies and the Buyer Foreign Subsidiaries) for such purposes.  Without limiting the generality of the foregoing, Buyer will cause such employees of Buyer and its Subsidiaries and Affiliates

      (including the RGS Companies and the Buyer Foreign Subsidiaries) as Seller

      or D&T shall reasonably request to execute and deliver representation letters to D&T in connection with their audit of the Closing Statement and their issuance of a report thereon with respect to the same matters as the matters referred to in the representation letters executed and delivered by employees of the Selling Subsidiaries and the RGS

      Companies in connection with D&T's audit of the balance sheet dated as of

      September 30, 1995 (the "September 30 Balance Sheet") included in the

      Financial Statements (as defined in Section 5(h)) and D&T's issuance of its report thereon as they relate to the selected assets and liabilities to be included in the Closing Statement.

                (ii) The Closing Statement will be prepared in accordance with the same GAAP applied in the preparation of the September 30 Balance Sheet as they relate to the selected assets and liabilities to be included in the Closing Statement utilizing the same accounting methods, policies,

      practices, procedures, classifications, judgments, estimation methodologies and accounting standards as were utilized in the preparation of the September 30 Balance Sheet as they relate to the selected assets and liabilities to be included in the Closing Statement (including, but not limited to, asset and liability valuations, cut-off procedures,

      revenue recognition, accounting for long-term contracts and materiality standards), except that (I) no amounts (other than the New Note Principal

      Amount) in respect of assets or liabilities related to any Customer Notes or obligations in respect of the sale or financing of any thereof shall be included in the Closing Statement, (II) for purposes of calculating the

      U.S. Dollar equivalent of the principal amount of any Customer Note included in the New Note Principal Amount which is denominated in a currency
      other than U.S. Dollars, the Wall Street Journal Exchange Rate for the

      second business day preceding the Closing Date shall be used,

      (III) accounts payable in the Closing Statement shall not include any amounts related to warranty liabilities or costs, accrued contract costs,

      product liability and workers' compensation costs, medical claims, capital expenditures for property, plant or equipment, payroll, severance and related costs, investments in joint ventures or the transactions contemplated hereby, (IV) no amounts in respect of liabilities related to environmental matters shall be included in the Closing Statement, (V) no amounts in respect of liabilities for Taxes (as defined in Section

      5(o)(ii)(A)) shall be included in the Closing Statement, (VI) no amounts in respect of liabilities shall be included in the Closing Statement to the extent that Seller or any of its Subsidiaries or Affiliates has paid such amounts on or after the Closing Date or has an obligation of payment,

      reimbursement or indemnification on or after the Closing Date in respect thereof, (VII) the Closing Statement shall not reflect any adjustments which result from management decisions made on or subsequent to the

      Closing Date which change the operations or the manner in which the

      Business is conducted (including, but not limited to, the discontinuation of any product line or the cessation of any activities at any facility or similar events) and (VIII) the Closing Statement will reflect the provisions of Section 8(p) to the extent required therein.  Without limiting the generality of the foregoing, (A) no changes in GAAP effective for accounting periods after September 30, 1995 shall be applied in the preparation of the Closing Statement,

      (B) inventory amounts in the Closing Statement shall be calculated utilizing the same standard costs as were utilized in the September 30

      Balance Sheet (except with respect to used equipment, which shall be valued utilizing the same GAAP as was utilized in the September 30 Balance

      Sheet), (C) Seller shall, commencing on the Closing Date, conduct a physical inventory of the inventory of RGS Japan for purposes of the

      Closing Statement utilizing the same procedures as were utilized in the physical inventory of RGS Japan's inventory conducted for purposes of the

      September 30 Balance Sheet to the extent permissible under United States generally accepted auditing standards and (D) no amounts in respect of assets or liabilities related to (1) any pension plans, (2) any retirement medical plans, (3) intercompany indebtedness required to be cancelled or otherwise eliminated pursuant to Section 8(f), (4) the Heidelberger

      Litigation (as defined in Section 14(a)) or (5) Hall Processing Systems,

      an Ohio partnership in which Goss Processing is a general partner ("Hall

      Processing"), shall be included in the Closing Statement.  The Closing

      Statement shall be prepared based solely on information available on the day prior to the Delivery Date with regard to conditions that existed on the day immediately preceding the Closing Date.  For purposes of this

      Agreement, "GAAP" shall mean United States generally accepted accounting principles.  For purposes of this

      Agreement, "Customer Notes" shall mean those customer notes created as a result of customer financing provided by the Business set forth under the heading "Customer Notes and Related Agreements" on Schedule 5(l) or

      similar long-term notes entered into after the date hereof (it being understood that Customer Notes do not include receivables arising from extended payment terms contained in contracts with customers of a type included in accounts receivable in the September 30 Balance Sheet).  The parties acknowledge that Section 14(a)(ii) (and not this Section 3)

      provides the exclusive remedy with respect to the non-compliance of the

      September 30 Balance Sheet with the terms of this Agreement.

                (iii)     The Closing Statement will be deemed to be the final,

      binding and conclusive Closing Statement (the "Final Closing Statement")

      for all purposes on the thirtieth day after the Delivery Date unless Buyer

      (or Arthur Andersen LLP, independent accountants of Buyer ("AA"), on behalf of Buyer) delivers to Seller written notice of its disagreement (a

      "Notice of Disagreement") prior to such date specifying in reasonable detail the nature of Buyer's objections to the Closing Statement.  Seller shall use its reasonable best efforts to cause D&T to cooperate with Buyer and AA to the extent reasonably required by Buyer and AA to review the

      Closing Statement (including, without limitation, providing reasonable access to AA to review the D&T workpapers relating to the D&T audit of the

      Closing Statement).  To be assertable in a Notice of Disagreement, an objection by Buyer with respect to any individual item (or group of related items) on the Closing Statement must assert that the Closing

      Statement was not prepared in accordance with the terms of

      Section 3(b)(ii) with respect to such item (or group of related items) and relate to an adjustment equal to or greater than $100,000.  A Notice of

      Disagreement and each item (or group of related items) therein shall be deemed to be ineffective and not to have been delivered to Seller hereunder unless it is accompanied by a certificate of Buyer's independent auditors that they concur with each of the positions taken by Buyer in the

      Notice of Disagreement that the Closing Statement was not prepared in accordance with Section 3(b)(ii).  Buyer hereby waives the right to dispute any item on the Closing Statement that is not objected to in a

      Notice of Disagreement (accompanied by such auditors' certificate)

      delivered to Seller within thirty days after the Delivery Date.  If a

      Notice of Disagreement (accompanied by such auditors' certificate) is delivered to Seller within such 30-day period, then the Closing Statement

      (as adjusted, if necessary) will be deemed to be the Final Closing

      Statement for all purposes on the earlier of (x) the date Seller and Buyer resolve in writing all differences they have with respect to the Closing

      Statement or (y) the date the disputed matters are resolved in writing by the Unaffiliated Firm (as defined in Section 3(b)(iv)).

                (iv) During the 30-day period following the delivery of a Notice of Disagreement, Seller and Buyer will seek in good faith to resolve any differences they may have with respect to matters specified in the Notice of

      Disagreement.  If, at the end of such 30-day period, Seller and Buyer have not reached agreement on such matters, Seller will have 30 days to advise

      Buyer in writing of Seller's position with respect to each of Buyer's proposed adjustments that are in dispute ("Seller's Letter").  Buyer will cause Seller and D&T to be provided access at all reasonable times to the personnel, properties, books and records of Buyer and its Subsidiaries and

      Affiliates (including the RGS Companies and the Buyer Foreign

      Subsidiaries) to enable Seller to prepare Seller's Letter.  Promptly following the delivery to Buyer of Seller's Letter, Seller and Buyer will jointly engage Price Waterhouse LLP (or, if Price Waterhouse LLP is unable or unwilling to act in such capacity, Coopers & Lybrand LLP) (the

      "Unaffiliated Firm") to resolve the matters which remain in dispute with respect to the Closing Statement.  In connection with such engagement,

      each of Seller and Buyer agree to execute, if requested by the

      Unaffiliated Firm, a reasonable engagement letter including customary indemnities.  Promptly after such engagement of the Unaffiliated Firm,

      Seller or Buyer will provide the Unaffiliated Firm with a copy of this

      Agreement, the Closing Statement, the Notice of Disagreement and Seller's

      Letter.  The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either Seller or Buyer as it deems appropriate, provided that a copy of any such submission will be provided to the other party at the same time as it is provided to the

      Unaffiliated Firm.  Neither party will
      make (nor permit any of its Subsidiaries or Affiliates to make) any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm.  Neither party shall communicate

      (nor permit any of its Subsidiaries or Affiliates to communicate) with the

      Unaffiliated Firm without providing the other party a reasonable opportunity to participate in such communication with the Unaffiliated

      Firm (other than with respect to written submissions in response to the written request of the Unaffiliated Firm).  The Unaffiliated Firm will have 45 days to review the documents provided to it pursuant to this

      Section 3(b)(iv).  Within such 45-day period, the Unaffiliated Firm will furnish simultaneously to both parties its written determination with respect to each of the adjustments in dispute submitted to it for resolution.  The Unaffiliated Firm will resolve the differences regarding the Closing Statement based solely on the information provided to the

      Unaffiliated Firm by Seller and Buyer pursuant to the terms of this

      Agreement (and not independent review).  The Unaffiliated Firm's authority will be limited to resolving disputes with respect to whether the Closing

      Statement was prepared in accordance with the terms of Section 3(b)(ii)

      with respect to the items on the Closing Statement in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than the Closing

      Statement and amounts set forth therein).  In resolving any disputed item

      (or group of related items),
      the Unaffiliated Firm may not assign a value to such item (or group of related items) greater than the greatest value for such item (or group of related items) asserted by either party or less than the smallest value for such item (or group of related items) asserted by either party.  The decision of the Unaffiliated Firm will be, for all purposes, conclusive,

      non-appealable, final and binding upon Seller and Buyer.  The fees of the

      Unaffiliated Firm will be borne by Seller and Buyer in the same proportion that the dollar amount of disputed items lost by a party bears to the total dollar amount in dispute resolved by the Unaffiliated Firm.  Each party will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this

      Section 3(b).

                (c)  Post-Closing Adjustment.
                     -----------------------

                     (i)  Upon the Closing Statement being deemed the Final

      Closing Statement in accordance with Section 3(b), the Purchase Price will be adjusted, up or down, as follows:

                     (A)  if the remainder (the "Net Asset Amount") of (i) the
                                 ---------

      sum of all the selected assets on the Final Closing Statement, minus
                                                                     -----

      (ii) the sum of all the selected liabilities on the Final Closing

      Statement is greater than U.S.$200 million, the Purchase Price will be increased by the amount by which the Net Asset Amount is greater than

      U.S.$200 million and such amount by which the Purchase Price is increased will be paid by Buyer to Seller; and

                     (B)  if the Net Asset Amount is less than U.S.$200 million,

      the Purchase Price will be reduced by the amount by which the Net Asset Amount is less than U.S.$200 million and such amount by which the Purchase Price is reduced will be paid by Seller to Buyer.

                (ii) Any payment required under this Section 3(c) will bear interest from the Closing Date to the date of payment (calculated based on actual days elapsed in a 365-day year) at a fluctuating rate per annum equal to the prime interest rate from time to time of Mellon Bank N.A. and will be made (together with such interest) by wire transfer of immediately available U.S. Dollars to a bank account designated by Seller or Buyer, as the case may be, within three business days after the date that the

      Closing Statement is deemed to be the Final Closing Statement in accordance with Section 3(b).

SECTION 4.  Closing.
            -------

           (a)  Closing.  The closing of the purchase and sale of the Shares and
                -------

the Assets (the "Closing") will take place (i) at the offices of Seller's or

Buyer's counsel (as shall be agreed), at 10:00 a.m. New York time on the fifth business day following the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

amended (the "HSR Act"), and the satisfaction or waiver of all other conditions set forth in Sections 10 and 11 or (ii) at such other place, date and time as

Seller and Buyer may agree.  The date of the Closing is referred to herein as the "Closing Date".  The Closing will be deemed to be effective at the close of business on the Closing Date (the "Effective Time").

(b)   Closing Deliveries of Seller.  At the Closing, Seller will deliver or cause to be delivered to Buyer (i) stock certificates representing the Shares,

duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank (with all applicable stamps), (ii) such deeds, bills of sale and instruments of assignment as shall reasonably be requested by Buyer to effect or evidence the sale, assignment, conveyance, transfer and delivery of the Assets to Buyer, (iii) such instruments of assignment as shall reasonably be requested by Buyer to effect the transfer of the Nominee Shares to Buyer's designees,

(iv) resignations or evidence of removal of such officers and directors of the

RGS Companies as the Buyer shall specify prior to the Closing, (v) the minute books, ledgers and stock transfer books of each of the RGS Companies and

(vi) all closing certificates, opinions of counsel and other documents required to be delivered by Seller to Buyer at the Closing pursuant to this Agreement.



          (c)  Closing Deliveries of Buyer.  At the Closing, Buyer will
               ---------------------------

deliver or cause to be delivered to Seller (i) the Purchase Price pursuant to Section 3(a), (ii) such instruments of assumption as shall reasonably be requested by Seller to effect or evidence the assumption by Buyer of the Assumed Liabilities and (iii) all closing certificates, opinions of counsel and other documents required to be delivered by Buyer to Seller at the Closing pursuant to this Agreement.

          (d)  Transfer Taxes.  All applicable sales and transfer taxes
               --------------

(including any stock transfer taxes due as a result of the sale of the

Shares and taxes, if any, imposed upon the transfer of real and personal property) and filing, recording, registration, stamp,

documentary and other taxes and fees ("Transfer Taxes") payable in connection with this Agreement, the transactions contemplated by this

Agreement or the documents giving effect to such transactions shall be shared on an equal basis by Seller and Buyer.  The party primarily responsible under applicable law for paying any Transfer Taxes shall timely pay such Transfer Taxes and shall timely prepare and file all Tax

Returns (as defined in Section 5(o)) required to be filed in respect of such Transfer Taxes subject to the other party's prior approval of the computation of such Transfer Taxes or of any such Tax Returns (which approval shall not be unreasonably withheld).  If neither party is primarily responsible for paying any Transfer Taxes, Buyer and Seller shall reasonably agree as to which party shall be deemed to be primarily responsible for paying such Transfer Taxes for purposes of this Section

4(d).  Buyer or Seller, as the case may be, shall reimburse the party paying any Transfer Taxes for its share of such Transfer Taxes within five days of receiving notice of any payment of Transfer Taxes from the party making such payment.

          (e)  Satisfaction of Conditions.  All conditions to the
               --------------------------

obligations of Seller and Buyer to proceed with the Closing under this

Agreement will be deemed to have been fully and completely satisfied or waived for all purposes upon the Closing.

SECTION 5.  Representations and Warranties of Seller.
            ----------------------------------------

          Seller hereby represents and warrants to Buyer as follows:

          (a)  Corporate Organization.  Seller is a corporation duly
               ----------------------

incorporated, validly existing and in good standing under the laws of the

State of Delaware.  Each of Rockwell France, the Selling Subsidiaries,

RICC and the RGS Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or amalgamation, as the case may be.  Each of the Selling

Companies and RICC (with respect to the Business) and the RGS Companies has all requisite corporate power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated.  Each of the

Selling Companies and the RGS Companies is duly qualified or licensed to do business and in good standing in each jurisdiction in which the ownership, leasing or holding of its properties, in the case of the RGS

Companies, and its Assets, in the case of the Selling Companies, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the business, operations or condition

(financial or otherwise) of the Business, taken as a whole (a "Material

Adverse Effect").

          (b)  Corporate Authorization.  Seller has all requisite
               -----------------------

corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to cause the Selling Subsidiaries to perform their obligations hereunder.  The execution, delivery and performance by

Seller of this Agreement have been, and the execution, delivery and performance by each of
the Selling Companies, RICC and Rockwell France of all instruments of transfer to be delivered by any of the Selling Companies, RICC or Rockwell

France pursuant hereto have been or will be, duly authorized by all necessary corporate action on behalf of the Selling Companies, RICC and

Rockwell France.  This Agreement constitutes a legal, valid and binding obligation of Seller, and all instruments of transfer to be delivered by each of the Selling Companies, RICC and Rockwell France pursuant hereto,

when executed and delivered, will constitute legal, valid and binding obligations of such Selling Company, RICC or Rockwell France, enforceable against such Selling Company, RICC or Rockwell France in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

          (c)  No Violation or Conflict.  None of the execution, delivery
               ------------------------

or performance of this Agreement by Seller or the consummation by any of the Selling Companies, RICC or Rockwell France of the transactions contemplated hereby will (i) conflict with the charter documents or

By-Laws of any of the Selling Companies, RICC, Rockwell France or the RGS

Companies, (ii) violate, conflict with or result in a breach of any material mortgage, debt instrument, indenture, deed of trust, license,

lease, contract, commitment or agreement to which any of Seller, Rockwell

France, the Selling Subsidiaries or RICC (with respect to the Business) or the RGS Companies is a party or by which any of their respective properties, assets or businesses are bound

(other than with respect to consents, approvals, authorizations, filings,

registrations or notices in connection with the transactions contemplated hereby under those mortgages, debt instruments, indentures, deeds of trust, licenses, leases, contracts, commitments and agreements to which any of the Selling Companies or RICC (with respect to the Business) or the

RGS Companies is a party) or any judgment, decree or order or, subject to completion of required filings and notifications set forth on Schedule

5(d) and the expiration of any required waiting periods and extensions thereof, any applicable law, statute or regulation to which any of Seller,

Rockwell France, the Selling Subsidiaries or RICC (with respect to the

Business) or the RGS Companies is subject, or (iii) result in the creation of any Liens (as defined below), other than Permitted Liens (as defined in

Section 5(k)(i)), upon any of the Assets or upon any of the respective properties or assets of the RGS Companies, except for such violations,

conflicts, breaches and Liens subject to clauses (ii) or (iii) which individually or in the aggregate would not reasonably be likely to have a

Material Adverse Effect.  For purposes of this Agreement, "Lien" shall mean any lien, mortgage, pledge, hypothecation, security interest, voting trust agreement or other encumbrance.  Except as set forth on Schedule

5(c), no consent, approval or authorization of, filing or registration with, or notification to any person, partnership, joint venture, trust,

corporation or other entity (including a Governmental Authority (as defined in Section 5(d)) (a "Person") is required under any lease,

sublease or occupancy agreement relating to the Leased Properties (as defined in Section 5(j)(i)) set forth on

Schedule 5(j)(ii) or Contract (as defined in Section 5(l)(i)) set forth on

Schedule 5(l) in connection with the execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby,

other than any such requirements which, individually or in the aggregate,

if not obtained or made would not reasonably be likely to have a Material

Adverse Effect and any such requirement that is applicable solely as a result of the specific legal or regulatory status of Buyer or solely as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the

Business.

          (d)  Government Authorizations.  Except as set forth on
               -------------------------

Schedule 5(d), no material consent, approval or authorization of, filing or registration with, or notification to, any governmental or regulatory authority or agency, domestic or foreign (a "Governmental Authority"), is required by or with respect to any of the Selling Companies, RICC,

Rockwell France or the RGS Companies in connection with the execution and delivery of this Agreement by Seller or the consummation by the Selling

Companies, RICC and Rockwell France of the transactions contemplated hereby, other than any such requirement (i) under any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or (ii) that is applicable solely as a result of the specific legal or regulatory status of Buyer or solely as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the Business.

          (e)  Rockwell France and Selling Subsidiaries.  Seller is the
               ----------------------------------------

indirect beneficial owner through one or more of its Subsidiaries of all of the issued and outstanding shares of capital stock (other than, in the case of Rockwell France, the Nominee Shares, and in the case of Rockwell

Australia, shares held by certain nominee holders) of each of Rockwell

France and the Selling Subsidiaries.

          (f)  Outstanding Capital Stock; Ownership.
               ------------------------------------

               (i)  The authorized capital stock of RGS consists of 100

     shares of Common Stock, no par value, of which 100 shares,

     constituting the U.S. Shares, are duly authorized, validly issued,

     fully paid and nonassessable.  Seller is the record and beneficial owner of the U.S. Shares, free and clear of any Liens.

               (ii) The authorized capital stock of RGS France consists of

     2,500 ordinary shares, par value FF. 100 per share, of which 2,500 shares (2,494 of which constitute the French Shares and 6 of which constitute the Nominee Shares) are duly authorized, validly issued,

     fully paid and nonassessable.  Rockwell France is the record and beneficial owner of the French Shares, free and clear of any Liens.

     The Nominee Shares are owned by the individuals and entities set forth on Schedule 5(f) in order to satisfy the requirements of French company law regarding the minimum number of stockholders of a socie'te'

     anonyme.  The Nominee Shares are owned by such individuals and entities, free and clear of any Liens.

               (iii)     The authorized capital stock of each of the RGS

     Subsidiaries and the number of shares thereof which are issued and outstanding (the "RGS Subsidiary Shares") are set forth on

     Schedule 5(f).  The RGS Subsidiary Shares are duly authorized,

     validly issued, fully paid and nonassessable.  RGS is the record and beneficial owner of the RGS Subsidiary Shares, free and clear of any

     Liens.

               (iv) There are no outstanding rights, options, warrants,

     calls, preemptive rights, convertible or exchangeable securities,

     subscriptions or other agreements of any nature (other than this

     Agreement) pursuant to which any of Seller, Rockwell France, the RGS

     Companies or any of their Affiliates is or may be obligated to sell,

     issue or acquire any of the outstanding, authorized but unissued or treasury shares or any other security of any RGS Company.

          (g)  Equity Interests.  Except for the ownership of RICC, the
               ----------------

RGS Companies and Goss Processing and as set forth on Schedule 5(g), none of the Selling Companies (with respect to the Business) or the RGS

Companies owns any capital stock or other equity interests in any corporation, partnership or other entity.

          (h)  Financial Statements.  The combined financial statements of
               --------------------

the Business as of and for the fiscal years ended September 30, 1995 and

September 30, 1994 (the "Financial Statements") and the independent auditors' report thereon are attached hereto as Schedule 5(h).  Except as set forth therein, the Financial Statements present fairly, in all material respects, the financial position, the results of operations and the cash flows of the Selling Companies and RICC (with respect to the Business) and the RGS Companies at September 30, 1995, September 30,

1994 and for the fiscal years then ended in accordance with GAAP as described in Schedule 5(h) applied on a consistent basis throughout the periods covered by such statements.  The assets reflected on the

September 30 Balance Sheet constitute all of the assets that are primarily related to the Business and that are required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) assets acquired or disposed of in the ordinary course of business consistent with past practice since September 30, 1995 or as otherwise permitted or contemplated by this Agreement, (ii) Retained Assets, (iii) assets used to perform common services for the Business described in the Financial

Statements and (iv) assets which individually or in the aggregate are not material to the financial condition of the Selling Companies and RICC

(with respect to the Business) and the RGS Companies, taken as a whole.

The Financial Statements have been prepared from the books of account and financial records of the Selling Companies, RICC and the RGS Companies,

which books of account and records have been maintained in accordance with the Business' applicable accounting practices.  The Financial Statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have existed if the Selling Companies and RICC (with respect to the Business) and the RGS Companies had operated as a stand-alone company.

          (i)  Liabilities.  Except for liabilities (i) set forth or
               -----------

reflected on the September 30 Balance Sheet (or referred to in the notes thereto), (ii) permitted or contemplated by this

Agreement or set forth or referred to in a Schedule to this Agreement,

(iii) relating to Taxes, (iv) arising in the ordinary course of business consistent with past practice since September 30, 1995, (v) constituting

Retained Liabilities or any liability for which Seller or any of its

Subsidiaries or Affiliates has an obligation of payment, reimbursement or indemnification after the Closing Date and (vi) which, individually or in the aggregate, are not material to the financial condition of the Selling

Companies and RICC (with respect to the Business) and the RGS Companies,

taken as a whole, none of the Selling Companies or RICC (with respect to the Business) or the RGS Companies has any liabilities of a nature required to have an amount set forth on a balance sheet prepared in accordance with GAAP.

          (j)  Real Property.
               -------------

               (i)  Schedule 5(j)(i) sets forth a list of all material

     real property owned in fee by any Selling Company (and which is used primarily in or relates primarily to the Business) or RGS Company and, in the case of the Selling Companies, which do not constitute

     Retained Assets ("Owned Properties").  Schedule 5(j)(ii) sets forth a list of all leases to which any Selling Company (with respect to the

     Business) or RGS Company is a party (which, in the case of the

     Selling Companies, do not constitute Retained Assets) pursuant to which any thereof is a lessee of any material real property (and, in the case of the Selling Companies, which is used primarily in or relates primarily to the Business) ("Leased Properties").

               (ii) Except as set forth on Schedule 5(j)(i) or 5(j)(ii),

     each Selling Company (with respect to the Business) and RGS Company has (A) good and insurable title to its Owned Properties and

     (B) valid and subsisting leasehold interests in its Leased

     Properties, in each case free and clear of any Liens, except for

     Permitted Liens.

               (iii)     Except as identified on Schedule 5(j)(ii), to

     Seller's knowledge, there are no (A) defaults, violations or breaches on the part of any Selling Company (with respect to the Business) or

     RGS Company under the provisions of any leases of Leased Properties set forth on Schedule 5(j)(ii) and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach by any Selling

     Company (with respect to the Business) or RGS Company under any such lease or (B) defaults, violations or breaches on the part of the lessor under the provisions of any of such leases of Leased

     Properties, except in either case (I) for defaults, violations or breaches which individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect and (II) that in order to avoid a default, violation or breach under such leases the consent of the lessor thereto may be required in connection with the

     transactions contemplated hereby.

          (k)  Personal Property.
               -----------------

               (i)  A Selling Company or RICC (with respect to the

     Business) or an RGS Company has good title to all personal property reflected as owned on the September 30

     Balance Sheet or which it thereafter acquired ownership of (except as set forth on the Schedules hereto and except for such property as has since been sold or otherwise disposed of in the ordinary course of business consistent with past practice), free and clear of any Liens,

     except for Permitted Liens.  For purposes of this Agreement,

     "Permitted Liens" shall mean those Liens (A) referred to in the

     September 30 Balance Sheet, the notes thereto or not required to be so referred to therein in accordance with GAAP, (B) which have arisen in the ordinary course of business consistent with past practice since September 30, 1995, (C) referred to in the Schedules hereto,

     (D) for Taxes not yet due or payable or being contested in good faith and by appropriate proceedings, (E) that constitute mechanics',

     carriers', workers' or other like Liens, (F) that, individually or in the aggregate, are not material to the Selling Companies and RICC

     (with respect to the Business) and the RGS Companies, taken as a whole, in character, amount or extent or (G) which constitute easements, covenants, rights-of-way, other similar matters that are matters of record and other matters subject to which the leases of

     Leased Properties are granted.

               (ii) The trade accounts receivable included on the

     September 30 Balance Sheet are based upon shipments of product, the performance of services or binding contracts.

               (iii)     The inventories reflected on the September 30

     Balance Sheet are stated at the lower of cost or estimated market value, determined utilizing the accounting practices and procedures of the Selling Companies (with respect to the

     Business) and the RGS Companies.

          (l)  Contracts.
               ---------

               (i)  Schedule 5(l) lists all:

               (A)  executory loan agreements, credit agreements, security agreements, notes, mortgages, indentures and other contracts and instruments which provide for the borrowing of moneys by or extensions of credit to any Selling Company or RICC (with respect to the Business) or RGS Company or the guaranty by any Selling Company or RICC (with respect to the Business) or RGS Company of obligations in respect of the borrowings of moneys by or extensions of credit to any other party, in any case involving in excess of $1,000,000 of indebtedness or committed credit;

               (B)  executory employment contracts (other than collective bargaining agreements) to which any Selling Company (with respect to the Business) or RGS Company is a party which involve the payment of more than $250,000 annually to any individual, except those that may be cancelled by any Selling Company or RGS Company without material penalty upon not more than 180 days' notice;

               (C)  executory sales representative or other

     distributorship agreements to which any Selling Company (with respect to the Business) or RGS Company is a party which involve the sale of greater than $500,000 of product annually, except those that may be cancelled by any Selling Company or RGS Company without material penalty upon not more than 180 days' notice; and

               (D)  executory leases (other than leases relating to real

     property), license agreements, contracts, agreements, commitments,

     sales orders and purchase orders to which any Selling Company or RICC

     (with respect to the Business) or RGS Company is a party, (other than

     (I) those of a type described in clauses (A) through (C) above,

     without giving effect to the minimum dollar or term thresholds set forth therein, and (II) open bids and proposals which can be withdrawn or which are subject to the execution of definitive agreements) which expressly provide for future payments (other than warranty and other contingent payments) to or from any Selling

     Company or RICC (with respect to the Business) or RGS Company of more than $500,000, except those that may be cancelled by any Selling

     Company, RICC or RGS Company without material penalty upon not more than 180 days' notice.

               All items required to be set forth on Schedule 5(l) are

     referred to herein as "Contracts".  Notwithstanding the foregoing,

     Schedule 5(l) does not contain a Contract otherwise required to be set forth thereon which is subject to confidentiality obligations not to disclose the existence of the same on the part of Seller or any of its Subsidiaries or Affiliates.

               (ii) Except as identified on Schedule 5(l), to Seller's

     knowledge, there are no (A) defaults, violations or breaches on the part of any Selling Company or RICC (with respect to the Business) or

     RGS Company under the provisions of any Contracts set forth on

     Schedule 5(l) and no event has
     occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach by any Selling Company or RICC (with respect to the Business)

     or RGS Company under any such Contract or (B) defaults, violations or breaches on the part of the other party or parties under the provisions of any Contracts set forth on Schedule 5(l), except, in either case, (I) for defaults, violations or breaches which,

     individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect and (II) that in order to avoid a default, violation or breach under such Contracts the consent of the other party or parties thereto may be required in connection with the transactions contemplated hereby.

               (iii)     To Seller's knowledge, the foreign currency

     forward exchange contracts set forth on Schedule 5(l) were entered into to protect one of the Selling Companies (with respect to the

     Business) or the RGS Companies from adverse currency rate

     fluctuations on foreign currency commitments entered into in the ordinary course of business.

          (m)  Compliance With Laws.
               --------------------

               (i)  Except as set forth on Section 1 of Schedule 5(m),

     each of the Selling Companies and RICC (with respect to the Business)

     and the RGS Companies is in compliance in all material respects with all laws, statutes and regulations (other than those pertaining to pollution or protection of the environment or exposure of persons to toxic or hazardous substances, raw materials or chemicals) of Governmental Authorities applicable to them, the Business or the

     Assets, except for failures to so comply which would not,

     individually or in the aggregate, reasonably be likely to have a

     Material Adverse Effect.

               (ii) To Seller's knowledge, except as set forth on Section

     2 of Schedule 5(m), there are no claims pending or threatened of any regulatory authority or other Person that any of the Selling

     Companies (with respect to the Business) or the RGS Companies is in violation of or non-compliance with any Environmental Laws (as defined in Section 14(c)(v)(C)) or seeking damages or other relief from any of the Selling Companies (with respect to the Business) or the RGS Companies under any Environmental Laws, other than claims which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

               (iii)     To Seller's knowledge, except as set forth on

     Section 2 of Schedule 5(m), none of the Selling Companies (with respect to the Business) or the RGS Companies have been notified by any relevant Governmental Authority that any governmental franchise,

     license, permit, authorization or approval granted under any

     Environmental Law will be adversely modified, suspended, cancelled or revoked or will not be renewed in the ordinary course of business,

     other than notifications involving such matters which would not,

     individually or in the aggregate, reasonably be likely to have a

     Material Adverse Effect.

          (n)  Permits.  Each of the Selling Companies and RICC (with
               -------

respect to the Business) and the RGS Companies possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, in the case of RICC and the RGS Companies, or its

Assets, in the case of the Selling Companies, and to carry on its business as presently conducted, other than any such franchises, licenses, permits,

authorizations or approvals which, individually or in the aggregate, if not obtained would not reasonably be likely to have a Material Adverse

Effect.

          (o)  Taxes.
               -----

               (i)  To Seller's knowledge, except as set forth on

     Schedule 5(o) or as otherwise made available to Buyer, each of the

     Selling Companies and RICC (with respect to the Business) and the RGS

     Companies has (A) timely filed or caused to be filed all material Tax

     Returns (as defined below) that are required to be filed by each of them on or before the date hereof and (B) paid or caused to be paid all material Taxes shown to be due and payable on such Tax Returns which are not being contested in good faith by or on behalf of any of the Selling Companies or RICC (with respect to the Business) or the

     RGS Companies, as the case may be.  To Seller's knowledge, except as set forth on Schedule 5(o), there are no Tax liens upon any of the assets of any RGS Company or RICC or the Assets, except for liens for

     Taxes not yet due and payable or being contested in good faith.

     Except as set forth on Schedule 5(o) or as otherwise made available to Buyer, no Tax Return that includes any Selling Company or RICC

     (with respect to the Business) or RGS

     Company is currently being examined by any taxing authority and no written notice of such an audit or examination has been received, and there are no outstanding agreements or waivers extending the statute of limitations applicable to any of the RGS Companies' Tax Returns.

     No claims which, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect has been made by a taxing authority in a jurisdiction where any of the RGS Companies or RICC

     (with respect to the Business) do not file Tax Returns that any of them is or may be subject to taxation by such jurisdiction.  RGS has not filed a consent to the application of Section 341(f)(2) of the

     Internal Revenue Code of 1986, as amended (the "Code").

               (ii) For the purpose of this Agreement:

               (A)  "Tax" or "Taxes" shall mean all taxes, charges,

     duties, fees, levies or other assessments, including, but not limited to, income, excise, property, sales, value added, profits, license,

     withholding, payroll, employment, net worth, capital gains, transfer,

     stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Authority, and including any interest, penalties and additions attributable thereto;

               (B)  "Tax Return" or "Tax Returns" shall mean any return,

     report, declaration, information return, statement or other document filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any

     Tax or the administration of
     any laws, regulations or administrative requirements relating to any

     Tax;

               (C)  "Income Tax" or "Income Taxes" shall mean all Taxes

     based upon, measured by, or calculated with respect to (I) net income or profits (including, but not limited to, Taxes imposed as a result of any election under Section 338 of the Code or any analogous provision of state, local or foreign law, any capital gains, minimum

     Taxes and any Taxes on items of tax preference, but not including sales, use, real property gains, real or personal property, gross or net receipts, transfer or other similar Taxes) or (II) multiple bases

     (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (I) above; and

               (D)  "Consolidated Taxes" shall mean all Federal, state,

     provincial or local Income Taxes, domestic or foreign, that are paid or payable on a consolidated, unitary, combined or similar basis with respect to Tax Returns ("Consolidated Tax Returns") which include any of the Selling Companies or RICC (with respect to the Business) and the RGS Companies, on the one hand, and Seller or any of its

     Subsidiaries or Affiliates (other than any of the Selling Companies or RICC (with respect to the Business) and the RGS Companies) on the other.

          (p)  Litigation.  Except as set forth on Schedule 5(p), none of
               ----------

the Selling Companies or RICC (with respect to the

Business) or the RGS Companies is a party to any legal action,

arbitration, suit or other proceeding by or before any court, arbitrator,

administrative agency or other Governmental Authority (i) which individually or in the aggregate would reasonably be likely to have a

Material Adverse Effect or (ii) which challenges or otherwise relates to the transactions contemplated by this Agreement, and except as set forth on Schedule 5(p), Seller is not aware that any such legal action,

arbitration, suit or other proceeding has been threatened.  Except as set forth on Schedule 5(p), there are no outstanding orders, rulings, decrees or judgments to which any of the Selling Companies or RICC (with respect to the Business) or the RGS Companies is a party or by which any of them is bound by or with any court, arbitrator or administrative agency which

(i) would reasonably be likely to have a Material Adverse Effect or

(ii) challenge or otherwise relate to the transactions contemplated by this Agreement.

          (q)  Intellectual Property.  For purposes of this Agreement,
               ---------------------

"Intellectual Property" shall mean United States and foreign:  (A) patents

(including utility and design patents, industrial designs and utility models) and patent applications (including docketed patent or invention disclosures awaiting filing, requests for reexamination, reissues,

divisions, continuations, continuations in part, patents of addition and extensions), patent or invention disclosures awaiting filing determination, (B) trademarks, service marks, trade names, trade dress,

logos, business and product names, slogans, and registrations and applications for registration thereof; (C) copyrights (including software)

and registrations thereof;

(D) inventions, processes, designs, formulae, trade secrets, know-how,

industrial models, confidential and technical information, manufacturing,

engineering and technical drawings, product specifications and confidential business information; (E) mask work and other semiconductor chip rights and registrations thereof; (F) intellectual property rights similar to any of the foregoing; and (G) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).  For purposes of this Agreement, "Intellectual Property Assets" shall mean

(i) the Intellectual Property that is listed in Schedule 5(q), all of which is used primarily in or relates primarily to the Business and

(ii) all other Intellectual Property that is owned by any of the Selling

Companies or the RGS Companies and is used primarily in or relates primarily to the Business (including, without limitation, confidential and technical information relating to matters broadly identified as PECAIM manufacturing process for Ni sleeve, PECAIM sol-gel process for NiO coating, magnetic cut-off label magnetizing fixture, microwave drying arc prevention techniques and microwave drying controls to the extent the same is used primarily in or relates primarily to the Business).  The

Intellectual Property Assets include all Intellectual Property that is owned by any of the Selling Companies or the RGS Companies that is used primarily in or relates primarily to the Business.  To Seller's knowledge,

set forth on Schedule 5(q) and 8(l)(i) are all patents, patent applications and patent or invention disclosures awaiting filing owned by any of the Selling Companies or RGS Companies which are used in the conduct of the Business in the manner as currently conducted (other than those covering products of Allen-Bradley or third parties which are supplied to the Business).  Except as set forth on the

Schedules hereto, a Selling Company and/or an RGS Company owns all

Intellectual Property Assets, free from any Liens, other than Permitted

Liens.  The Intellectual Property Assets, together with the intellectual property rights arising from the Contracts, are sufficient Intellectual

Property rights necessary to conduct the Business in the manner as currently conducted.  Except as set forth on Schedules 5(p) or 5(q), to

Seller's knowledge, there are no claims, demands or notices of any Person pertaining to, or any proceedings which are pending or threatened, which

(i) challenge the ownership interests of any of the Selling Companies

(with respect to the Business) or the RGS Companies in any of the

Intellectual Property Assets, (ii) allege that any product or service of the Business infringe the intellectual property rights of others or (iii)

state that the practice or use of any of the Intellectual Property Assets requires the consent or license of such Person, other than any such claims, demands, notices or proceedings which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

          (r)  Conduct of Business Since September 30, 1995.  Except as
               --------------------------------------------

set forth on Schedule 5(r) or as contemplated by this Agreement, since

September 30, 1995 (i) the business of the Selling Companies and RICC

(with respect to the Business) and the RGS Companies has been conducted in the ordinary course consistent with past practice and (ii) there has not been any change in the business, operations or condition (financial or otherwise) of the Selling Companies and RICC (with respect to the

Business) and the RGS Companies, taken as a whole, which has had or would reasonably be likely to have a Material Adverse Effect, other than changes relating to the economy in general or changes resulting from industry-wide developments affecting other companies in similar businesses.  Except as set forth on Schedule 5(r) or as contemplated by this Agreement, since

September 30, 1995 there has not been:

          (A)  any general increase in the rate or terms of compensation,

     commissions, bonuses, pension or other employee benefit plans,

     payments or arrangements payable to or for or with employees of any of the Selling Companies (with respect to the Business) or the RGS

     Companies, except (I) pursuant to collective bargaining agreements or other labor agreements in effect on the date hereof or entered into in the ordinary course of business consistent with past practice,

     (II) pursuant to periodic performance reviews and related

     compensation and benefit increases in the ordinary course of business consistent with past practice or (III) otherwise in the ordinary course of business consistent with past practice;

          (B)  sold, transferred, leased or otherwise disposed of  any material assets of any RGS Company or RICC (with respect to the

     Business) or any material Assets, other than inventories and other assets in the ordinary course of business consistent with past practice;

          (C)  incurred or guaranteed by any of the Selling Companies or

     RICC (with respect to the Business) or the RGS

     Companies any material loan or other indebtedness, other than in the ordinary course of business consistent with past practice;

          (D)  any amendment of the charter documents or By-Laws of any

     RGS Company;

          (E)  paid or declared any dividend in respect of any of the capital stock of any RGS Company;

          (F)  issued or sold or authorized for issuance or sale any additional shares of capital stock of any RGS Company, or any securities convertible into shares of any class of such capital stock or granted any option, warrant or other right relating thereto; or

          (G)  any agreement or commitment (other than this Agreement or any arrangement provided for in or contemplated by this Agreement)

     entered into by any of the Selling Companies or RICC (with respect to the Business) or the RGS Companies to take any of the types of action described in clauses (A) through (F) of this Section 5(r).

          (s)  Employees.  Except as set forth on Schedule 5(s), there is
               ---------

no labor strike, work stoppage or lockout pending or, to Sellers'

knowledge, threatened against any of the Selling Companies (with respect to the Business) or the RGS Companies which, in any case, would reasonably be likely to have a Material Adverse Effect.  Except as set forth on

Schedule 5(s), none of the Selling Companies (with respect to the

Business) or the RGS Companies is a party to any collective bargaining agreement relating to its employees.

          (t)  Insurance.  Schedule 5(t) sets forth a list of all material
               ---------

current policies of insurance in force as of the date hereof covering the

Selling Companies (with respect to the Business) and the RGS Companies.

          (u)  Employee Benefit Plans.
               ----------------------

               (i)  Schedule 5(u) sets forth each material pension,

     retirement, profit sharing, deferred compensation, stock bonus or other similar plan; each material medical, vision, dental or other health plan; each material life insurance plan; and any other material employee benefit plan, in each case, to which any of the

     Selling Companies (with respect to the Business) or the RGS Companies is on the date hereof required to contribute, or which any of the

     Selling Companies (with respect to the Business) or the RGS Companies on the date hereof sponsors or maintains for the benefit of any of their employees, or under which employees (or their beneficiaries) of any of the Selling Companies (with respect to the Business) or the

     RGS Companies are on the date hereof eligible to receive benefits

     (collectively, the "Plans"), including any material "employee benefit plan" ("ERISA Benefit Plan") as defined in Section 3(3) of the

     Employee Retirement Income Security Act of 1974, as amended

     ("ERISA").

               (ii) All ERISA Benefit Plans are in compliance in all

     material respects with the provisions of ERISA, the Code and the rules and regulations promulgated thereunder to the extent that

     ERISA,the Code and such rules and regulations are intended to apply.

     There is no accumulated funding
     deficiency within the meaning of Section 412 of the Code for which an excise tax is due with respect to any ERISA Benefit Plan, whether or not waived.  No ERISA Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for which there is no exemption and no "reportable event"

     (as defined in Section 4043 of ERISA) has occurred with respect to any ERISA Benefit Plan subject to Title IV of ERISA, which prohibited transaction or reportable event, individually or in the aggregate,

     would reasonably be likely to have a Material Adverse Effect.  None of the Selling Companies or RICC (with respect to the Business) or the RGS Companies participates in, or owes withdrawal liability to,

     any "multiemployer" plan as described under Section 4001(a)(3) of

     ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of

     Section 4063 of ERISA.

               (iii)     With respect to each Plan set forth on Schedule

     5(u), Seller has delivered or made available to Buyer a true, correct and in all material respects complete copy of such Plan, including without limitation all plan documents.

               (iv) The Internal Revenue Service has issued a favorable

     determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code that has not been revoked.  To the knowledge of Seller, there are no existing circumstances or any events that have occurred that could adversely affect
     qualified status of any such qualified plan or trust related thereto which, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

               (v)  There are no contributions required to be made to any

     Plan or payable with respect to insurance policies funding any Plan or premiums payable to the Pension Benefit Guaranty Corporation that are past due and owing, except where the failure to pay such contributions or premiums, individually or in the aggregate, would not reasonably be likely to result in a Material Adverse Effect.

               (vi) There does not now exist, nor do any circumstances

     exist that would result in, any Controlled Group Liability (as defined below) that would be a material liability of Buyer, the RGS

     Companies or the Buyer Foreign Subsidiaries following the Closing.

     "Controlled Group Liability" means any and all liabilities under

     (A) Title IV of ERISA, (B) Section 302 of ERISA, (C) Sections 412 and

     4971 of the Code, (D) the continuation of coverage requirements of

     Section 601 et Seq. of ERISA or Section 4980B of the Code, and

     (E) corresponding or similar provisions of foreign laws or regulations, in each case related solely to the controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which any RGS Company was a member prior to the Closing

     Date, other than such liabilities that arise solely out of, or relate solely to, the Plans.

               (vii)     Neither the execution and delivery of this

     Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of,

     or increase the amount or value of, any payment or benefit to any

     Continued Employee (as defined in Section 9(a)) or former employee of any of the Selling Companies (with respect to the Business) or the

     RGS Companies under any Plan or other agreement, contract or arrangement for which Buyer or any RGS Company or Buyer Foreign

     Subsidiary has assumed liability pursuant to this Agreement (other than those set forth in Schedule 5(u)) which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse

     Effect.  Without limiting the generality of the foregoing, to the knowledge of Seller, no amount paid or payable by any Selling Company

     (with respect to the Business) or any RGS Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event, except any such other event which constitutes a change in ownership or control within the meaning of Section 280G(b)(2)(i)

     of the Code) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

               (viii)    Each of the Rockwell PMC Pension Scheme and the

     Rockwell Graphic Systems Limited Pension and Life Assurance Plan

     referred to in Sections 9(b)(iv) and 9(b)(v), respectively, is approved or capable of approval under Chapter 1 of Part XIV of the

     Income and Corporation Taxes Act 1988 of the United Kingdom and,

     except as set forth on

     Schedule 5(u)(viii), is in material compliance with the provisions of applicable United Kingdom law.

               (ix) There are no private defined benefit pension plans

     covering present or former employees of RGS France.

               (x)  The Pension Plan for the Employees of Rockwell Graphic

     Systems Inc. referred to in Section 9(b)(vii) is duly reported as required by Governmental Authorities and in substantial compliance with applicable regulations.

               (xi) The Employee Retirement Allowance Plan, including the

     Employee Retirement Pension Plan, referred to in Sections 9(b)(viii)

     is duly registered as required by Governmental Authorities and in substantial compliance with applicable regulations.  The Director

     Retirement Allowance Plan referred to in Section 9(b)(ix) is not required to be registered by Governmental Authorities and is in substantial compliance with applicable regulations.

               (xii)     Rockwell Australia has no employees with respect

     to the Business.

Anything contained herein to the contrary notwithstanding, none of the representations and warranties set forth in this Section 5(u) (other than those representations and warranties set forth in Section 5(u)(vi)) shall be applicable to or deemed to have been made with respect to the Rockwell

Retirement Plan for Eligible Employees, the Rockwell U.K. Retirement Plan

(as defined in Section 9(b)(vi)(A)) or the Revised Retirement Plan for

Employees of the Allen-Bradley Division of Rockwell International of

Canada.

          (v)  Sufficiency of Assets.  The assets held by the RGS
               ---------------------

Companies, the Customer Notes held by RICC, the Assets and the Retained

Assets, together with the assets of Seller and its Subsidiaries and

Affiliates (including Rockwell France, the Selling Subsidiaries and RICC)

used to perform the common services for the Business described in the

Financial Statements, constitute all of the material assets and rights which are used in the operation of the Business as currently conducted by

Seller and its Subsidiaries.

          (w)  Customer Notes.  The aggregate gross principal amount of
               --------------

Customer Notes (before any reserves with respect thereto or accrued interest thereon) as of February 29, 1996 (calculated by utilizing the

Wall Street Journal Exchange Rate as published on February 27, 1996 for

Customer Notes denominated in currencies other than U.S. Dollars) was

$238,231,000.

SECTION 6.  Representations and Warranties of Buyer.
            ---------------------------------------

     Buyer hereby represents and warrants to Seller as follows:

          (a)  Corporate Organization.  Buyer is a corporation duly

incorporated, validly existing and in good standing under the laws of

Delaware.  Each of the Buyer Foreign Subsidiaries will be, after the formation thereof, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or amalgamation, as the case may be.

          (b)  Corporate Authorization.  Buyer has all requisite corporate
               -----------------------

power and authority to enter into this Agreement, to perform its obligations hereunder and to cause its Subsidiaries to perform their obligations hereunder. The execution, delivery and performance by Buyer of this Agreement have been, and the execution,

delivery and performance by Buyer and its Subsidiaries of all instruments of assumption to be delivered by any of Buyer or its Subsidiaries pursuant hereto have been or will be, duly authorized by all necessary corporate action on behalf of Buyer and its Subsidiaries.  This Agreement constitutes a legal, valid and binding obligation of Buyer, and all instruments of assumption to be delivered by each of Buyer and its

Subsidiaries pursuant hereto, when executed and delivered, will constitute legal, valid and binding obligations of Buyer, enforceable against Buyer or its applicable Subsidiaries in accordance with their respective terms,

except as such enforceability may be limited by bankruptcy, insolvency,

reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

          (c)  No Violation or Conflict.  None of the execution, delivery
               ------------------------

or performance of this Agreement by Buyer or the consummation by Buyer or its Subsidiaries of the transactions contemplated hereby will (i) conflict with the Certificate of Incorporation or By-Laws of Buyer or any of its

Subsidiaries or (ii) violate, conflict with or result in a breach of any material mortgage, debt instrument, indenture, deed of trust, license,

lease, contract, commitment or agreement to which Buyer or any of its

Subsidiaries is a party or any material order, ruling, decree, judgment or arbitration award or, subject to completion of required filings and notifications set forth in Schedule 6(d) and the expiration of any required waiting periods and extensions
thereof, any applicable law, statute or regulation to which Buyer or any of its Subsidiaries is subject, except for such violations, conflicts, or breaches subject to this clause (ii) which, individually or in the aggregate, would not reasonably be likely to have a material adverse effect on the ability of Buyer or any of its Subsidiaries to consummate the transactions contemplated hereby.

          (d)  Government Authorizations.  Except as set forth on
               -------------------------

Schedule 6(d), no material consent, approval or authorization of, filing or registration with, or notification to, any Governmental Authority is required by or with respect to Buyer or any of its Subsidiaries or

Affiliates in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer or any of its Subsidiaries of the transactions contemplated hereby.

          (e)  Litigation.  Except as set forth on Schedule 6(e), none of
               ----------

Buyer or its Subsidiaries or Affiliates is a party to any legal action,

arbitration, suit or other proceeding by or before any court, arbitrator,

administrative agency or other Governmental Authority (i) which,

individually or in the aggregate, would reasonably be likely to have a material adverse effect on the ability of Buyer or any of its Subsidiaries to consummate the transactions contemplated hereby or (ii) which challenges or otherwise relates to the transactions contemplated by this

Agreement, and except as set forth on Schedule 6(e), Buyer is not aware that any such legal action, arbitration, suit or other proceeding has been threatened.  Except as set forth on Schedule 6(e), there are no outstanding orders, rulings, decrees
or judgments to which Buyer or any of its Subsidiaries or Affiliates is a party or by which any of them is bound by or with any court, arbitrator or administrative agency which (i) would reasonably be likely to have a material adverse effect on the ability of Buyer or any of its Subsidiaries to consummate the transactions contemplated hereby or (ii) challenge or otherwise relate to the transactions contemplated by this Agreement.

          (f)  Information.  Each of Seller, Rockwell France, the Selling
               -----------

Subsidiaries, RICC and the RGS Companies has provided Buyer with such access to the facilities, books, records and personnel of the Selling

Companies and RICC (with respect to the Business) and the RGS Companies as

Buyer has deemed necessary and appropriate in order for Buyer to investigate to its satisfaction the business and properties of the Selling

Companies and RICC (with respect to the Business) and the RGS Companies sufficiently to make an informed investment decision to purchase the

Shares and the Assets, to assume the Assumed Liabilities and to enter into this Agreement.  Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of the purchase of the Shares and the Assets and the assumption of the

Assumed Liabilities.

          (g)  Acquisition of Shares for Investment.  Buyer is acquiring
               ------------------------------------

the Shares for investment only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares.  Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of

1933, as amended, except pursuant to an exemption from such registration available under such Act.

          (h)  Funds.  Attached as Schedule 6(h) are commitment and
               -----

"highly confident" letters from financial institutions for the benefit of

Buyer (the "Financing Letters").  The financing outlined in the Financing

Letters (assuming funding in accordance with the terms thereof), when combined with funds required to be made available, are sufficient to pay the Purchase Price and to consummate the other transactions contemplated by this Agreement to be consummated by Buyer.  The Financing Letters and the fee letters referred to therein have been duly accepted on behalf of

Buyer and are in full force and effect.  All fees required to be paid in respect of any such commitments have been, or will be, paid when due.

SECTION 7.  Investigation by Buyer; Confidentiality.
            ---------------------------------------

          Prior to the Closing, or, if earlier, the date this Agreement is terminated pursuant to Section 16, Seller will, and will cause each of

Rockwell France, the Selling Subsidiaries, RICC and the RGS Companies to,

provide Buyer and its representatives, employees, counsel and accountants with reasonable access, during normal business hours and upon reasonable notice, to the facilities, books, records and personnel of each of the

Selling Companies and RICC (with respect to the Business) and the RGS

Companies and will provide, or cause each of Rockwell France, the Selling

Subsidiaries, RICC and the RGS Companies to provide, to Buyer such other information with respect to the business and properties of each of the

Selling Companies and RICC (with respect to the Business) and the RGS

Companies as Buyer shall reasonably request; provided, however, that such
                                                       -------

access shall not unreasonably interfere with the normal operations of any of Seller, Rockwell France, the Selling Subsidiaries, RICC or the RGS

Companies.  Buyer acknowledges that all such information being provided is subject to the terms of a confidentiality agreement dated as of December

1, 1995 between Stonington Partners, Inc., the management company of the investment fund which established Buyer, and Dillon, Read & Co. Inc., on behalf of Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

SECTION 8.  Covenants.
            ---------

          (a)  Conduct of Business Prior to the Effective Time.  Between
               -----------------------------------------------

the date hereof and the Closing, except as set forth on Schedule 8(a) or as otherwise contemplated by this Agreement, Seller will use reasonable efforts to cause the Business to be conducted only in the ordinary course consistent with past practice.  Between the date hereof and the Closing,

except as set forth on Schedule 8(a) or as otherwise contemplated by this

Agreement, Seller will not, and will cause each of the Selling Companies and RICC (with respect to the Business) and the RGS Companies not to,

engage in, without the written consent of Buyer, any transaction which, if engaged in since September 30, 1995 but on or before the date hereof,

would constitute a breach of the representations and warranties of Seller contained in Section 5(r).

          (b)  Post Closing Access; Preservation of Records.
               --------------------------------------------

               (i)  From and after the Closing, Buyer shall make or cause to be made available to Seller and its agents and employees all books, records and documents of Buyer and its

     Subsidiaries and Affiliates (including the RGS Companies and the

     Buyer Foreign Subsidiaries) relating to the Business (and the assistance of Buyer's and its Subsidiaries' and Affiliates' employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary for (A) preparing tax returns and financial statements and responding to tax audits covering operations and transactions at or prior to the Effective

     Time, (B) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any legal action, suit,

     investigation or other proceeding pending, threatened or anticipated by or against Seller or any of its Subsidiaries or Affiliates or any

     of their properties, officers, directors or employees (or for which

     Seller or any of its Subsidiaries or Affiliates has any obligations)

     before any court, arbitrator, governmental department, commission,

     board, bureau or agency, domestic or foreign, (C) preparing reports to stockholders and government agencies or (D) such other purposes for which access to such documents is believed by Seller to be reasonably necessary; provided, however, that access to such books,
                           --------  -------

     records, documents and employees shall not unreasonably interfere with the normal operations of Buyer and its Subsidiaries and

     Affiliates and the reasonable out-of-pocket expenses of Buyer incurred in connection therewith shall be paid by Seller.  Buyer shall maintain and preserve all such books, records and other documents for the greater of (aa) seven
     years after the Closing Date or (bb) any applicable statutory or regulatory retention period, as the same may be extended.

               (ii) From and after the Closing, Seller shall make or cause to be made available to Buyer and its agents and employees all books,

     records and documents of Seller and its Subsidiaries and Affiliates relating to the Business during regular business hours for the same purposes, to the extent applicable, as set forth in Section 8(b)(i)

     above; provided, however, that access to such books, records and
            --------  -------

     documents shall not unreasonably interfere with the normal operations of Seller and its Subsidiaries and Affiliates and the reasonable out-of-pocket expenses of Seller incurred in connection therewith shall be paid by Buyer.

          (c)  HSR Act Compliance; Foreign Governmental Approvals.  Seller
               --------------------------------------------------

and Buyer shall each promptly, and in any event within 10 days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act and to obtain all Foreign Governmental

Approvals.  For the purposes of this Agreement, the term "Foreign

Governmental Approval" shall mean any approval, consent, license,

clearance, exemption, waiver or registration of or with any foreign

Governmental Authority necessary in order to consummate lawfully the transactions contemplated hereby, including, without limitation, each

Foreign Governmental Approval set forth on Schedules 5(d) and 6(d).

Seller and Buyer shall each promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its
preparation of any filing or submission which is necessary under the HSR

Act or to obtain any Foreign Governmental Approval.  Seller and Buyer shall each promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them or their representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the transactions contemplated hereby.  Without limiting the generality of the foregoing, Seller and Buyer shall each promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Authority in connection therewith and shall (A) comply promptly with any such inquiry or request and (B) promptly provide the other with a description of the information provided to any Governmental Authority with respect to any such inquiry or request.  In addition, Seller and Buyer shall each keep the other apprised of the status of any such inquiry or request.

          (d)  Reasonable Best Efforts.  Buyer and Seller shall each use
               -----------------------

its reasonable best efforts to cause to be fulfilled the conditions to the respective obligations of the other party set forth in Sections 10 and 11.

          (e)  Further Assurances.  From time to time after the Closing,
               ------------------

as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such actions as such party may reasonably request to consummate the transactions contemplated by this Agreement.

          (f)  Certain Intercompany Indebtedness.  At or before the
               ---------------------------------

Closing, Seller shall cause all intercompany indebtedness between Seller or its Subsidiaries or Affiliates (other than the Selling Companies and

RICC (with respect to the Business) and the RGS Companies), on the one hand, and any of the Selling Companies or RICC (with respect to the

Business) or the RGS Companies, on the other hand (other than (i)

indebtedness for payables to Allen-Bradley in respect of purchases of drive systems, press controls and related products from Allen-Bradley during the 30-day period preceding, and on, the Closing Date and (ii) as contemplated by item 3 of Schedule 8(a)), to be cancelled or otherwise eliminated.  The parties acknowledge that the amount of purchases of drive systems, press controls and related products by the Selling Companies

(with respect to the Business) and the RGS Companies from Allen-Bradley during the 30-day period preceding, and on, the Closing Date shall constitute accounts payable of the RGS Companies or Assumed Liabilities,

as applicable, on and after the Closing Date and Buyer shall or shall cause the RGS Companies to pay the amount thereof to Allen-Bradley promptly when due following the Closing, provided that such purchases are made in the ordinary course of business consistent with past practice.

          (g)  Interim Use of Seller's Trademark, Trade Name and Corporate
               -----------------------------------------------------------

Symbol.
- ------

          (i)  Following the Closing, none of Buyer or its Subsidiaries or

     Affiliates (including the RGS Companies and the Buyer Foreign

     Subsidiaries) shall have any rights to use any trademarks, trade names or logos of Seller or any of its

     Subsidiaries or Affiliates (other than those trademarks, trade names or logos which are included in Intellectual Property Assets,

     including, without limitation, Goss Commercial, Hantscho, Colorliner,

     Community and Newsliner), or any contraction, abbreviation or simulation thereof, and will not hold itself out as having any affiliation with Seller or its Subsidiaries or Affiliates.  However,

     (A) Buyer, the RGS Companies and the Buyer Foreign Subsidiaries may

     utilize without obligation to pay royalties to Seller the trademark or trade name "Rockwell" or "Rockwell International" or Seller's corporate symbol or logo or any thereof in connection with stationery, supplies, labels, catalogs, vehicles, signs and finished goods inventory (or other inventory, to the extent so marked) owned by any RGS Company or constituting Assets as of the Closing Date,

     subject to the terms and conditions contained in this Section 8(g)

     and (B) Buyer's obligations with respect to the names of the RGS

     Companies and other entities set forth on Schedule 5(g) shall be subject to Section 8(k).

               (ii) All documents in the inventory of any RGS Company or

     constituting Assets as of the Closing Date within the following categories may be used for the duration of the periods following the

     Closing indicated below or until the supply is exhausted, whichever is the first to occur:

                                         Maximum Period
                                           of Permitted
                                           Use Following
       Category of Documents               the Closing
       ---------------------               -----------


  A. Stationery                            3 months
  B. Invoices, purchase orders, debit
     and credit memos and other similar    3 months
     documents of a transactional nature

  C. Business cards                        3 months

  D. Other outside forms such as packing
     lists, labels, packing materials      3 months
     and cartons, etc.
  E. Forms for internal use only          12 months

  F. Product literature                   12 months;


         provided, however, that no document within any of the above
         --------  -------

         categories A, B or F may be used by Buyer, any RGS Company or any

         Buyer Foreign Subsidiary for any purpose after one month within the stated period unless such document clearly and prominently displays a statement, the form of which is approved by Seller

         (which approval shall not be unreasonably withheld), to the effect that the Business was formerly owned by Seller.

                   (iii)     All vehicles owned by any RGS Company or

         constituting Assets as of the Closing Date may continue to be used without re-marking (except as to legally required permit numbers, license numbers, etc.) for a period not to exceed nine months following the Closing or the date of disposition of the vehicle, whichever is the first to occur.  Buyer shall cause all such vehicles to be de-marked prior to their disposition.

                   (iv) Within six months following the Closing, Buyer

         shall cause to be removed from display at all facilities owned or leased by any RGS Company or
         constituting Assets as of the Closing Date all demountable displays which contain the trademark or trade name "Rockwell",

         "Rockwell International" or Seller's corporate symbol or any thereof and Buyer shall remove all signs displaying any such trademark, trade name or corporate symbol at all such facilities no later than six months following the Closing.

                   (v)  Products in finished goods inventory, or other

         inventory marked as of the Closing Date, of any RGS Company or constituting Assets as of the Closing Date may be disposed of or,

         with respect to such other inventory, may be completed and disposed of by Buyer or such RGS Company following the Closing without re-marking.

                   (vi) Except as permitted in subsections (i) through (v)

         of this Section 8(g), Buyer shall not use and shall cause its

         Subsidiaries and Affiliates (including the RGS Companies and the

         Buyer Foreign Subsidiaries) not to use the trademark or trade name "Rockwell" or "Rockwell International" or Seller's corporate symbol or logo or any thereof or any name or mark which includes the words "Rockwell", "Rockwell International" or any name or mark confusingly similar thereto or any special script, type font, form, style, logo, design, device or symbol used or

         possessed by Seller or its Subsidiaries or Affiliates before or after the Closing which contains the trademark or trade name

         "Rockwell" or "Rockwell International" or any name or mark confusingly similar thereto.

                   (vii)     If the laws of any country require that

         Buyer's or any RGS Company's or Buyer Foreign Subsidiaries' right to use any marks as permitted herein be registered in order to fully protect Seller, Buyer and Seller shall cooperate in

         constituting Buyer or such RGS Company or Buyer Foreign

         Subsidiary as a registered user (or its equivalent) in each of the countries in which such registration is necessary.  Any expenses for constituting Buyer or such RGS Company or Buyer

         Foreign Subsidiary as a registered user in any country shall be borne by Buyer.  Any registration of Buyer or such RGS Company or

         Buyer Foreign Subsidiary as a permitted user of any marks

         hereunder shall be expunged on termination of the period of permitted use under this Agreement and Seller shall be entitled to, and Buyer on request will, take all necessary steps to that end.

              (h)  Assumption of Obligations.
                   -------------------------

                   (i)  Buyer will, and will cause each of the RGS

         Companies and the Buyer Foreign Subsidiaries, as appropriate, to,

         unconditionally assume at the Closing (effective as of the close of business on the day preceding the Closing Date) and pay or perform in a timely manner, in accordance with their terms, any and all obligations under, and at the Closing shall replace

         Seller and its Subsidiaries and Affiliates (other than the RGS

         Companies) (effective as of the close of business on the day preceding the Closing Date) under, all credit facilities,

         guarantees, foreign currency forward exchange contracts and letters of credit set forth in Section I of Schedule 8(h)(i) and all
         guarantees of indebtedness, foreign currency forward exchange contracts and letters of credit entered into with respect to the

         Business (other than, in the case of foreign currency forward exchange contracts, those entered into by RGS Japan) prior to the

         Closing which are not prohibited by this Agreement (it being understood that, with respect to letters of credit, it shall be sufficient for Buyer's bank to provide Seller's or its

         Subsidiaries' bank which issued such letters of credit with documentation reasonably satisfactory to Seller and such issuing bank pursuant to which Buyer's bank assumes all liability with respect to such letters of credit).  Buyer will, and will cause each of the RGS Companies and the Buyer Foreign Subsidiaries, as

         appropriate, to, unconditionally assume at the Closing (effective as of the close of business on the day preceding the Closing

         Date) and pay or perform in a timely manner, in accordance with their terms, any and all obligations under, and shall use its reasonable best efforts to secure the release of Seller and its

         Subsidiaries and Affiliates (other than the RGS Companies)

         (effective as of the close of business on the day preceding the

         Closing Date) from, all bonds, guaranties, comfort letters,

         indemnities, assurances, contracts, commitments and agreements

         (other than Shared Agreements (as defined in Section 8(h)(ii))

         and those set forth in Section I of Schedule 8(h)(i)) under which

         Seller or any of its Subsidiaries or Affiliates (other than the

         RGS Companies) has any obligations arising out of or relating to the Business which by their terms will be outstanding or in effect as of or at any time following the close of business on the day preceding the Closing Date, including, without

         limitation, those set forth in Section II of Schedule 8(h)(i);

         provided, however, that (i) anything contained herein to the
         --------  -------

         contrary notwithstanding, Buyer shall not assume any debts,

         liabilities, obligations or commitments of the Selling Companies except for the Assumed Liabilities and (ii) with respect to securing the release of Seller and its Subsidiaries and

         Affiliates (other than the RGS Companies) from those "Customer

         Agreements" set forth in Section II of Schedule 8(h)(i), none of

         Buyer or its Subsidiaries shall be required to offer or grant any financial accommodation.

                   (ii) For purposes of this Agreement, "Shared

         Agreements" shall mean all letters of credit, surety bonds,

         guaranties, comfort letters, indemnities, assurances, contracts,

         commitments and agreements under which Seller or any of its

         Subsidiaries or Affiliates (other than the RGS Companies) has any obligations arising out of or relating to the Business, as well as to other businesses of Seller or any of its Subsidiaries or

         Affiliates (other than the Business), which by their terms will be outstanding or in effect as of or at any time following the close of business on the day preceding the Closing Date,

         including, without limitation, those set forth on

         Schedule 8(h)(ii).  Buyer will, and will cause each of the RGS

         Companies and the Buyer Foreign Subsidiaries, as appropriate, to,

         unconditionally assume at the Closing (effective as of the close of business on the day preceding the Closing Date) and pay or perform in
         a timely manner, in accordance with their terms, all obligations arising out of or relating to the Business under the Shared

         Agreements and (with respect to those Shared Agreements

         identified to Buyer) shall use its reasonable best efforts to enter into replacement agreements covering (and releasing Seller and its Subsidiaries and Affiliates from), all obligations arising out of or relating to the Business under the Shared

         Agreements.  None of Buyer or its Subsidiaries or Affiliates

         (including the RGS Companies and the Buyer Foreign Subsidiaries)

         will incur any obligation under any Shared Agreement not existing as of the close of business on the day preceding the Closing Date or extend or otherwise amend any Shared Agreement; provided,
                                                            --------

         however, that anything contained herein to the contrary
         -------

         notwithstanding, Buyer shall not assume any debts, liabilities,

         obligations or commitments of the Selling Companies except for the Assumed Liabilities.

                   (iii)     Buyer will provide to Seller at the Closing

         appropriate documentation in form and substance reasonably satisfactory to Seller confirming the assumptions and releases provided for in this Section 8(h).

                   (iv) Prior to Closing, Seller shall provide reasonable

         assistance to Buyer in any reasonable manner requested by Buyer in connection with the assumptions and releases provided for in this Section 8(h), provided, however, that such assistance shall
                            --------  -------

         not include any requirement of Seller or any of its Subsidiaries or Affiliates to expend money or to offer or grant any financial accommodation and that Buyer remains responsible for such assumptions and releases.

              (i)  Notification of Certain Matters.  Seller and Buyer will
                   -------------------------------

    each give prompt notice to the other of (i) its knowledge of the occurrence, or failure to occur, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect on the Closing Date and

    (ii) its knowledge of any failure on its part to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder on or prior to the Closing Date.  No notice pursuant to this Section 8(i) shall affect any representations or warranties, covenants, agreements, obligations or conditions set forth herein.

              (j)  Non-Compete.
                   -----------

              (i)  Subject to the next sentence of this subsection (i),

         Seller covenants that, for a period of three years after the

         Closing Date (the "Non-Compete Period"), neither Seller nor any company controlled by Seller will, directly or indirectly,

         without the written consent of Buyer, enter into, or acquire control of or more than a five percent interest in, any business more than ten percent of whose revenues are derived from

         operations engaged in development, manufacture, sale or provision of web offset printing press systems; provided, however, that
                                               --------  -------

         Seller may acquire control of any business deriving less than 50%

         of its revenues from such operations so long as it shall use reasonable best efforts to divest such operations as promptly as practicable and in any event not later than two years following such acquisition (it being understood that such obligation with respect to any such divestiture by Seller shall expire at the end of the Non-Compete Period for any such

         acquisition made within the two-year period preceding the end of the Non-Compete Period).  Anything contained herein to the contrary notwithstanding, nothing in this Section 8(j) shall prohibit or restrict Seller or any company now or hereafter controlled by Seller from entering into any business engaged in,

         acquiring control of or any interest in any business engaged in,

         engaging in or continuing to engage in any activity which

         comprises or is an extension or expansion of those business operations presently being conducted by Seller through any of its divisions or Subsidiaries other than the Selling Companies (with respect to the Business) and the RGS Companies.

                   (ii) Seller acknowledges that in the event of its

         breach of the foregoing covenant, money damages would be an inadequate remedy.  Accordingly, without prejudice to the rights of Buyer also to seek such damages or other remedies available to it, Buyer may seek, and Seller acknowledges and covenants that it will not contest the appropriateness and availability of,

         injunctive or other equitable relief in any proceeding which

         Buyer may bring to enforce the foregoing covenant not to compete on its express and explicit terms.

                   (iii)     Seller and Buyer agree that, if any provision

         of this Section 8(j) should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, however, that to the
                                           --------  -------

         extent any such provision may be made valid and enforceable in such jurisdiction by limitations on the scope of the activities,

         geographical area or time period covered, Seller and Buyer agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

                   (iv) No portion of the Purchase Price or the Assumed

         Liabilities shall be allocated to the covenant not to compete granted to Buyer pursuant to this Section 8(j).

              (k)  Change of Name.  Within ninety days following the
                   --------------

    Closing Date, Buyer shall, at its sole cost and expense, change or cause to be changed the names of the RGS Companies and the entities set forth on Schedule 5(g) in order that the "Rockwell" name and any derivatives thereof shall be deleted therefrom.

              (l)  Intellectual Property.
                   ---------------------

                   (i)  Seller, in consideration for the rights granted by

         Buyer and the RGS Companies in Section 8(l)(ii), shall at the

         Closing grant to Buyer, the RGS Companies and the Buyer Foreign

         Subsidiaries a world-wide, irrevocable, exclusive, royalty-free license, with the right to sublicense, under the patents, or patents resulting from any applications or disclosures, of the

         Seller Licensed Technology (as defined below), and any

         counterparts thereof, or any divisions, substitutes,

         continuations, reissues or
         re-examinations thereof, to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in the field of the Business (or any related extensions or expansions of the Business as it is

         conducted on the Closing Date); said exclusive license being transferable only in connection with the sale of all or any part of Buyer's or the RGS Companies' or Buyer Foreign Subsidiaries'

         business to which such patents relate.  Buyer and the RGS

         Companies and Buyer Foreign Subsidiaries shall have the right in the field of the Business (or any related extensions or

         expansions of the Business as it is conducted on the Closing

         Date) to institute legal proceedings or otherwise enforce the patents in the Seller Licensed Technology in their own name to the extent allowed by law and Seller will reasonably cooperate in any such proceeding, including by joinder if required by law;

         provided, however, that Buyer and the RGS Companies and Buyer
         --------  -------

         Foreign Subsidiaries shall pay all costs and expenses of Seller relating to such cooperation.  Seller shall at the Closing also grant to Buyer, the RGS Companies and the Buyer Foreign

         Subsidiaries a non-exclusive, royalty-free, world-wide,

         irrevocable license, with the right to sublicense, to use any commercial or technical information (including any copyright or trade secrets related thereto) relating to the Seller Licensed

         Technology and owned or licensable (without payment or

         restrictions of any kind) by Seller as of the Effective Time, in connection with the field of the Business and to transfer such license solely in
         connection with the sale of all or any part of Buyer's or any RGS

         Companies' or Buyer Foreign Subsidiaries' business to which the license relates.  To the extent that Buyer or any RGS Company or

         Buyer Foreign Subsidiary do not have copies of any information or materials relating to the Seller Licensed Technology, Seller shall promptly supply to Buyer copies of any such information or materials relating to the Seller Licensed Technology.  Seller makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any Seller Licensed

         Technology or any patents or information licensed hereunder and

         Seller has no obligation to file or prosecute any patent

         applications or maintain any patents in force in connection therewith.  For purposes of this Agreement, "Seller Licensed

         Technology" shall mean those patents, patent applications and invention disclosures set forth on Schedule 8(l)(i).  Seller will, at no cost to Buyer, promptly execute such further

         documents as Buyer may reasonably request to carry out the terms of this Section 8(l)(i).  To the extent any patents obtained by

         Seller or any of its Subsidiaries after the Closing result from the subject matter of the disclosures set forth on Section

         8(l)(i) and relate primarily to the Business, the same shall be assigned to Buyer promptly after issuance and become Business

         Licensed Technology (as defined in Section 8(l)(ii)) subject to the provisions of Section 8(l)(ii).

                   (ii) Buyer and the RGS Companies and Buyer Foreign

         Subsidiaries, in consideration for the rights granted by

         Seller in Section 8(l)(i), shall at the Closing grant to Seller and its Subsidiaries a world-wide, irrevocable, exclusive,

         royalty-free license, with the right to sublicense, under the patents, or patents resulting from any applications or

         disclosures, of the Business Licensed Technology, and any

         counterparts thereof, or any divisions, substitutes,

         continuations, reissues or re-examinations thereof, to make, have made, use, import, sell or otherwise dispose of products, or to practice any process in connection therewith, in fields other than the Business; said exclusive license being transferable only in connection with the sale of all or any part of Seller's or any of its Subsidiaries' business to which such patents relate.

         Seller and its Subsidiaries shall have the right in fields other than the Business to institute legal proceedings or otherwise enforce the patents in the Business Licensed Technology in their own name to the extent allowed by law and Buyer and the RGS

         Companies and Buyer Foreign Subsidiaries will reasonably

         cooperate in any such proceeding, including by joinder if

         required by law; provided, however, that Seller and its
                          --------  -------

         Subsidiaries shall pay all costs and expenses of Buyer and the

         RGS Companies and Buyer Foreign Subsidiaries relating to such cooperation.  Buyer, the RGS Companies and the Buyer Foreign

         Subsidiaries shall at the Closing also grant to Seller and its

         Subsidiaries a non-exclusive, royalty-free, world-wide,

         irrevocable license, with the right to sublicense, to use any commercial or technical information (including any copyright or trade secrets related thereto) relating to the

         Business Licensed Technology and owned or licensable (without payment or restrictions of any kind) by Buyer and the RGS

         Companies and Buyer Foreign Subsidiaries as of the Effective

         Time, in connection with fields other than the Business and to transfer such license solely in connection with the sale of all or any part of Seller's or any of its Subsidiaries' business to which the license relates.  To the extent that Seller or any of its Subsidiaries do not have copies of any information or

         materials relating to the Business Licensed Technology, Buyer and the RGS Companies and Buyer Foreign Subsidiaries shall promptly supply to Seller copies of any such information or materials relating to the Business Licensed Technology.  Buyer makes no representations or warranties of any kind with respect to the validity, scope or enforceability of any Business Licensed

         Technology or any patents or information licensed hereunder and

         Buyer has no obligation to file or prosecute any patent

         applications or maintain any patents in force in connection therewith.  For purposes of this Agreement, "Business Licensed

         Technology" shall mean those patents, patent applications and invention disclosures set forth on Schedule 8(l)(ii).  Buyer will, at no cost to Seller, promptly execute and cause the RGS

         Companies and Buyer Foreign Subsidiaries promptly to execute such further documents as Seller may reasonably request to carry out the terms of this Section 8(l)(ii).



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



                   (iii)     The parties acknowledge that Seller and its

         Subsidiaries (other than with respect to the Business), the

         Selling Companies (with respect to the Business) and the RGS

         Companies have participated in the design and development of the technology known as the Meridian Control System or the Global

         Control System, with the MIS, console, press, reel and folder control areas, including communication, interface and control protocols and all commercial or technical information (including engineering, production and other designs, drawings,

         specifications, formulae, technology, computer programs, software and processes) relating thereto (collectively the "Control

         Licensed Technology").  Accordingly, notwithstanding anything contained herein to the contrary, effective as of the Effective

         Time, Buyer shall be the owner of the Control Licensed Technology on a worldwide basis and any Intellectual Property rights

         pertaining thereto, provided that Buyer, as of the Effective

         Time, grants to Seller and its Subsidiaries a world-wide,

         irrevocable, non-exclusive, royalty-free license under the

         Control Licensed Technology to make, have made, use, import, sell or otherwise dispose of products of Seller or its Subsidiaries,

         and to practice any process in connection therewith; said license being transferable only in connection with the sale of all or any part of the business of Seller or its Subsidiaries to which such license relates.  The parties acknowledge that the Control

         Licensed Technology shall not include (and that Seller and its

         Subsidiaries, other than the RGS Companies, have and will retain after the

         Closing exclusive ownership interests in) Microsil control technology and any information of Seller or its Subsidiaries relating to products of Seller or its Subsidiaries also used outside the Business as of the Closing Date.  Unless otherwise mutually agreed, to the extent that Buyer or the RGS Companies and Seller or any of its Subsidiaries determine, in their sole discretion, to continue joint development of the Control Licensed

         Technology subsequent to the Closing Date, each party shall have the same rights in any information or Intellectual Property resulting from such joint development as a party is entitled to in the Control Licensed Technology pursuant to this

         Section 8(l)(iii).  To the extent Buyer or Seller do not have copies of any information or materials relating to the Control

         Licensed Technology as of the Closing Date, each party shall promptly supply to the other copies of any such information or materials relating to the Control Licensed Technology existing as of the Closing Date.

              (m)  Insurance.
                   ---------

                   (i)  Seller shall keep, or cause to be kept, all

         insurance policies set forth on Schedule 5(t), or suitable replacements therefor (which may include policies containing terms less or more favorable than those set forth on Schedule

         5(t)), in full force and effect up to the Closing Date.  Buyer hereby acknowledges that it shall be Buyer's responsibility as of and following the Closing Date to provide for adequate insurance for the Business, the Assets and the assets of each of the RGS

         Companies.

                   (ii) With respect to any loss, liability or damage with

         respect to the assets of the RGS Companies or the Assets arising out of events occurring prior to the Closing Date (other than any loss, liability or damage arising out of or relating to any environmental matters) for which Seller or any of its

         Subsidiaries would be entitled to assert a claim for recovery under any third-party "occurrence basis" policy of insurance maintained prior to the Closing Date ("Occurrence Basis

         Insurance") in accordance with the terms thereof, at the request of Buyer, Seller will use reasonable efforts in asserting, or to assist Buyer in asserting, claims under such Occurrence Basis

         Insurance with respect to such loss, liability or damage,

         provided that (A) all of Seller's costs and expenses incurred in connection with the foregoing are promptly paid by Buyer,

         (B) Seller and its Subsidiaries may, at any time, amend, buy-out,

         extinguish liability under or otherwise modify any Occurrence

         Basis Insurance (and such claims shall be subject to any such amendments, buy-outs, extinguishments and modifications) and

         (C) such claims shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles,

         retentions, self-insurance provisions or any payment or

         reimbursement obligation of Seller or any of its Subsidiaries or

         Affiliates in respect thereof.

              (n)  Consents.  Seller shall, prior to Closing, cooperate
                   --------

    with Buyer in any reasonable manner requested by Buyer in connection with obtaining or making any required consent, approval, permit, license, order, certificate, authorization, filing,

    registration or notification with respect to the transactions contemplated by this Agreement (including those necessary for the conduct of the Business under any Environmental Law); provided,
                                                          --------

    however, that such cooperation shall not include any requirement of
    -------

    Seller or any of its Subsidiaries or Affiliates to expend money or to offer or grant any financial accommodation.

              (o)  Allocation of Consideration.  The Purchase Price (as
                   ---------------------------

    adjusted pursuant to Section 3(c)) and the Assumed Liabilities shall be allocated among the U.S. Shares and the French Shares and the various assets comprising the Assets in accordance with the procedures set forth in a schedule (the "Consideration Allocation") to be delivered by Buyer to Seller within 45 days after the date hereof;

    provided, however, that the Consideration Allocation with respect to
    --------  -------

    the French Shares will be delivered by Buyer to Seller within 30 days after the date hereof.  The Consideration Allocation shall be subject to Seller's approval, which approval shall not be unreasonably withheld.  Seller and Buyer each agree that they will report and cause to be reported all Federal, state, provincial, local, foreign and other Tax consequences of the transactions contemplated hereby in a manner consistent with the Consideration Allocation and the Allocation

    Schedule (as defined in Section 15(g)) and that they will not, except to the extent required by law, take any position inconsistent therewith in connection with any Tax return, refund claim, litigation or otherwise.  Each party shall promptly notify the other if the

    Internal Revenue Service or any other taxing authority proposes to reallocate the Consideration Allocation.  In the event of a determination (as defined in Section 1313 of the Code) or a similar event under foreign tax law relating to the reallocation of the

    Consideration Allocation, the parties shall be free to file amended returns or claims for refund based on such reallocation.

              (p)  Cash Management.
                   ---------------

                   (i)  Seller will, and will cause its Subsidiaries and

         Affiliates to, forward promptly by check to Buyer any customer payments in respect of accounts receivable constituting Assets or owed to any of the RGS Companies received by Seller or any of its

         Subsidiaries or Affiliates after the close of business on the day preceding the Closing Date, whether received in lock boxes, via wire transfer or otherwise.

                   (ii) Buyer will, and will cause its Subsidiaries and

         Affiliates (including the RGS Companies and the Buyer Foreign

         Subsidiaries) to, forward promptly by check to Seller any

         customer payments in respect of accounts receivable owed to

         Rockwell or any of its Subsidiaries or Affiliates (other than those constituting Assets or owed to any of the RGS Companies)

         received by Buyer or any of its Subsidiaries or Affiliates after the close of business on the day preceding the Closing Date,

         whether received in lock boxes, via wire transfer or otherwise.

                   (iii)     Buyer shall, or shall cause the RGS Companies

         or Buyer Foreign Subsidiaries to, reimburse Seller (by wire transfer), within three business days after Seller's request, for all amounts funded by Seller or its Subsidiaries or Affiliates after the close of business on the day preceding the Closing Date through the Closing Date in respect of outstanding checks

         presented for payment in the disbursement accounts of each of the

         Selling Companies (with respect to the Business) and the RGS

         Companies, other than RGS France and RGS Japan (it being

         understood that the amounts so reimbursed shall be reflected as a liability of the Business on the Closing Statement to the extent required by Section 3(b)).  Buyer acknowledges that it shall be

         Buyer's obligation to fund disbursement accounts of the Selling

         Companies (with respect to the Business) and of the RGS Companies

         (other than RGS France and RGS Japan) after the Closing Date in respect of outstanding checks presented for payment therein and to fund or to cause RGS France or RGS Japan to fund disbursement accounts of RGS France and RGS Japan on and after the Closing

         Date in respect of outstanding checks presented for payment therein (it being understood that outstanding checks of RGS

         France and RGS Japan as of the close of business on the day preceding the Closing Date shall be reflected as a liability of the Business on the Closing Statement to the extent required by

         Section 3(b)).

                   (iv) Buyer shall, or shall cause the RGS Companies or

         Buyer Foreign Subsidiaries to, pay Seller (by wire transfer),

         within three business days after the Closing Date, an amount equal to all balances contained in the bank accounts of each of the Selling Companies (with respect to the

         Business) which constitute Assets and the RGS Companies (other than RGS France and RGS Japan) as of the close of business on the day preceding the Closing Date (it being understood that such reimbursed amounts shall not be reflected as an asset of the

         Business on the Closing Statement).

                   (v)  Seller shall cause to be paid to RGS Japan and RGS

         France (by wire transfer), within three business days after the

         Closing Date, an amount equal to all overdraft borrowings of RGS

         Japan and RGS France as of the close of business on the day preceding the Closing Date (it being understood that such

         reimbursed amounts shall not be reflected on the Closing

         Statement).

                   (vi) Seller will be responsible for the payment of all

         payroll checks delivered, and payroll direct deposits made, prior to the close of business on the day preceding the Closing Date to employees of the Selling Companies engaged primarily in the

         Business, employees of the RGS Companies and employees listed in

         Schedule 9(a)(i).  Buyer shall, or shall cause the RGS Companies or Buyer Foreign Subsidiaries to, reimburse Seller (by wire transfer), within three business days after the Closing Date, for all amounts funded by Seller or its Subsidiaries or Affiliates after the close of business on the day preceding the Closing Date through the Closing Date in respect of any payroll checks delivered or payroll direct deposits made after the close of business on the day preceding the Closing Date through the

         Closing Date to employees of the Selling Companies engaged primarily in the Business, employees of the RGS Companies and employees listed in

         Schedule 9(a)(i).  Buyer shall, or shall cause the RGS Companies or Buyer Foreign Subsidiaries to, fund (or, as described in the preceding sentence, reimburse Seller for) all payroll checks delivered, and payroll direct deposits made, after the close of business on the day preceding the Closing Date to employees of the Selling Companies engaged primarily in the Business,

         employees of the RGS Companies and employees listed in

         Schedule 9(a)(i).

              (q)  Conduct of Business on the Closing Date.  On the
                   ---------------------------------------

    Closing Date, the Business will be conducted only in the ordinary course and none of Buyer, its Subsidiaries, the Selling Companies or

    RICC (with respect to the Business) or the RGS Companies or Buyer

    Foreign Subsidiaries will engage in any transaction (other than the transactions contemplated hereby) which, if engaged in since

    September 30, 1995 but on or before the date hereof, would constitute a breach of the representations and warranties of Seller contained in

    Section 5(r).

              (r)  Pre-Closing Transfers.  On or prior to the Closing
                   ---------------------

    Date, Seller will cause (without any representations or warranties with respect thereto) (i) all Customer Notes owned by RICC as the same shall exist at such time to be assigned and transferred to RGS and, in exchange therefor, (A) all liabilities of RICC relating to the

    Business to be assigned and transferred to and assumed by RGS and (B)

    intercompany indebtedness due RGS from Seller equal to the fair market value of such Customer Notes
    to be assigned and transferred to RICC, (ii) all receivables and rights to receive all amounts and assets owing or payable or to become owing or payable by Hall Processing or Goss Processing to RGS to be assigned and transferred by RGS to Goss Processing, (iii) all of the issued and outstanding shares of capital stock of Goss Processing to be assigned and transferred by RGS to Seller and (iv) all rights to receive all amounts and assets owing or payable or to become owing or payable to RGS and its Subsidiaries pursuant to, and all liabilities in respect of any settlement of or judgment in respect of, the

    Heidelberger Litigation to be assigned and transferred by RGS to, and assumed by, Seller.  For tax purposes, such assignment of all the issued and outstanding shares of capital stock of Goss Processing shall be effected pursuant to a plan of complete liquidation adopted by Seller pursuant to Section 332 of the Code.  Seller will provide

    Buyer with a reasonable opportunity to review and approve (which approval shall not be unreasonably withheld or delayed) the documents evidencing such assignments, transfers and assumptions described in the first sentence of this Section 8(r) prior to the execution thereof.  On the Closing Date Seller shall deliver to Buyer copies of the documents evidencing such assignments, transfers and assumptions.

              (s)  Provision of Information.  Buyer shall (subject to
                   ------------------------

    customary confidentiality agreements), prior to and following the

    Closing, promptly provide to Seller and its Subsidiaries such information as any of them shall reasonably request for the purpose of providing information to and consulting with employee or labor union representatives in connection with the
    transactions contemplated hereby pursuant to any contractual,

    statutory or other obligation, including, without limitation, the

    Transfer of Undertakings (Protection of Employment) Regulations 1981

    of the United Kingdom.

              (t)  Customer Notes.  Between the date of execution of this
                   --------------

    Agreement and the Closing, Seller will not, and will cause the Selling

    Companies and RICC (with respect to the Business) and the RGS

    Companies not to, accept any new Customer Notes in connection with sales of presses or related equipment or replace, refinance or amend any existing Customer Notes, in any case without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, provided that no such consent of Buyer shall be required in connection with the acceptance, replacement, refinancing or amendment of any Customer Notes described on Schedule 8(t).

              (u)  Buyer Assistance.  At Seller's request, Buyer will
                   ----------------

    cause its employees and the employees of its Subsidiaries and

    Affiliates (including the RGS Companies and the Buyer Foreign

    Subsidiaries) reasonably to assist Seller in connection with all matters relating to the liquidation of Hall Processing and the resolution of the Heidelberger Litigation, provided that the reasonable out-of-pocket expenses and Damages (as defined in Section

    9(g)), if any, of Buyer incurred in connection therewith shall be paid by Seller.

              (v)  Allen-Bradley Supply Arrangements.  Seller and Buyer
                   ---------------------------------

    acknowledge and agree that all contracts, agreements, commitments and arrangements in effect as of the Closing providing for pricing and other terms of sale with respect to the
    supply by Allen-Bradley to the Business of drive systems, press controls and related products following the Closing (other than any such arrangements entered into pursuant to the following sentence)

    shall be automatically terminated and of no force or effect as of the

    Closing with respect to orders received by Allen-Bradley following the

    Closing, it being understood that the foregoing shall have no effect on amounts owing to Allen-Bradley described in Section 8(f).  At the request of Buyer, Seller will seek to negotiate with Buyer and the RGS

    Companies a supply arrangement with respect to drive systems, press controls and related products on terms acceptable to Seller and Buyer,

    each in their sole discretion.

              (w)  Financing.  Prior to Closing, Seller shall, and shall
                   ---------

    cause the RGS Companies and the Selling Subsidiaries to, cooperate with and provide reasonable assistance to Buyer in any reasonable manner requested by Buyer in connection with its obtaining the financing referred to in Section 10(g), provided, however, that such
                                            --------  -------

    cooperation and assistance shall not include any requirement of Seller or any of its Subsidiaries or Affiliates to expend money or to offer or grant any financial accommodation.

              (x)  Transitional Arrangements.  At the Closing, Seller and
                   -------------------------

    Buyer will enter into an agreement with respect to certain transitional arrangements in conformity with the Outline of Terms set forth as Exhibit C and such other transitional arrangements as shall be mutually agreed upon.

              (y)  Borrowings.  Seller shall repay all short-term and
                   ----------

    long-term borrowings under loan or credit agreements of any of the Selling Companies (with respect to the Business) or the RGS

    Companies outstanding as of the close of business on the day preceding the Closing Date, other than overdraft borrowings of RGS Japan and RGS

    France.

              (z)  Audit Fees.  Buyer shall pay Seller (by wire transfer)
                   ----------

    at the Closing an amount notified to Buyer by Seller prior to the

    Closing equal to one-half of the fees and expenses of D&T for auditing the combined financial statements of the Business as of and for the fiscal year ended September 30, 1993.

    SECTION 9.  Employment Arrangements, Benefits and Pension Plans.
                ---------------------------------------------------

              (a)  Employment.  Buyer shall or shall cause an RGS Company
                   ----------

    or a Buyer Foreign Subsidiary to (i) continue to employ, commencing as of the Closing Date, each of the employees of the RGS Companies who are employed (including those who are actively employed or on layoff,

    leave or short-term disability or other permitted absence from employment, but excluding those who are on long-term disability)

    immediately prior to the Closing Date, including all employees covered by the collective bargaining agreements set forth on Schedule 5(s) or entered into in the ordinary course of business consistent with past practice, other than those who are on long-term disability leaves immediately prior to the Closing Date, and (ii) offer employment with comparable compensation and benefits, commencing as of the Closing

    Date, to (A) each of the employees of the Selling Companies engaged primarily in the Business who are employed (including those who are actively employed or on layoff, leave or short-term disability or other permitted absence from employment, but excluding those who are on long-term disability) immediately
    prior to the Closing Date, including all employees covered by the collective bargaining agreements set forth on Schedule 5(s) or entered into in the ordinary course of business consistent with past practice,

    other than those who are on long-term disability leaves immediately prior to the Closing Date, and (B) each of the employees of Seller or its Subsidiaries or Affiliates set forth on Schedule 9(a)(i);

    provided, however, that nothing contained in this Section 9(a) is
    --------  -------

    intended to confer upon any Continued Employee any right to continued

    employment after evaluation by Buyer of its employment needs after the

    Closing Date.  The employees (i) who accept such an offer of employment by Buyer, an RGS Company or a Buyer Foreign Subsidiary and,

    except with respect to employees who are on layoff, leave or short-term disability or other permitted leave of absence, actually commence such employment or (ii) who so continue to be employed are herein referred to as "Continued Employees".  Buyer shall, or shall cause the RGS Companies or Buyer Foreign Subsidiaries to, provide immediately after the Closing Date to each Continued Employee

    (i) employment and a salary or wage level at least equal to that which such Continued Employee was entitled to from the Selling Companies,

    Rockwell France, the RGS Companies and other Subsidiaries and

    Affiliates of Seller immediately prior to the Closing Date and

    (ii) employee benefits (other than pension and savings benefits,

    except as otherwise provided in Sections 9(b), (c) and (d) hereof)

    comparable in all material respects to and no less favorable in the aggregate than the employee benefits provided to each such Continued

    Employee by the Selling Companies, Rockwell France, the RGS Companies

    and other

    Subsidiaries and Affiliates of Seller immediately prior to the Closing

    Date; provided, however, that after the Closing Date, Buyer expressly
          --------  -------

    reserves the right to modify any salary or wage level of any Continued

    Employee and to amend, modify or terminate any benefit plan or program established, assumed or maintained by Buyer or any RGS Company or

    Buyer Foreign Subsidiary for the benefit of Continued Employees in accordance with the terms of such plan or program and applicable law.

    Buyer shall, or shall cause the applicable RGS Company or Buyer

    Foreign Subsidiary to, assume or maintain (as applicable) as of the

    Closing Date and perform the obligations of each of the Selling

    Companies, Rockwell France, the RGS Companies and other Subsidiaries and Affiliates of Seller under the collective bargaining agreements set forth on Schedule 5(s) or entered into in the ordinary course of business consistent with past practice and any and all collateral agreements related thereto, including those affecting all terms and conditions of employment, and to be bound by such agreements.

              (b)  Pension Plans.
                   -------------

                   (i)  Rockwell Retirement Plan for Eligible Employees.
                        -----------------------------------------------

                   (A)  Effective as of the Closing Date, each Continued

         Employee who participated in the Rockwell Retirement Plan for

         Eligible Employees (the "Rockwell Retirement Plan") immediately prior to the Closing Date shall cease to accrue benefits under the Rockwell Retirement Plan and shall have a fully

         nonforfeitable right to such Continued Employee's benefit payable at normal retirement
         age under the Rockwell Retirement Plan accrued as of the Closing

         Date or as of the last business day of the month in which the

         Closing Date occurs if the Closing Date falls on a day other than the last business day of the month; provided, however, that no
                                             --------  -------

         provision in this Agreement shall be construed to provide any

         Continued Employee additional credit for purposes of determining eligibility for an early retirement or disability pension under the Rockwell Retirement Plan.  None of Buyer or its Subsidiaries

         or Affiliates (including the RGS Companies and the Buyer Foreign

         Subsidiaries) shall have or acquire any interest in or right with respect to any of the assets of the Rockwell Retirement Plan, and

         Seller shall retain full power and authority with respect to the amendment and termination of the Rockwell Retirement Plan and the investment and disposition of assets held in the Rockwell

         Retirement Plan to the extent permitted by applicable law.  The

         Selling Companies shall remain solely responsible for, and none of Buyer or its Subsidiaries or Affiliates (including the RGS

         Companies and the Buyer Foreign Subsidiaries) shall have any liability under, relating to or arising out of the Rockwell

         Retirement Plan.

                   (B)  From and after the Closing Date, none of Seller or

         its Subsidiaries or Affiliates or Buyer or its Subsidiaries or

         Affiliates (including the RGS Companies and the Buyer Foreign

         Subsidiaries), the Rockwell Retirement Plan or the trust

         thereunder shall have any obligation or liability with respect to benefits and entitlements of

         Continued Employees under the Rockwell Retirement Plan, except with respect to benefits accrued under the Rockwell Retirement

         Plan prior to the Closing Date.

                   (ii) Rockwell International Corporation Savings Plan.
                        -----------------------------------------------

         Effective as of the Closing Date, Seller shall cause each

         Continued Employee to have a fully nonforfeitable right to such

         Continued Employee's account balances, if any, under the Rockwell

         International Corporation Savings Plan (the "Rockwell Savings

         Plan").  Each Continued Employee shall be entitled to maintain such Continued Employee's account balances under the Rockwell

         Savings Plan or receive a distribution of such Continued

         Employee's account balances under the Rockwell Savings Plan in accordance with the terms of the Rockwell Savings Plan and applicable law.

                   (iii)     U.S. Stand-Alone Savings Plans.  Effective as
                             ------------------------------

         of the Closing Date, Buyer shall assume or shall cause RGS to continue to maintain the RGS Reading Hourly Employees Retirement

         Savings Plan, the RGS Field Service Hourly Employees Savings

         Plan, the RGS Defined Contribution Target Benefit Retirement Plan

         for Hourly-Rated Employees of the Cedar Rapids, Iowa Plant and

         the RGS Cedar Rapids Hourly Employees Savings Plan (collectively,

         the "RGS Savings Plans") and their related funding media and shall, or shall cause RGS to, fully perform, pay and discharge all of RGS' duties, liabilities and obligations with respect thereto.  Effective as of the Closing Date, none of Seller or its

         Subsidiaries or Affiliates shall have any obligation or liability with respect to the RGS Savings Plans. Buyer shall, or shall cause RGS to, take all actions required in connection with this Section 9(b)(iii), including replacing the trustees under each RGS Savings Plan with trustees designated by

         Buyer.

                   (iv) Rockwell PMC Pension Scheme.  Effective as of the
                        ---------------------------

         Closing Date, Buyer shall, or shall cause the applicable Buyer

         Foreign Subsidiary to, assume and adopt the Rockwell PMC Pension

         Scheme (the "RGS U.K. Pension Scheme"), fully succeed to all of

         RGS U.K.'s rights thereunder and fully perform, pay and discharge all of RGS U.K.'s duties, liabilities and obligations as a successor employer thereunder, subject to the Inland Revenue's consent and the governing provisions of the RGS U.K. Pension

         Scheme.  Effective as of the Closing Date, Buyer shall or shall cause the applicable Buyer Foreign Subsidiary to nominate (i) an organization which is a member of the Investment Management

         Regulatory Organization as investment manager of the RGS U.K.

         Pension Scheme and (ii) an organization registered in the United

         Kingdom as custodian of the assets of the RGS U.K. Pension

         Scheme, provided that Buyer shall notify Seller or shall cause

         Seller to be notified of such nominations at least 10 business days prior to the Closing Date.  Effective as of the Closing

         Date, Buyer shall, or shall cause the applicable Buyer Foreign

         Subsidiary to, execute a deed of substitution in the form

         attached hereto as Schedule 9(b)(iv) relating to the RGS U.K.

         Pension Scheme and assume all liabilities and obligations

         thereunder and take all such action as described therein.  Prior to the Closing Date,

         Seller and RGS U.K. shall use reasonable efforts to take such actions, if any, including the adoption of any amendments to the

         RGS U.K. Pension Scheme, as may be necessary or appropriate in connection therewith.  On and after the Closing Date, Seller, RGS

         U.K. and Buyer shall each take such further actions as may be necessary or appropriate to establish Buyer or the applicable

         Buyer Foreign Subsidiary as the successor to RGS U.K. as to all rights, duties, liabilities and obligations under and with respect to the RGS U.K. Pension Scheme and to establish Buyer or the applicable Buyer Foreign Subsidiary as the principal company of the RGS U.K. Pension Scheme for the purposes of any applicable laws.  Effective as of the Closing Date, none of Seller or its

         Subsidiaries or Affiliates shall have any obligation or liability with respect to the RGS U.K. Pension Scheme.

                   (v)  The Rockwell Graphic Systems Limited Pension and
                        ------------------------------------------------

         Life Assurance Plan.  Effective as of the Closing Date, Buyer
         -------------------

         shall, or shall cause the applicable Buyer Foreign Subsidiary to,

         assume and adopt The Rockwell Graphic Systems Limited Pension and

         Life Assurance Plan (the "RGS U.K. Assurance Plan"), fully succeed to all of RGS U.K.'s rights thereunder and fully perform,

         pay and discharge all of RGS U.K.'s duties, liabilities and obligations as a successor employer thereunder, subject to the

         Inland Revenue's consent and the governing provisions of the RGS

         U.K. Assurance Plan.  Effective as of the Closing Date, Buyer

         shall or shall cause the applicable Buyer Foreign Subsidiary to nominate (i) an organization which is a member of the Investment

         Management

         Regulatory Organization as investment manager of the RGS U.K.

         Assurance Plan and (ii) an organization registered in the United

         Kingdom as custodian of the assets of the RGS U.K. Assurance

         Plan, provided that Buyer shall notify Seller or shall cause

         Seller to be notified of such nominations at least 10 business days prior to the Closing Date.  Effective as of the Closing

         Date, Buyer shall, or shall cause the applicable Buyer Foreign

         Subsidiary to, execute a deed of substitution in the form

         attached hereto as Schedule 9(b)(v) relating to the RGS U.K.

         Assurance Plan and assume all liabilities and obligations

         thereunder and take all such action as described therein.  Prior to the Closing Date, Seller and RGS U.K. shall use reasonable efforts to take such actions, if any, including the adoption of any amendments to the RGS U.K. Assurance Plan, as may be

         necessary or appropriate in connection therewith.  On and after the Closing Date, Seller, RGS U.K. and Buyer shall each take such further actions as may be necessary or appropriate to establish

         Buyer or the applicable Buyer Foreign Subsidiary as the successor to RGS U.K. as to all rights, duties, liabilities and obligations under and with respect to the RGS U.K. Assurance Plan and to establish Buyer or the applicable Buyer Foreign Subsidiary as the principal company of the RGS U.K. Assurance Plan for the purposes of any applicable laws.  Effective as of the Closing Date, none of Seller or its Subsidiaries or Affiliates shall have any obligation or liability with respect to the RGS U.K. Assurance

         Plan.

                   (vi) Rockwell U.K. Executive Plan.
                        ----------------------------

                   (A)  Effective as of the Closing Date, each Continued

         Employee who participated in the Rockwell U.K. Executive Plan

         (the "Rockwell U.K. Retirement Plan") immediately prior to the

         Closing Date shall cease to accrue benefits under the Rockwell

         U.K. Retirement Plan and shall have a fully nonforfeitable right to such Continued Employee's benefit payable at normal retirement age under the Rockwell U.K. Retirement Plan accrued as of the

         Closing Date or as of the last business day of the month in which the Closing Date occurs if the Closing Date falls on a day other than the last business day of the month; provided, however, that
                                                  --------  -------

         no provision in this Agreement shall be construed to provide any

         Continued Employee additional credit for purposes of determining eligibility for an early retirement or disability pension under the Rockwell U.K. Retirement Plan.  None of Buyer or its

         Subsidiaries or Affiliates (including the RGS Companies and the

         Buyer Foreign Subsidiaries) shall have or acquire any interest in or right with respect to any of the assets of the Rockwell U.K.

         Retirement Plan, and Seller shall retain full power and authority with respect to the amendment and termination of the Rockwell

         U.K. Retirement Plan and the investment and disposition of assets held in the Rockwell U.K. Retirement Plan to the extent permitted by applicable law.  The Selling Companies shall remain solely responsible for, and none of Buyer or its Subsidiaries or

         Affiliates (including the RGS Companies and the Buyer Foreign

         Subsidiaries) shall have any
         liability under, relating to or arising out of the Rockwell U.K.

         Retirement Plan.

                   (B)  From and after the Closing Date, none of Seller or

         its Subsidiaries or Affiliates or Buyer or its Subsidiaries or

         Affiliates (including the RGS Companies and the Buyer Foreign

         Subsidiaries) or the trustees of the Rockwell U.K. Retirement

         Plan shall have any obligation or liability with respect to benefits and entitlements of Continued Employees under the

         Rockwell U.K. Retirement Plan, except with respect to benefits accrued under the Rockwell U.K. Retirement Plan prior to the

         Closing Date.

                   (vii)     Pension Plan for the Employees of Rockwell
                             ------------------------------------------

         Graphic Systems Inc.  Effective as of the Closing Date, Buyer
         -------------------

         shall, or shall cause the applicable Buyer Foreign Subsidiary to,

         assume and adopt the Pension Plan for the Employees of Rockwell

         Graphic Systems Inc. (the "Rockwell Germany Plan"), fully succeed to all of Rockwell Germany's rights thereunder and fully perform,

         pay and discharge all of Rockwell Germany's duties, liabilities and obligations as a successor employer thereunder.  Prior to the

         Closing Date, Rockwell Germany shall use reasonable efforts to take such actions, if any, including the adoption of any

         amendments to the Rockwell Germany Plan, as may be necessary or appropriate in connection therewith.  On and after the Closing

         Date, Rockwell Germany and Buyer shall each take such further actions as may be necessary or appropriate to establish Buyer or the applicable Buyer Foreign Subsidiary as the successor to

         Rockwell Germany as to all rights,
         duties, liabilities and obligations under and with respect to the

         Rockwell Germany Plan and to establish Buyer or the applicable

         Buyer Foreign Subsidiary as the sponsor of the Rockwell Germany

         Plan for the purposes of any applicable laws.  Effective as of the Closing Date, none of Seller or its Subsidiaries or

         Affiliates shall have any obligation or liability with respect to the Rockwell Germany Plan.

                   (viii)    Employee Retirement Allowance Plan.
                             ----------------------------------

         Effective as of the Closing Date, Buyer shall assume or shall cause RGS Japan to continue to maintain the Employee Retirement

         Allowance Plan, including, but not limited to, the Employee

         Retirement Pension Plan (the "RGS Japan Employee Plan"), and its

         related funding medium and shall, or shall cause RGS Japan to,

         fully perform, pay and discharge all of RGS Japan's duties,

         liabilities and obligations with respect thereto.  Effective as of the Closing Date, none of Seller or its Subsidiaries or

         Affiliates shall have any obligation or liability with respect to the RGS Japan Employee Plan and its related funding medium.

         Buyer shall, or shall cause RGS Japan to, take all actions required in connection with this Section 9(b)(viii), including replacing the trustee under the RGS Japan Employee Plan with trustees designated by Buyer.

                   (ix) Director Retirement Allowance Plan.  Effective as
                        ----------------------------------

         of the Closing Date, Buyer shall assume or shall cause RGS Japan to continue to maintain the Director Retirement Allowance Plan

         (the "RGS Japan Director Plan") and its related funding medium and shall, or shall cause RGS

         Japan to, fully perform, pay and discharge all of RGS Japan's duties, liabilities and obligations with respect thereto.

         Effective as of the Closing Date, none of Seller or its

         Subsidiaries or Affiliates shall have any obligation or liability with respect to the RGS Japan Director Plan and its related funding medium.  Buyer shall, or shall cause RGS Japan to, take all actions required in connection with this Section 9(b)(ix),

         including replacing the trustee under the RGS Japan Director Plan with trustees designated by Buyer.

                   (x)  Revised Retirement Plan for Employees of the
                        --------------------------------------------

         Allen-Bradley Division of Rockwell International of Canada.
         ----------------------------------------------------------

                   (A)  Effective as of the Closing Date, each Continued

         Employee who participated in the Revised Retirement Plan for

         Employees of Allen-Bradley Division of Rockwell International of

         Canada (the "Rockwell Canadian Retirement Plan") immediately prior to the Closing Date shall cease to accrue benefits under the Rockwell Canadian Retirement Plan and shall have a fully vested right to such Continued Employee's benefit payable in accordance with the terms of the Rockwell Canadian Retirement

         Plan and applicable law at normal retirement age under the

         Rockwell Canadian Retirement Plan accrued as of the Closing Date or as of the last business day of the month in which the Closing

         Date occurs if the Closing Date falls on a day other than the last business day of the month; provided, however, that no
                                         --------  -------

         provision in this Agreement shall be construed to provide any

         Continued Employee additional credit for purposes of determining eligibility for an early retirement
         or disability pension under the Rockwell Canadian Retirement

         Plan.  None of Buyer or its Subsidiaries or Affiliates (including the RGS Companies and the Buyer Foreign Subsidiaries) shall have or acquire any interest in or right with respect to any of the assets of the Rockwell Canadian Retirement Plan, and Seller shall retain full power and authority with respect to the amendment and termination of the Rockwell Canadian Retirement Plan and the investment and disposition of assets held in the Rockwell

         Canadian Retirement Plan to the extent permitted by applicable law.  The Selling Companies shall remain solely responsible for,

         and none of Buyer or its Subsidiaries or Affiliates (including the RGS Companies and the Buyer Foreign Subsidiaries) shall have any liability under, relating to or arising out of the Rockwell

         Canadian Retirement Plan.

                   (B)  From and after the Closing Date, none of Seller or

         its Subsidiaries or Affiliates or Buyer or its Subsidiaries or

         Affiliates (including the RGS Companies and the Buyer Foreign

         Subsidiaries), the Rockwell Canadian Retirement Plan or the trust thereunder shall have any obligation or liability with respect to benefits and entitlements of Continued Employees under the

         Rockwell Canadian Retirement Plan, except with respect to

         benefits accrued under the Rockwell Canadian Retirement Plan prior to the Closing Date.

              (c)  Severance Benefits.  Seller shall be solely responsible
                   ------------------

    for and shall pay when due all liabilities pursuant to those incentive arrangements set forth on Schedule 9(c) and all direct and indirect liabilities, claims, losses, damages, costs and expenses in respect of any claim of (i) any Continued Employee that such employee's employment has been terminated, either voluntarily or involuntarily, solely in conjunction with the transactions contemplated hereby or (ii) any employee to whom Buyer or an RGS Company or Buyer Foreign Subsidiary is required to offer employment or continued employment pursuant to Section 9(a) and who does not accept such employment, that such employee's employment has been terminated, either voluntarily or involuntarily, solely in conjunction with the transactions contemplated hereby (excluding in the case of either clause (i) or (ii) any claim relating (or also relating) in any manner to any termination of employment, either voluntary or involuntary, resulting from any action of Buyer or any of its Subsidiaries or Affiliates, other than the purchase of the Shares and the Assets and the assumption of the Assumed Liabilities),

    including, without limitation, any claim for severance pay,

    unemployment benefits or any other liabilities, claims, losses,

    damages, costs and expenses (including interest, penalties and fees of legal counsel), asserted against, imposed upon or incurred by Buyer or any of its Subsidiaries or Affiliates (including the RGS Companies and the Buyer Foreign Subsidiaries) or any of the Selling Companies,

    Rockwell France or any of their respective Subsidiaries or Affiliates arising from or relating in any way to such claims (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement, collective
    bargaining agreement or under any Federal, state, local, provincial or foreign law).

              (d)  Welfare Plans.  Effective as of the Closing Date,
                   -------------

    subject to Section 9(e)(i), Buyer shall, or shall cause the RGS

    Companies or Buyer Foreign Subsidiaries to, establish or maintain

    "employee welfare benefit plans," as defined in Section 3(1) of ERISA,

    and other employee benefit welfare or fringe benefit arrangements

    (collectively, "New Welfare Benefit Plans") for the benefit of

    Continued Employees and former employees (except those former employees who are on long-term disability leave immediately prior to the Closing Date) of any of the Selling Companies (with respect to the

    Business) and the RGS Companies and all of their respective predecessors which are no less favorable in the aggregate than the

    "employee welfare benefit plans" and other employee benefit welfare or fringe benefit arrangements maintained by Seller and its Subsidiaries and Affiliates (including Rockwell France, the Selling Subsidiaries and the RGS Companies) immediately prior to the Closing Date for the benefit of Continued Employees and former employees (except those former employees who are on long-term disability leave immediately prior to the Closing Date) of any of the Selling Companies (with respect to the Business) and the RGS Companies and all of their respective predecessors ("Rockwell Welfare Benefit Plans"); provided,
                                                                --------

    however, that after the Closing Date, Buyer expressly reserves the
    -------

    right to amend, modify or terminate any benefit plan or program established, assumed or maintained by Buyer or any RGS Company or

    Buyer Foreign Subsidiary for the benefit of Continued Employees or such former employees in
    accordance with the terms of such plan or program and applicable law.

    The New Welfare Benefit Plans shall, subject to Section 9(e)(i),

    provide for the immediate participation of those Continued Employees and former employees (except those former employees who are on long-term disability leave immediately prior to the Closing Date) who participated in the Rockwell Welfare Benefit Plans immediately prior to the Closing Date.  The New Welfare Benefit Plans shall, subject to

    Section 9(e)(i), credit each Continued Employee and each such former employee with the same service and any other item credited to or otherwise accumulated for the benefit of such Continued Employee or former employee under the Rockwell Welfare Benefit Plans, including,

    without limitation, service credited for waiting periods, amounts credited toward any medical or health insurance deductible or co-payments and unused vacation.  Except as provided in

    Section 9(e)(i) and except with respect to liabilities retained by

    Seller pursuant to Section 9(c), Buyer shall, and shall cause the RGS

    Companies and the Buyer Foreign Subsidiaries to, be responsible for payment of, and to indemnify and hold Seller and each of its

    Subsidiaries and Affiliates (including Rockwell France, each Selling

    Subsidiary and each of their Subsidiaries and Affiliates) harmless from and against, all amounts payable on or after the Closing Date in respect of employee welfare and fringe benefits paid or payable to

    Continued Employees or former employees (except those former employees who are on long-term disability leave immediately prior to the Closing

    Date) of any of the Selling Companies (with respect to the Business)

    or the RGS Companies (or their respective predecessors) under the

    Rockwell

    Welfare Benefit Plans, the New Welfare Benefit Plans or otherwise

    (including, without limitation, claims for medical, workers'

    compensation and disability benefits), whether arising in connection with (i) incidents occurring before, on or after the Closing Date or

    (ii) claims made by Continued Employees or any such former employees before, on or after the Closing Date.  Seller shall retain liability to pay benefits pursuant to those incentive arrangements set forth on

    Schedule 9(c).

              (e)  Retiree Medical and Life Insurance.
                   ----------------------------------

                   (i)  Seller and its Affiliates or, where appropriate,

         Seller's or its Affiliate's ERISA Benefit Plans, shall retain liabilities for all retiree medical benefits and retiree life insurance payable on or after the Closing Date to those former employees of Seller, RGS, PMC, RGS U.K. and Rockwell Canada (in

         the case of Seller, RGS U.K. and Rockwell Canada, with respect to the Business) who (I)(A) are actually retired from, and not employed by, Seller or any of its Affiliates immediately prior to the Closing Date and are not Continued Employees or (B) are

         Continued Employees age 55 or over as of the Closing Date who would be eligible to receive retiree medical and retiree life insurance benefits under any ERISA Benefit Plan of Seller or any of its Affiliates if they retired from Seller or any of its

         Affiliates as of the Closing Date (provided, however, that
                                            --------  -------

         nothing in this Agreement shall be construed to provide

         additional credit to such employees for service after the Closing

         Date for purposes of eligibility to receive such retiree medical and/or retiree life insurance
         benefits under such plans or to permit the payment of retiree medical and/or retiree life insurance benefits under such plans prior to actual retirement under the applicable plan) and (II) are covered by the

         Rockwell Retirement Plan, the Rockwell U.K. Retirement Plan or the

         Rockwell Canadian Retirement Plan (and their beneficiaries).

                   (ii) Buyer and the RGS Companies and Buyer Foreign

         Subsidiaries shall assume or retain responsibility for all retiree medical benefits and retiree life insurance payable on or after the Closing Date to (A) all Continued Employees, other than any Continued Employee referred to in Section 9(e)(i) above for which Seller, any of its Affiliates or any ERISA Benefit Plan of

         Seller or any of its Subsidiaries or Affiliates has retained liability in accordance with Section 9(e)(i) above, (B) those former employees of RGS France or any of its predecessors on the

         Closing Date (and their beneficiaries) and (C) those former employees of Seller or any of its Subsidiaries and Affiliates

         (including Rockwell France, the Selling Subsidiaries and the RGS

         Companies) or any of their respective predecessors on the Closing

         Date (and their beneficiaries) for which Buyer or any of the RGS

         Companies or Buyer Foreign Subsidiaries have assumed or retained responsibility for the payment of retirement benefits under the pension plans set forth in Sections 9(b)(iv), 9(b)(v), 9(b)(vii),

         9(b)(viii) and 9(b)(ix).

              (f)  Compliance with Laws.  Buyer shall, and shall cause its
                   --------------------

    Subsidiaries and Affiliates (including the RGS

    Companies and the Buyer Foreign Subsidiaries) to, comply with all laws, rules and regulations relating to the assumption or maintenance of all collective bargaining agreements and savings, retirement and pension plans being assumed by Buyer, an RGS Company or a Buyer

    Foreign Subsidiary pursuant to this Section 9 ("Assumed Plans") and their respective funding media.

              (g)  Indemnification.  Buyer shall, and shall cause each of
                   ---------------

    its Subsidiaries, including the RGS Companies and the Buyer Foreign

    Subsidiaries to, be responsible for, and to indemnify, defend and hold

    Seller and each of its Subsidiaries and Affiliates (including Rockwell

    France, the Selling Subsidiaries and each of their Subsidiaries and

    Affiliates) and each of their employees, directors, officers and stockholders (collectively, the "Seller Group") harmless from and against any and all loss, liability, damage or expense, including,

    without limitation, reasonable fees and disbursements of legal counsel

    (collectively, "Damages"), based upon, arising out of or otherwise in respect of (i) any claim for benefits or damages brought by or with respect to any Continued Employee under any Plan (other than the

    Rockwell Retirement Plan, the Rockwell U.K. Retirement Plan and the

    Rockwell Canadian Retirement Plan) or arising from the cessation of accrual of benefits or service credit (of any type) under any Plan

    (other than the Rockwell Retirement Plan, the Rockwell U.K. Retirement

    Plan and the Rockwell Canadian Retirement Plan), (ii) termination by

    Buyer or any of its Subsidiaries or Affiliates (including the RGS

    Companies and the Buyer Foreign Subsidiaries) of any Continued

    Employee (other than such Damages for which Seller is made solely responsible pursuant to Section 9(c)), or (iii) any claim with respect to the administration or operation of the Assumed Plans or any of their respective funding media; provided, however, that such
                                    --------  -------

    indemnification shall not include those Damages for which Seller has agreed to indemnify the Buyer Group (as defined in Section 14(a))

    pursuant to Section 14(a).

    SECTION 10.  Conditions Precedent to the Obligation of Buyer.
                 -----------------------------------------------

              The obligation of Buyer to consummate the transactions

    contemplated hereby shall be subject to the satisfaction, or waiver by

    Buyer, on or prior to the Closing Date, of each of the following conditions:

              (a)  Representations and Warranties.  The representations

    and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made at and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, which need be true and correct as of such date, (ii) for the effect of any activities or transactions which are contemplated by this Agreement (including those described in

    Schedule 8(a)) and (iii) with respect to the representations and warranties contained in Sections 5(g), 5(j)(i), 5(l)(i), 5(q) (only with respect to the matters set forth on Sections A through E of

    Schedule 5(q) or Schedule 8(l)(i)), the second sentence of Section

    5(s) and Section 5(u)(i), the schedules referred to therein need not contain any matter or obligation otherwise required to be set forth therein
    if such matter or obligation arose or was acquired or entered into after the date hereof and is not prohibited by this Agreement, and there shall have been delivered to Buyer a certificate to that effect,

    dated the Closing Date, signed by a Vice President of Seller.

              (b)  Covenants and Agreements.  Each and all of the
                   ------------------------

    covenants and agreements of Seller to be performed or complied with prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by

    Buyer and there shall have been delivered to Buyer a certificate to that effect, dated the Closing Date, signed by a Vice President of

    Seller.

              (c)  Opinions of Counsel.  Buyer shall have been furnished
                   -------------------

    (i) an opinion of Chadbourne & Parke LLP, counsel to Seller, dated the

    Closing Date and substantially in the form of Exhibit A and (ii) such opinions of foreign counsel as Buyer shall reasonably request in form reasonably satisfactory to Buyer and its counsel (it being understood that such opinions of foreign counsel shall not cover any subject matters not covered by the opinion of counsel set forth as Exhibit A).

              (d)  No Adverse Order.  There shall not be in effect on the
                   ----------------

    Closing Date any judgment, decree or order issued by any court of competent jurisdiction which restrains or prohibits the consummation by Buyer of the transactions contemplated hereby and no litigation shall be pending which would reasonably be likely to enjoin, or which would reasonably be likely to result in material damages to Buyer or the Business as a result of, the consummation by Buyer of the transactions contemplated hereby.

              (e)  HSR Act.  The applicable waiting period under the HSR
                   -------

    Act shall have expired or terminated.

              (f)  Resignations.  Seller shall have delivered to Buyer the
                   ------------

    resignations or evidence of removal of such officers and directors of the RGS Companies as the Buyer shall have specified prior to Closing.

              (g)  Financing.  Buyer shall have obtained the financing set
                   ---------

    forth in the Financing Letters (or replacement commitment letters reasonably acceptable to Seller), unless the failure to obtain such financing is due to Buyer's failure to perform any obligation required thereunder or under the fee letters referred to therein.

              (h)  Material Adverse Effect.  Since September 30, 1995,
                   -----------------------

    other than as set forth on Schedule 5(r) or as contemplated by this

    Agreement, there shall not have been any change in the business,

    operations or condition (financial or otherwise) of the Business,

    taken as a whole, which would reasonably be likely to have a Material

    Adverse Effect.

              (i)  Consents.  Seller shall have obtained all consents,
                   --------

    approvals or authorizations required in connection with the execution and delivery of this Agreement by Seller or the consummation by the

    Selling Companies, RICC and Rockwell France of the transactions contemplated hereby, other than any such requirement which if not obtained would not reasonably be likely to have a Material Adverse

    Effect.

              (j)  Environmental Compliance.  Buyer shall not have any
                   ------------------------

    reasonable basis to believe that the Selling Companies (with respect to the Business) and the RGS Companies are not in compliance in all material respects with all laws, statutes and regulations pertaining to pollution or protection of the environment or exposure of persons to toxic or hazardous substances, raw materials or chemicals of Governmental Authorities applicable to them, except where the failure to so comply would not reasonably be likely to have a Material Adverse Effect.

              (k)  No Borrowings.  There shall be no short-term or long-
                   -------------

    term borrowings under loan or credit agreements by any of the Selling

    Companies (with respect to the Business) or the RGS Companies as of the close of business on the day preceding the Closing Date, other than overdraft borrowings of RGS Japan and RGS France.

    SECTION 11.  Conditions Precedent to the Obligation of Seller.
                 ------------------------------------------------

              The obligation of Seller to consummate the transactions

    contemplated hereby shall be subject to the satisfaction, or waiver by

    Seller, on or prior to the Closing Date, of each of the following conditions:

              (a)  Representations and Warranties.  The representations

    and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made at and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, which need be true and correct as of such date and (ii) for the effect of any activities or transactions which are contemplated by this Agreement, and there shall have been delivered to Seller a certificate to that effect,

    dated the Closing Date, signed by the President or a Vice President of

    Buyer.

              (b)  Covenants and Agreements.  Each and all of the
                   ------------------------

    covenants and agreements of Buyer to be performed or complied with prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived by

    Seller and there shall have been delivered to Seller a certificate to that effect, dated the Closing Date, signed by the President or a Vice

    President of Buyer.

              (c)  Opinions of Counsel.  Seller shall have been furnished
                   -------------------

    (i) an opinion of Wachtell, Lipton, Rosen & Katz, counsel to Buyer,

    dated the Closing Date and substantially in the form of Exhibit B and

    (ii) such opinions of foreign counsel as Seller shall reasonably request in form reasonably satisfactory to Seller and its counsel (it being understood that such opinions of foreign counsel shall not cover any subject matters not covered by the opinion of counsel set forth as

    Exhibit B).

              (d)  No Adverse Order.  There shall not be in effect on the
                   ----------------

    Closing Date any judgment, decree or order issued by any court of competent jurisdiction which restrains or prohibits the consummation by Seller of the transactions contemplated hereby and no litigation shall be pending which would reasonably be likely to enjoin, or which would reasonably be likely to result in material damages to Seller or any of its Subsidiaries as a result of, the consummation by Seller of the transactions contemplated hereby.

              (e)  HSR Act.  The applicable waiting period under the HSR
                   -------

    Act shall have expired or terminated.

              (f)  RGS Company Agreements.  Each of the RGS Companies and
                   ----------------------

    the Buyer Foreign Subsidiaries shall have agreed in writing in favor of Seller and its Subsidiaries and Affiliates to perform all obligations and to be responsible for all liabilities which Buyer has agreed to cause the RGS Companies and the Buyer Foreign Subsidiaries to perform and be responsible for pursuant to this Agreement.

              (g)  Officer's Certificates.  Seller shall have received
                   ----------------------

    from officers of RGS set forth in Section 17(s) a certificate that the representations and warranties made herein by Seller are true and correct on and as of the date hereof and on and as of the Closing

    Date, with the same force and effect as though made at and as of the

    Closing Date.

    SECTION 12.  Finder's Fees; Brokers.
                 ----------------------

              Except for Dillon, Read & Co. Inc., whose compensation shall be paid by Seller, Seller represents and warrants to Buyer that it has not authorized any Person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it which will have a right to payment from or claim against Buyer or any of its

    Subsidiaries or Affiliates.  Buyer represents and warrants to Seller that it has not authorized any Person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it which will have a right to payment
    from or claim against Seller or any of its Subsidiaries or Affiliates.

    SECTION 13.  Survival of Representations and Warranties.
                 ------------------------------------------

              Each and every representation and warranty of Seller or

    Buyer contained in this Agreement (other than Seller's and Buyer's representations and warranties with respect to finder's fees and brokers contained in Section 12 and Seller's representations and warranties with respect to Taxes contained in Section 5(o),

    authorization contained in Section 5(b), ownership of the Shares and capitalization contained in Section 5(f) and ownership of real property contained in Section 5(j)(ii), each of which are covered below) shall survive the Closing Date solely for purposes of Sections

    14(a) and 14(b) until one year after the Closing Date and then expire.

    Seller's and Buyer's representations and warranties with respect to finder's fees and brokers contained in Section 12 and Seller's representations and warranties with respect to Taxes contained in

    Section 5(o), ownership of the Shares and capitalization contained in

    Section 5(f), authorization contained in Section 5(b) and ownership of real property contained in Section 5(j)(ii) shall survive the Closing

    Date solely for purposes of Sections 14(a) and 14(b) (or, in the case of such representations and warranties with respect to Taxes, solely for purposes of Section 15(h)) until, and shall expire when, all applicable statutes of limitation (including any extensions thereof)

    have expired.  Upon and following expiration of any representation or warranty hereunder, neither Seller nor Buyer shall have any liability whatsoever with respect to such representation or warranty.



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    SECTION 14.  Indemnification.
                 ---------------

              (a)  Indemnification by Seller.  Seller shall indemnify,
                   -------------------------

    defend and hold Buyer, each Subsidiary and Affiliate of Buyer and each of their employees, directors, officers and stockholders

    (collectively, the "Buyer Group") harmless from and against any and all Damages actually incurred by any member of the Buyer Group based upon, arising out of or otherwise in respect of (i) any breach of any covenant or agreement of Seller contained in this Agreement (other than with respect to matters covered by Section 14(c) or Section 15),

    (ii) any breach of any of Seller's representations and warranties contained in this Agreement (other than with respect to Section 5(o),

    which is covered by Section 15(h)), (iii) any settlement of or judgment in respect of the litigation set forth as item 1. under the heading "Commercial Litigation" on Schedule 5(p) in which Heidelberger

    Druckmaschinen AG is the plaintiff (the "Heidelberger Litigation"),

    (iv) the liquidation of Hall Processing and (v) the Retained

    Liabilities.

              Buyer acknowledges and agrees that, except as set forth in

    Section 8(j) and for claims of fraud or similar claims, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the

    indemnification provisions set forth in this Section 14 and

    Section 15(h)(i).  In furtherance of the foregoing, except for rights,

    claims and causes of action arising from or in connection with fraud or similar claims, Buyer hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its



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



    Subsidiaries or Affiliates (including the RGS Companies and the Buyer

    Foreign Subsidiaries) may have against Seller or any of its

    Subsidiaries or Affiliates arising under or based upon any Federal,

    state, provincial, local or foreign statute, law, ordinance, rule,

    regulation or common law.

              (b)  Indemnification by Buyer.  Buyer shall, and shall cause
                   ------------------------

    each of its Subsidiaries (including the RGS Companies and the Buyer

    Foreign Subsidiaries) to, indemnify, defend and hold the Seller Group harmless from and against any and all Damages actually incurred by any member of the Seller Group based upon, arising out of or otherwise in respect of (i) any breach of any covenant or agreement of Buyer contained in this Agreement (other than with respect to matters covered by Section 15), (ii) any breach of any of Buyer's

    representations and warranties contained in this Agreement, (iii) any obligations or liabilities of any of the RGS Companies, whether incurred before, on or after the Closing Date (other than those obligations or liabilities for which Seller has agreed to indemnify the Buyer Group pursuant to Sections 14(a) and 14(c)), (iv) the

    Assumed Liabilities, (v) any guarantees or obligations to assure performance or perform given or made by, or other liabilities or obligations of, Seller or any of its Subsidiaries or Affiliates with respect to the Business, or any obligations in respect thereof,

    whether incurred before, on or after the Closing Date, including,

    without limitation, any obligations of Seller or any of its

    Subsidiaries or Affiliates under (A) letters of credit, bonds,

    guaranties, foreign currency forward exchange contracts, comfort letters, indemnities, assurances, contracts, commitments and agreements relating to the



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    Business and (B) Shared Agreements to the extent relating to the

    Business and (vi) any obligations or liabilities arising out of the operation of the Business on or after the Closing Date.

              (c)  Environmental Indemnification.
                   -----------------------------

                   (i)  Seller shall indemnify, defend and hold the Buyer

         Group harmless from and against all costs, expenses and damages

         (A) relating to RGS U.K.'s Peterborough, U.K. facility referred to on Schedule 1(c) imposed by, pursuant to or arising under

         Environmental Laws or (B) which constitute liabilities of Hall

         Processing imposed by, pursuant to or arising under Environmental

         Laws.

                   (ii) In the event that the aggregate amount of RGS

         Environmental Costs (as defined below) exceeds $1,000,000, Seller shall indemnify, defend and hold the Buyer Group harmless from and against one-half of the amount of RGS Environmental Costs in excess of $1,000,000 (it being understood that Seller shall not be liable to indemnify the Buyer Group for any RGS Environmental

         Costs unless and until the aggregate amount of RGS Environmental

         Costs exceeds $1,000,000, in which event Seller shall be

         responsible only for one-half of that portion of RGS

         Environmental Costs in excess of $1,000,000).

                   (iii)     The provisions of this Section 14(c)(iii) are

         in addition to, and not in limitation of, the procedures set forth in Section 14(d) (which shall be deemed superseded to the extent inconsistent with this Section 14(c)(iii)).  Buyer shall provide Seller with prompt notice describing in reasonable detail any condition or claim in respect of which



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



         RGS Environmental Costs or other costs, expenses and damages described in Section 14(c)(i) are or may be incurred by any member of the Buyer Group, whether or not Buyer or any other member of the Buyer Group is entitled to seek indemnification under this Section 14(c).  If such notice is not given within a sufficient period of time or in sufficient detail to apprise

         Seller of the nature of any such condition or claim (in each instance taking into account the facts and circumstances with respect thereto), the costs and expenses incurred by Buyer or its

         Subsidiaries in connection with such condition or claim shall not constitute RGS Environmental Costs or costs, expenses and damages described in Section 14(c)(i) to the extent that Seller's

         position is prejudiced as a result thereof.  Buyer shall keep

         Seller reasonably apprised of the status of and any action by or on behalf of Buyer or any of its Subsidiaries or Affiliates with respect to all such conditions or claims.  If Seller is not given, within a sufficient period of time or in sufficient detail, information necessary to reasonably apprise Seller of the status of and any action by or on behalf of Buyer or any of its

         Subsidiaries or Affiliates with respect to any such conditions or claims (in each instance taking into account the facts and circumstances with respect thereto), the costs and expenses incurred by Buyer or its Subsidiaries in connection with such condition or claim shall not constitute RGS Environmental Costs or costs, expenses and damages described in Section 14(c)(i) to the extent that Seller's



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



         position is prejudiced as a result thereof.  At such time as

         Buyer anticipates that the monetary threshold in respect of RGS

         Environmental Costs set forth in Section 14(c)(ii) may be

         exceeded (and in any event if and when such threshold is

         exceeded) in respect of any or all conditions or claims with respect to which any member of the Buyer Group seeks, or may seek, indemnification under Section 14(c)(ii), Buyer shall provide Seller with notice thereof as soon as reasonably

         practicable, and Seller shall have the option to participate, at its own expense, in the resolution of any such conditions or claims (and, in any event, Buyer shall consult in good faith with

         Seller in respect of the resolution of any such conditions or claims), it being understood that Buyer shall control any

         negotiations, including those with appropriate Governmental

         Authorities, with respect to the resolution of any such

         conditions or claims (other than those referred to in Section

         14(c)(iv)).

                   (iv) Anything contained herein to the contrary

         notwithstanding, Seller shall control all matters in respect of the resolution of any conditions or claims in respect of which costs, expenses or damages described in Section 14(c)(i) have been or may be incurred, and Buyer shall have no rights to participate in any respect in connection therewith.

                   (v)  For purposes of this Agreement:

                   (A)  "Environmental Costs" means any necessary cost or

         expense resulting from the containment, removal, response,

         remedying, clean-up or abatement following the



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



         Closing Date of any hazardous wastes, Hazardous Substances (as defined below), pollutants or contaminants in the soil, air,

         surface water or groundwater actually paid by Buyer or any RGS

         Company, but only to the extent such cost or expense results from the disposal, discharge or release of any hazardous wastes,

         Hazardous Substances, pollutants or contaminants on or from the facilities of any of the Selling Companies (with respect to the

         Business) or the RGS Companies or any of their respective

         predecessors (the "Facilities") prior to the Closing Date,

         provided that any such containment, removal, response, remedying,

         clean-up or abatement shall be (i) required by an enforcement order or decree entered by a Governmental Authority as a result of an Environmental Proceeding (as defined below); (ii) necessary to comply with an Environmental Law in response to an

         Environmental Proceeding, the outcome of which Environmental

         Proceeding is reasonably likely to result in material costs or expenses to Buyer or any of the RGS Companies; or (iii) necessary to comply with an Environmental Law in response to a threatened

         Environmental Proceeding, which threat has been made in writing and the outcome of which Environmental Proceeding is reasonably likely to result in material costs or expenses to Buyer or any of the RGS Companies, provided further that, in the case of

         clause (iii), all such costs and expenses are consented to in writing by Seller prior to being incurred, which consent shall not be unreasonably withheld and which shall be granted or denied as soon as reasonably practicable after



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



         request therefor by Buyer (it being understood that it shall not be reasonable to withhold such consent if there is a reasonable likelihood that failure to cure such violation would result in material costs or expenses as a result of the outcome of such an

         Environmental Proceeding in addition to the likely cost of curing the violation itself).  Environmental Costs shall not include any cost or expense incurred in connection with the normal, day-to-

         day operation, including maintenance, of the Facilities,

         including any discharges pursuant to any permit or authorization granted by a Governmental Authority, nor shall Environmental

         Costs include any cost or expense arising from or relating to acts or omissions of any member of the Buyer Group or others after the Closing Date which increase the scope of any required containment, removal, response, remedying, clean-up or abatement or otherwise increase the liability of Seller hereunder;

                   (B)  "RGS Environmental Costs" means all Environmental

         Costs other than Environmental Costs contained in Section

         14(c)(i);

                   (C)  "Environmental Law" means any Federal, state,

         local or foreign statute, ordinance, rule or regulation existing on the date hereof, and any order, consent decree or judgment relating thereto which deals with (i) pollution or protection of the environment or (ii) exposure of persons to toxic or hazardous substances, raw materials or chemicals; provided, however, that
                                                 --------  -------

         the term "Environmental Law" shall not include any Federal,

         state, local or foreign



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



         statute, ordinance, rule or regulation or order, consent decree or judgment relating to product liability matters to the extent they relate to such matters;

                   (D)  "Environmental Proceeding" means any formal

         judicial, administrative or regulatory proceeding before any

         Governmental Authority that has been instituted or commenced against Buyer or an RGS Company or any of their Subsidiaries by a party other than Buyer or its Subsidiaries or Affiliates

         (including the RGS Companies and the Buyer Foreign Subsidiaries)

         based on a violation of or to enforce compliance with

         Environmental Law (it being understood that "Environmental

         Proceeding" shall not include any review, consultation or

         investigation by any Governmental Authority); and

                   (E)  "Hazardous Substance" means any substance that:

         (i) is or contains asbestos, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, (ii) requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance"

         thereunder, or (iii) is toxic, explosive, corrosive, flammable,

         infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority under any Environmental Law.

              (d)  Notice of Circumstance.  Promptly after receipt by any
                   ----------------------

    member of the Buyer Group or the Seller Group of notice of any action,

    proceeding, claim or potential claim or discovery by any member of the

    Buyer Group or the Seller Group of any facts



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



    (any of which is hereinafter individually referred to as a

    "Circumstance") which could give rise to a right to indemnification pursuant to any provision of this Agreement (other than with respect to Section 15(h), which is covered by Section 15(j)), such Person (the

    "Indemnified Party") shall give the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") prompt written notice describing the Circumstance in reasonable detail.  If notice of a Circumstance is not given to the Indemnifying Party within a sufficient period of time or in sufficient detail to apprise the

    Indemnifying Party of the nature of the Circumstance (in each instance taking into account the facts and circumstances with respect to such

    Circumstance), the Indemnifying Party shall not be liable to the

    Indemnified Party to the extent that the Indemnifying Party's position is actually prejudiced as a result thereof.  The Indemnifying Party shall have the right, at its option, to settle, compromise or defend,

    at its own expense and by its own counsel, any Circumstance involving the asserted liability of the Indemnified Party.  If any Indemnifying

    Party shall undertake to settle, compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the settlement or compromise of, or defense against, any such asserted liability,

    provided that the Indemnifying Party shall not agree to any equitable relief with respect to the Indemnified Party without the written consent of the Indemnified Party.  All out-of-pocket costs and expenses incurred in connection with such



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



    cooperation shall be borne by the Indemnifying Party.  In any event,

    the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.  Under no circumstances shall the Indemnified Party settle or compromise any such asserted liability without the written consent of the

    Indemnifying Party.  Anything contained herein to the contrary notwithstanding, Seller shall control all matters in respect of the resolution of the Heidelberger Litigation and the liquidation of Hall

    Processing, and Buyer and its Subsidiaries and Affiliates shall have no rights to participate in any respect in connection therewith.

              (e)  Certain Limitations.
                   -------------------

                   (i)  The amount of any Damages or other liability for

         which indemnification is provided under this Agreement shall be net of any amounts recovered or recoverable by the Indemnified

         Party from third parties (including, without limitation, amounts recovered or recoverable under insurance policies) with respect to such Damages or other liability.  Seller and Buyer, as

         appropriate, shall, or shall cause each Indemnified Party to, use its reasonable best efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of Damages or other liability for which

         indemnification is provided under this Agreement.

                   (ii) The amount of Damages or other liability for which

         indemnification is provided under this Agreement shall be

         (A) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnified Party



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



         arising from the receipt of indemnity payments hereunder (unless such indemnity payment is treated as an adjustment to the

         Purchase Price for tax purposes) and (B) reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages or other liability.

         In computing the amount of any such Tax cost or Tax benefit, the

         Indemnified Party shall be deemed to be subject (x) to the applicable Federal and/or local country income taxes at the maximum statutory rate then in effect and (y) to state and local taxes (if applicable) at a combined state and local tax rate of

         9.3 percent, which shall be tax effected at such maximum Federal rate.  Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for Tax

         purposes unless a determination (as defined in Section 1313 of the Code) or a similar event under foreign tax law with respect to the Indemnified Party causes any such payment not to

         constitute an adjustment to the Purchase Price for United States

         Federal income tax purposes or foreign tax purposes, as the case may be.

                   (iii)     Anything contained in this Agreement to the

         contrary notwithstanding, Seller shall have no obligation to indemnify any member of the Buyer Group with respect to any matter to the extent that the value of an asset has been

         decreased or a liability has been recorded with respect to such matter on the Closing Statement.

                   (iv) Neither Seller nor Buyer shall have any obligation

         to indemnify the other or any other Persons under



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



         this Agreement pursuant to Section 14(a)(ii) or 14(b)(ii),

         respectively, against lost profits or consequential damages arising out of a breach by such party of its representations and warranties hereunder.

              (f)  Termination of Indemnification Obligations.  The
                   ------------------------------------------

    obligations of each party to indemnify, defend and hold harmless the other party and other Persons, (w) pursuant to Sections 14(a)(i),

    14(b)(i) and 15(h), shall terminate upon the expiration of all applicable statutes of limitations (giving effect to any extension thereof), (x) pursuant to Sections 14(a)(ii) and 14(b)(ii), shall terminate when the applicable representation or warranty expires pursuant to Section 13, (y) pursuant to Section 14(c)(ii), shall terminate on the date which is four years after the Closing Date and

    (z) pursuant to the other clauses of Sections 14(a) and 14(b),

    Section 14(c)(i) and other indemnification obligations under this

    Agreement, shall not terminate at any time; provided, however, that as
                                                --------  -------

    to clauses (w), (x) and (y) above such obligations to indemnify,

    defend and hold harmless shall not terminate with respect to any individual item as to which the Person to be indemnified shall have,

    before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the party to be providing the indemnification.  Upon and following termination of any obligation to indemnify, defend and hold harmless with respect to any matter hereunder, no claim,

    arbitration, lawsuit, action or proceeding for indemnification may be brought with respect to such matter and



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



    the party who formerly had such obligation shall no longer have any liability whatsoever with respect to such matter.

              (g)  Dollar Limitation.  No monetary amount shall be payable
                   -----------------

    by Seller to any member of the Buyer Group with respect to the indemnification of any claims pursuant to Section 14(a)(ii) hereof

    (i) until the aggregate amount of Damages actually incurred by the

    Buyer Group with respect to such claims shall exceed on a cumulative basis an amount equal to one percent of the Purchase Price (the

    "Basket"), in which event Seller shall be responsible only for the amount of such Damages in excess of one-half of the Basket, provided that Seller shall not be responsible for making aggregate payments with respect to Damages in excess of the Purchase Price or (ii) for any individual items where the Damages relating thereto are less than

    $25,000 and such items shall not be aggregated for purposes of clause (i) of this Section 14(g).  No indemnity payment made pursuant to this Agreement shall constitute an adjustment to the Purchase Price for purposes of this Section 14(g).

    SECTION 15.  Tax Matters.
                 -----------

              (a)  Preparation and Filing of Tax Returns.  Seller shall
                   -------------------------------------

    prepare and timely file or shall cause to be prepared and timely filed all appropriate Federal, state, provincial, local and foreign Tax

    Returns in respect of the Selling Companies and RICC (with respect to the Business) and the RGS Companies and their assets or activities that (i) are required to be filed on or before the Closing Date or

    (ii) are required to be filed after the Closing Date and (A) are

    Consolidated Tax Returns or (B) are with respect to Income Taxes and are required to be filed on a



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



    separate Tax Return basis for any tax period ending on or before the

    Closing Date.  Buyer shall prepare or cause to be prepared and shall file or cause to be filed all other Tax Returns required of Buyer and its Subsidiaries and Affiliates (including the RGS Companies and the

    Buyer Foreign Subsidiaries), or in respect of their assets or activities.  Any such Tax Returns that include periods ending on or before the Closing Date or that include the activities of any of the

    Selling Companies and RICC (with respect to the Business) or the RGS

    Companies prior to the Closing Date shall be prepared in accordance with applicable law and shall, insofar as they relate to the Selling

    Companies and RICC (with respect to the Business) or the RGS

    Companies, be prepared on a basis consistent with the last previous such Tax Returns filed in respect of the Selling Companies or RICC

    (with respect to the Business) or the RGS Companies, unless the party charged with filing such Tax Return pursuant to this Section 15(a)

    concludes that there is no reasonable basis for such position.  None of Buyer or the RGS Companies shall file any amended Tax Returns for any periods for or in respect of any of the RGS Companies with respect to which Buyer is not obligated to prepare or cause to be prepared the original such Tax Returns pursuant to this Section 15(a) without the prior written consent of Seller.

              (b)  Payment of Taxes.
                   ----------------

                   (i)  Seller shall timely pay or cause to be paid

         (A) all Income Taxes, and all Taxes shown as due other than

         Income Taxes, with respect to Tax Returns which Seller is

         obligated to prepare and file or cause to be prepared and



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



         filed pursuant to Section 15(a) and (B) all Taxes other than

         Income Taxes due on or before the Closing Date for which no Tax

         Return is required to be filed.  Buyer shall pay and shall cause its Subsidiaries (including the RGS Subsidiaries and the Buyer

         Foreign Subsidiaries) to pay all Income Taxes shown as due with respect to separate Tax Returns which Buyer is obligated to prepare and file or cause to be prepared and filed pursuant to

         Section 15(a) and shall be liable for and shall pay and shall cause its Subsidiaries (including the RGS Subsidiaries and the

         Buyer Foreign Subsidiaries) to pay any other Taxes (other than

         Taxes described in the preceding sentence) owed by any of the

         Selling Companies or RICC (with respect to the Business) or the

         RGS Companies, whether due before, on or after the Closing Date.

                   (ii) With respect to each Tax liability due for a

         Straddle Period (as defined in Section 15(e)), Seller shall, upon receipt of a reasonably documented request from Buyer, promptly reimburse Buyer for the amount of any such Tax liability that would have been due for the Pre-Closing Tax Period (as defined in

         Section 15(h)(iii)(A)) attributable to the Selling Companies and

         RICC (with respect to the Business) and the RGS Companies to the extent, if any, such Tax liability exceeds the sum of any

         estimated payments, deposits or credits made or applied prior to the Closing Date with respect to such Tax for the Straddle

         Period.  Buyer shall pay Seller the amount, if any, by which the sum of any estimated payments, deposits or credits made or



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



         applied prior to the Closing Date with respect to such Tax for the Straddle Period exceeds the amount of such Taxes.

              (c)  Tax Sharing Agreements.  On the Closing Date, all Tax
                   ----------------------

    sharing agreements and arrangements between (i) any of the Selling

    Companies (with respect to the Business) or the RGS Companies, on the one side and (ii) Seller or any of its Subsidiaries or Affiliates

    (other than any of the Selling Companies (with respect to the

    Business) or the RGS Companies), on the other side, shall be terminated and have no further effect for any taxable year or period

    (whether a past, present or future year or period), and no additional payments shall be made thereunder on or after the Closing Date in respect of a redetermination of tax liabilities or otherwise.

              (d)  Carryforwards and Carrybacks.  Buyer shall cause each
                   ----------------------------

    of the RGS Companies to elect, where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising after the Closing Date that could,

    in the absence of such an election, be carried back to a taxable period of any of the RGS Companies ending on or before the Closing

    Date in which any of the RGS Companies was included in a Consolidated

    Tax Return.  Buyer, on its own behalf and on behalf of its Affiliates,

    hereby waives any right to use or apply any net operating loss, net capital loss, charitable contribution or other item of any RGS Company for any tax year ending on any date following the Closing Date to any period of any RGS Company ending on or before the Closing Date with respect to which any RGS Company was included in a Consolidated

    Return.



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



              (e)  Refunds.  Seller shall be entitled to retain, or
                   -------

    receive immediate payment from Buyer or any of its Subsidiaries or

    Affiliates (including the RGS Companies and the Buyer Foreign

    Subsidiaries) of (i) any refund or credit arising with respect to any of the Selling Companies or RICC (with respect to the Business) or the

    RGS Companies (including, without limitation, refunds and credits arising by reason of amended Tax Returns filed after the Closing Date or otherwise) relating to Taxes with respect to any Tax period ending on or before the Closing Date (including, without limitation, the U.S.

    Harbor Maintenance Tax and any sales and use Taxes) and (ii) all payments received by Buyer from customers pursuant to such customers'

    obligation to reimburse Taxes paid by the Selling Companies, RICC or the RGS Companies with respect to any Tax period ending on or before the Closing Date.  Buyer and the RGS Companies shall be entitled to retain, or receive immediate payment from Seller of, any refund or credit with respect to Taxes with respect to any taxable period beginning after the Closing Date relating to any of the RGS Companies or with respect to the Business.  Buyer and Seller shall equitably apportion any refund or credit with respect to Taxes and all payments received by Buyer from customers pursuant to such customers'

    obligation to reimburse Taxes paid by the Selling Companies, RICC or the RGS Companies with respect to any taxable period that includes

    (but does not end on) the Closing Date (a "Straddle Period") in accordance with the principles of Section 15(h)(iii)(A).

              (f)  Tax Cooperation.  Each of Buyer and Seller shall
                   ---------------

    provide the other party with such information and records and



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



    make such of its officers, directors, employees and agents available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to any of the Selling Companies or RICC (with respect to the Business) or the RGS Companies.  Buyer shall prepare or cause each of the RGS Companies to prepare, within 60 days after the Closing

    Date, in a manner consistent with past practice, the tax work paper preparation package or packages necessary to enable Seller to prepare

    Tax Returns Seller is obligated to prepare or cause to be prepared.

              (g)  Section 338(h)(l0) Election.  Buyer shall make, and,
                   ---------------------------

    where necessary, Seller shall join Buyer in making, an election under

    Section 338(h)(10) of the Code with respect to the RGS Companies and any election under state or local tax law comparable to the election under Section 338(g) of the Code or Section 338(h)(10) of the Code

    (together, the "Section 338 Elections") and Seller shall cooperate with Buyer in the completion and timely filing of such Section 338

    Elections in accordance with the provisions of Treas. Reg.

    Sec. 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provision.  Buyer and Seller agree to report the transfers under this Agreement consistent with the Section 338

    Elections, and shall take no position contrary thereto unless required to do so by applicable tax laws pursuant to a final determination by a taxing authority.  Buyer shall, no later than 180 days after the

    Closing Date, prepare and deliver to Seller a schedule (the

    "Allocation Schedule") allocating the total consideration for the stock in accordance with Treas. Reg.

    Sections 1.338(b)-2T(b) and 1.1060-1T(d) (or any comparable provisions of state or local tax law) or any successor provision.  The Allocation

    Schedule shall be subject to Seller's approval, which approval shall not be unreasonably withheld.  Except to the extent otherwise required by applicable law, Seller and Buyer shall make all tax returns,

    reports, forms, declarations, claims and other statements in a manner consistent with the Allocation Schedule and shall not make any inconsistent statement or adjustment on any returns or during the course of any Internal Revenue Service or other tax audit.

              (h)  Tax Indemnification.
                   -------------------

                   (i)  Seller shall indemnify, defend and hold the Buyer

         Group harmless from and against (A) all liability for Taxes of the Selling Companies and RICC (with respect to the Business) and the RGS Companies for any taxable period that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date, (B) all liability for any breach of Seller's representations and warranties contained in Section 5(o) or

         Seller's covenants contained in this Section 15, (C) all

         liability (as a result of Treasury Regulation Section 1.1502-6(a)

         or otherwise) for Income Taxes of Seller or any other Person

         (other than any of the RGS Companies) which is or has ever been affiliated with any of the RGS Companies, or with whom any of the

         RGS Companies otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return, prior to the Closing and (D) all liability for reasonable legal, accounting and
         appraisal fees and expenses with respect to any item described in clause (A), (B) or (C) above; provided, however, that the amount
                                       --------  -------

         of Seller's indemnity obligation pursuant to this

         Section 15(h)(i) shall be reduced to the extent of refunds of

         Taxes received by Buyer or any RGS Company on or after the

         Closing Date.  Notwithstanding the foregoing, Seller shall not indemnify, defend or hold harmless any member of the Buyer Group from any liability for Taxes attributable to any action taken after the Closing by Buyer, any of its Subsidiaries or Affiliates

         (including the RGS Companies and the Buyer Foreign Subsidiaries),

         or any transferee of Buyer or any of its Subsidiaries or

         Affiliates (other than any such action expressly required or otherwise expressly contemplated by this Agreement) (a "Buyer Tax

         Act").

                   (ii) Buyer shall, and shall cause its Subsidiaries

         (including the RGS Companies and the Buyer Foreign Subsidiaries)

         to, indemnify, defend and hold the Seller Group harmless from and against (A) except to the extent Seller is otherwise required to indemnify Buyer for such Tax pursuant to Section 15(h)(i), all liability for Taxes of each of the RGS Companies, (B) all

         liability for Taxes attributable to a Buyer Tax Act (including any liability for Taxes attributable to an election by Buyer under Section 338 of the Code with respect to the purchase of the

         RGS Companies if no election is made by Buyer under

         Section 338(h)(10) of the Code) and (C) all liability for

         reasonable legal, accounting and appraisal fees and expenses with respect to any item described in clause (A) or (B) above.

              (iii)     In the case of any Straddle Period:

                   (A)  The periodic Taxes of each of the RGS Companies

         that are not based on income or receipts (e.g., property Taxes)
                                                   - -

         for the portion of any Straddle Period ending on the Closing Date

         (the "Pre-Closing Tax Period") shall be computed based upon the ratio of the number of days in the Pre-Closing Tax Period and the number of days in the entire Tax Period;

                   (B)  Taxes of each of the RGS Companies for the

         Pre-Closing Tax Period (other than Taxes described in Section

         15(h)(iii)(A) above) shall be computed as if such taxable period ended as of the close of business on the Closing Date, and, in the case of any Taxes of any of the RGS Companies attributable to the ownership by any of the RGS Companies of any equity interest in any partnership or other "flowthrough" entity (other than the

         RGS Subsidiaries), as if a taxable period of such partnership or other "flowthrough" entity ended as of the close of business on the Closing Date, and, in each case, if such Taxes are Income

         Taxes, such Income Taxes shall be computed by determining the items of income, expense, deduction, loss or credit on a "closing of the books" basis as of the Closing Date; and

                   (C)  Income Taxes of each of the RGS Companies for

         which a Consolidated Tax Return is filed shall be computed in accordance with the principles of Treasury Regulation

         Section 1.1502-76 as if separate returns had been filed for each of the RGS Companies for such Pre-Closing Tax Period and all prior taxable periods.

                   (iv) Notwithstanding the foregoing, Buyer and Seller

         shall compute the taxable income or taxable loss of the RGS

         Companies for the Closing Date (excluding, for this purpose, any gain recognized as a result of the Section 338 Elections) and, as the case may be, Buyer shall compensate Seller for the amount of

         Income Taxes attributable to such taxable income and Seller shall compensate Buyer for the amount of any Tax benefit (in each case computed pursuant to the principles of Section 15(i)) realized from any such taxable loss.

                   (v)  Any indemnity payment required to be made pursuant

         to this Section 15(h) shall be paid within 30 days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five business days prior to the date on which the relevant Taxes are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant taxing authority (including estimated Tax payments).

              (i)  Timing Adjustments.  In the event that a final
                   ------------------

    determination (which shall include the execution of a Form 870-AD or successor form) results in a timing difference (e.g., an acceleration
                                                    - -

    of income or delay of deductions) that would increase Seller's liability for Taxes pursuant to Section 14 or this Section 15 or results in a timing difference (e.g., an acceleration of deductions or
                                    - -

    delay of income) that would
    increase Buyer's liability for Taxes pursuant to Section 14 or this

    Section 15, Buyer or Seller, as the case may be, shall promptly make payments to Seller or Buyer as and when Buyer or Seller, as the case may be, actually realizes any Tax benefits as a result of such timing difference (or under such other method for determining the present value of any such anticipated Tax benefits as agreed to by the parties).  In determining the amount of any such Tax benefit, Buyer or

    Seller, as the case may be, shall be deemed to be subject (i) to the applicable Federal and/or local country income taxes at the maximum statutory rate then in effect and (ii) to state and local taxes (if applicable) at a combined state and local tax rate of 9.3 percent,

    which shall be tax effected at such maximum Federal rate.

              (j)  Tax Contests.
                   ------------

                   (i)  If a claim shall be made by any taxing authority

         which, if successful, might result in an indemnity payment to any member of the Buyer Group pursuant to Section 15(h), Buyer shall promptly notify Seller of such claim (a "Tax Claim"); provided,
                                                               --------

         however, that the failure to give such notice shall not affect
         -------

         the indemnification provided hereunder except to the extent

         Seller has actually been prejudiced as a result of such failure.

                   (ii) With respect to any Tax Claim relating to Taxes

         and relating to a taxable period ending on or before the Closing

         Date or to any other taxable period in which any of the RGS

         Companies joined in filing any Consolidated Tax Return, Seller shall control all proceedings and may make all decisions taken in connection with such Tax Claim

         (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax

         Claim in any permissible manner.  Seller shall keep Buyer

         informed and shall consider in good faith all requests made by

         Buyer with regard to any proceedings to the extent they relate to

         Taxes for which Buyer has indemnification responsibility in respect of all material aspects of such Tax Claims.

         Notwithstanding the foregoing, to the extent that such Tax Claim arises with respect to a Tax Return other than a Consolidated Tax

         Return:  (A) Buyer shall have the right to receive prompt notice of all material developments and to participate (at its own expense) in any material proceedings to the extent they relate to

         Taxes for which Buyer has indemnification responsibility pursuant to Section 15(h)(ii) and to employ its own counsel therefor;

         (B) Seller shall consult in good faith with Buyer prior to making decisions with regard to such proceedings to the extent they relate to such Taxes; and (C) prior to terminating or settling any resulting administrative or judicial proceeding, Seller shall consider in good faith whether to provide and shall not

         unreasonably deny Buyer the opportunity, at Buyer's expense, to assume the defense of any such proceeding solely with respect to any issue related to Taxes for which Buyer has indemnification responsibility pursuant to Section 15(h)(ii),

         provided that, as to any issue as to which Buyer assumes such defense pursuant to this clause (C):  (1) Seller's liability with respect to such issue under Section 15 hereof shall be limited to the liability, if any, that Seller would have incurred with respect to such issue had such proceeding been terminated or settled on the terms proposed or agreed to by Seller prior to such assumption of defense by Buyer, and (2) Buyer shall, and shall cause its Subsidiaries (including the RGS Companies and the

         Buyer Foreign Subsidiaries) to, indemnify and hold harmless

         Seller against any increase in liability over that which Seller would have incurred had such proceeding been terminated or settled on the terms proposed by Seller prior to such assumption of defense by Buyer.

                   (iii)     Except as otherwise provided in

         Section 15(j)(ii), Seller and Buyer shall jointly control and participate in all proceedings taken in connection with any Tax

         Claim relating to Taxes of any of the RGS Companies for any

         Straddle Period.  Neither Seller nor Buyer shall settle any such

         Tax Claim without the prior written consent of the other.

                   (iv) Each of Buyer, the RGS Companies and their

         respective Affiliates, on the one hand, and Seller and its respective Affiliates, on the other, shall cooperate in

         contesting any Tax Claim, which cooperation shall include the retention and (upon request) the provision to the requesting party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

    SECTION 16.  Termination; Effect of Termination.
                 ----------------------------------

              (a)  Termination.  This Agreement may be terminated at any
                   -----------

    time prior to the Closing:

                   (i)  by mutual written consent of Seller and Buyer;

                   (ii) by Buyer if any of the conditions specified in

         Section 10 shall have become incapable of fulfillment and shall not have been waived by Buyer;

                   (iii)     by Seller if any of the conditions specified

         in Section 11 shall have become incapable of fulfillment and shall not have been waived by Seller; or

                   (iv) by either Seller or Buyer if the Closing does not

         occur on or prior to August 26, 1996;

    provided, however, that the party seeking termination pursuant to
    --------  -------

    subsection (ii), (iii) or (iv) above is not in breach of its representations, warranties, covenants or agreements contained in this

    Agreement.

              (b)  Effect of Termination.  In the event of the termination
                   ---------------------

    of this Agreement pursuant to Section 16(a), this Agreement, other than with respect to Sections 7, 12, 17(a), 17(n) and 17(t), which shall continue in effect, shall thereafter become void and have no effect, and without any liability on the part of either party or its

    Subsidiaries or Affiliates in respect
    thereof, except that nothing herein will relieve either party from liability for any breach of this Agreement.

    SECTION 17.  Miscellaneous.
                 -------------

              (a)  Costs Incident to Preparation of Agreement.  Seller and
                   ------------------------------------------

    Buyer shall each pay, without right of reimbursement from the other,

    all costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this

    Agreement are consummated, including, without limitation, fees and disbursements of legal counsel, accountants, brokers, finders and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement.

              (b)  Parties in Interest.  This Agreement is binding upon
                   -------------------

    and is for the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns shall acquire or have any right, remedy or claim under or by virtue of this Agreement, except that members of the Buyer Group and the Seller

    Group shall be entitled to the rights to indemnification provided to the Buyer Group and the Seller Group, respectively, hereunder.

              (c)  Assignment.  Neither party to this Agreement shall
                   ----------

    convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion.  Any such conveyance, assignment or transfer without
    the express written consent of the other party shall be void ab
                                                                 --

    initio.  No assignment of this Agreement shall relieve the assigning
    ------

    party of its obligations hereunder.

              (d)  Waiver of Compliance with Bulk Transfer Laws.  Buyer
                   --------------------------------------------

    hereby waives compliance by the Selling Companies and RICC with the provisions of any bulk transfer laws which may be applicable to the transactions contemplated by this Agreement.  Seller shall indemnify,

    defend and hold the Buyer Group harmless from and against all Damages incurred by any member of the Buyer Group based upon, arising out of or otherwise in respect of such noncompliance.

              (e)  Closing Date Schedule Supplement.  Seller shall have
                   --------------------------------

    the right to deliver to Buyer at the Closing a supplement to the

    Schedules hereto (the "Closing Date Schedule Supplement") containing any matters hereafter arising or discovered which are required or permitted to be set forth or described on any Schedule hereto.  The

    Closing Date Schedule Supplement shall have no effect for the purposes of determining the satisfaction of the condition set forth in Section

    10(a).  The Closing Date Schedule Supplement shall, however, for purposes of determining whether any Person is entitled to

    indemnification pursuant to Section 14(a) or whether Seller has breached any of its representations and warranties hereunder for any purpose other than Section 10(a), be deemed to amend the Schedules hereto to reflect all matters set forth in the Closing Date Schedule

    Supplement.

              (f)  Notices.  All notices and other communications required
                   -------

    or permitted to be given hereunder shall be in writing and shall be delivered by hand, telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service (and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service)) addressed as follows:



     If to Seller:
     ------------

     Rockwell International Corporation
     2201 Seal Beach Boulevard
     Seal Beach, California  90740-8250

     Attention:   William J. Calise, Jr., Esq.
     ---------    Senior Vice President,
                  General Counsel and Secretary
                   with a copy to:

     Chadbourne & Parke LLP
     30 Rockefeller Plaza
     New York, New York  10112

     Attention:   Peter R. Kolyer, Esq.
     ---------



     If to Buyer:
     -----------

     Goss Graphic Systems, Inc. c/o:
     Stonington Partners, Inc.
     767 Fifth Avenue
     New York, New York  10153

     Attention:   Mr. Alexis P. Michas
     ---------



       with a copy to:

     Wachtell, Lipton, Rosen & Katz
     51 West 52nd Street
     New York, New York  10019

     Attention:   Andrew R. Brownstein, Esq.
     ---------

    or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 17(f) by either party to the other party.

              (g)  Waiver; Remedies.  No delay on the part of either
                   ----------------

    Seller or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Seller or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right,

    power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

              (h)  Entire Agreement.  This Agreement and the
                   ----------------

    Confidentiality Agreement together constitute the entire agreement between the parties with respect to the subject matter hereof and this

    Agreement and the Confidentiality Agreement supersede all prior agreements or understandings of the parties relating thereto.

              (i)  Amendment.  This Agreement may be modified, amended or
                   ---------

    supplemented only by written agreement of the parties hereto and as provided in Section 17(e).

              (j)  Counterparts.  This Agreement may be executed in one or
                   ------------

    more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

              (k)  Governing Law.  This Agreement shall be governed by and
                   -------------

    construed in accordance with the internal laws of the State of New

    York applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such

    State.

              (l)  Exhibits and Schedules.  All Exhibits and Schedules
                   ----------------------

    attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Matters reflected on any Schedule to this Agreement are not necessarily limited to matters required by this Agreement to be reflected on such

    Schedules.  Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature, provided that neither party shall be prohibited from asserting the materiality of any such matters.  Matters disclosed by

    Seller to Buyer pursuant to any Section of or Schedule to this

    Agreement (or any Section of any Schedule to this Agreement) shall be deemed to be disclosed with respect to all Sections of and Schedules to this Agreement (and all Sections of all Schedules to this

    Agreement) to the extent this Agreement requires such disclosure unless disclosure of such item would not reasonably be made without a cross-reference thereto.  Capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

              (m)  Captions, Currency.  All section titles or captions
                   ------------------

    contained in this Agreement or in any Exhibit or Schedule referred to herein and the table of contents of this Agreement are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement.  Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement and all references herein to Schedules or Exhibits are to Schedules and

    Exhibits to this Agreement.  Unless otherwise specified, all references contained in this Agreement, in any Exhibit or Schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars shall mean United States Dollars.

              (n)  Publicity.  No press release or announcement concerning
                   ---------

    the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except as such release or announcement may be required by law, rule or regulation in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

              (o)  No Representations or Warranties.  Buyer acknowledges
                   --------------------------------

    that none of Seller or any of its Subsidiaries or Affiliates

    (including Rockwell France, the Selling Subsidiaries, RICC and the RGS

    Companies) or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding any of the Selling Companies, RICC, Rockwell

    France, the RGS Companies, the Business, the Shares, the Assets or the

    Assumed Liabilities not included in this Agreement, and none of

    Seller, any of its Subsidiaries or Affiliates or any other Person will have or be subject to any liability to Buyer, any of its Subsidiaries or Affiliates or any other Person resulting from the distribution to

    Buyer, or Buyer's use of, any such information.  Buyer further acknowledges that, except as expressly set forth in this Agreement,

    there are no representations or warranties of any kind, expressed or implied, with respect to any of the Selling

    Companies, RICC, Rockwell France, the RGS Companies, the Business, the

    Shares, the Assets or the Assumed Liabilities.

              (p)  Severability.  If any provision of this Agreement or
                   ------------

    the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

              (q)  Consent to Jurisdiction.  Each of Seller and Buyer
                   -----------------------

    irrevocably submits to the exclusive jurisdiction of (i) the Supreme

    Court of the State of New York, New York County and (ii) the United

    States District Court for the Southern District of New York for the

    purposes of any suit, action or other proceeding arising out of this

    Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts).  Each of Seller and Buyer further agrees that service of any process, summons, notice or document hand delivered or sent by U.S.

    registered mail to such party's respective address set forth in

    Section 17(f) shall be effective service of process for any action,

    suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.  Each of Seller and Buyer irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court

    for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

              (r)  Restrictive Trade Practices Act 1976.  No provision of
                   ------------------------------------

    this Agreement or any arrangement entered into pursuant hereto by virtue of which this Agreement or any such arrangement is subject to registration under the Restrictive Trade Practices Act 1976 of the

    United Kingdom shall take effect until the day after particulars of this Agreement or any such arrangement has been furnished to the

    Director General of Fair Trading pursuant to section 24 of the

    Restrictive Trade Practices Act 1976 of the United Kingdom.

              (s)  Definition of "Knowledge".  For the purposes of this
                   -------------------------

    Agreement, "knowledge" or "aware of" or a similar phrase with respect to Seller shall mean the actual knowledge of the Senior Vice

    President, Finance and Planning and Chief Financial Officer and the

    Senior Vice President, General Counsel and Secretary of Seller and the

    President, the Vice President, Finance and Administration, the Vice

    President, Asia Pacific, the Vice President, Europe, the Vice

    President, Newspaper Products, the Vice President, Commercial

    Products, the Vice President, U.S. Operations and the Vice President,

    Engineering and Technology of RGS, in each case as of the date of this

    Agreement and not any constructive or imputed knowledge of Seller or any of its Subsidiaries or Affiliates or any of their directors,

    officers or employees.

              (t)  Company Names.  Buyer may, in the performance of this
                   -------------

    Agreement, establish a company or companies having a name which includes the word "GOSS" solely for the purposes of receiving the

    Shares or Assets provided to be transferred to Buyer under this

    Agreement and obtaining the financing contemplated by the Financing

    Letters (or replacement commitment letters reasonably acceptable to

    Seller) (and Buyer's name may include the word "GOSS").  In the event this Agreement is terminated or expires prior to the Closing, Buyer shall immediately cease any further use of "GOSS" and will promptly delete "GOSS" from its name and any company established as permitted above.  After the Closing, Buyer's rights in and to the mark "GOSS"

    shall be as provided for in this Agreement.

              (u)  Daily News, L.P. Matters.  For so long as Seller has
                   ------------------------

    any obligations relating to the Customer Note issued by Daily News,

    L.P. (i) Buyer will provide, or cause to be provided, promptly to

    Seller copies of all correspondence between Buyer or any of its

    Subsidiaries or Affiliates (including RGS) and (A) Daily News, L.P. or

    (B) any purchaser of the Customer Note issued by Daily News, L.P. (in the case of this clause (B) relating to such Customer Note) and (ii)

    Buyer will not permit the Sale and Purchase Agreement dated as of

    March 21, 1994, as amended, with Daily News, L.P. (or any document executed in connection therewith) to be amended without Seller's prior written consent, which consent will not be unreasonably withheld.

              (v)  Interpretation.  For the purposes hereof, (i) words in
                   --------------

    the singular shall be held to include the plural and vice versa and
                                                         ---- -----

    words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith"

    and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified,

    (iii) the word "including" and words
    of similar import when used in this Agreement shall mean "including,

    without limitation," unless the context otherwise requires or unless otherwise specified, and (iv) the word "or" shall not be exclusive.

              IN WITNESS WHEREOF, the parties hereto have caused this

    Agreement to be executed as of the date first above written.



                       ROCKWELL INTERNATIONAL CORPORATION

                       By:  /s/ Robert R. Lind
                            -----------------------------
                            Title:  Vice President,
                                   Corporate Development



                       GOSS GRAPHIC SYSTEMS, INC.

                       By:  /s/ Alexis P. Michas
                            -----------------------------
                            Title:  President